Exhibit 10.1

CREDIT AGREEMENT

between

CYBEX INTERNATIONAL, INC., as Borrower

and

GMAC COMMERCIAL FINANCE LLC, as Lender

Dated as of July 13, 2004

THIS CREDIT AGREEMENT is made as of July 13, 2004, by and between CYBEX INTERNATIONAL, INC., a New York corporation (the “Borrower”), having its chief executive office at 10 Trotter Drive, Medway, Massachusetts 11779 and GMAC COMMERCIAL FINANCE LLC (the “Lender”), having an office at 210 Interstate North Parkway, Suite 315, Atlanta, Georgia 30339.

SECTION I

DEFINITIONS

1.1 Definitions. All capitalized terms used in this Agreement shall have the meanings assigned to them below:

Acquisition. Any transaction pursuant to which the Borrower or any of its Subsidiaries (a) acquires any equity securities (or warrants, options or other rights to acquire such securities) of any Entity other than the Borrower or any Entity which is not then a Subsidiary of the Borrower, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or (b) makes any Entity a Subsidiary of the Borrower, or causes any such Entity to be merged into the Borrower or any of its Subsidiaries, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such Entity’s then outstanding securities, in exchange for such securities, cash or securities of the Borrower or any of its Subsidiaries, or a combination thereof, or (c) purchases all or substantially all of the business or assets of any Entity.

Affiliate. With respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agreement. This Agreement, as the same maybe supplemented or amended from time to time.

Beneficial Ownership. Beneficial ownership as determined in accordance with Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act, as in effect on the date hereof.

Borrower. See Preamble.

Business Day. As defined in each Note.

Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

Capital Expenditures. For any period the aggregate of all expenditures of the Borrower during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant or equipment or similar fixed asset account reflected in the balance sheet of the Borrower.

Capital Stock. Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in an Entity (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

Capitalized Leases. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

Change of Control. The occurrence of any of the following:

(a) any Person or two or more Persons acting in concert shall have acquired Beneficial Ownership, directly or indirectly, through a purchase, merger or other transaction or series of transactions or otherwise, of a number of shares of (i) common stock of the Borrower or (ii) Voting Stock of the Borrower, which in either case exceeds the number of such shares then beneficially owned by UM Holdings, Ltd. and its Affiliates; or

(b) during any period of twelve (12) consecutive calendar months, individuals who were either (i) directors of the Borrower on the first day of such period, or (ii) appointed or nominated for election to the board of directors by a majority of the individuals who were members of the board of directors on the first day of such period, shall cease to constitute a majority of the board of directors.

Code. The Internal Revenue Code of 1986 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

Collateral. All property, real or personal, in which Lender is granted a lien, or security interest, or in which title or security title is granted to or for the benefit of the Lender as security for the Obligations pursuant to the Security Documents.

Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with GAAP.

Controlled Group. All trades or businesses (whether or not incorporated) under common control that, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

Default. An Event of Default or event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.

EBITDA. In any period, all earnings of the Borrower for said period before all interest and tax obligations of the Borrower for said period and all depreciation and amortization expense for said period, determined in accordance with GAAP on a consistent basis with the latest audited financial statements of the Borrower, but excluding the effect of extraordinary or non-reoccurring gains or losses for such period.

Encumbrances. See Section 6.1.

Entity. Any corporation, limited liability company, partnership, limited liability partnership, trust, other unincorporated association, business, or other legal entity, and any Governmental Authority.

Equipment. All present and hereafter acquired equipment (as defined in the UCC) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds thereof of whatever sort.

ERISA. The Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

Event of Default. Any event described in Section 7.1.

Financial Covenants. The covenants set forth in Sections 5.9, and 5.10 herein.

Fixed Charge Coverage Ratio. For any Reference Period, the ratio of the following for the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP: (a) EBITDA less non-financed Capital Expenditure for such period, less, without duplication, losses incurred in respect of Support Obligations during such period, to (b) Fixed Charges for such period.

Fixed Charges. For any applicable twelve-month period of computation, the sum of (a) interest expense paid or accrued in respect of any Indebtedness during such period, without duplication, plus (b) taxes to the extent paid during or with respect to such period plus (c) regularly scheduled payments of principal paid on Indebtedness (excluding the Revolving Facility) during such period.

Funded Debt. As of any date, the Indebtedness of the Borrower and its Subsidiaries for money borrowed from financial institutions.

GAAP. Those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its

Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof, as in effect on the date hereof

Governmental Authority. Any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

Government Lists. (i) the Specially Designated Nationals and Blocked Persons Lists maintained by OFAC, (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC, or (iii) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to any Executive Order of the President of the United States of America.

Guarantees. As applied to the Borrower and its Subsidiaries, all guarantees, endorsements or other contingent or surety obligations with respect to obligations of others whether or not reflected on the consolidated balance sheet of the Borrower and its Subsidiaries, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other person or entity.

Indebtedness. As applied to the Borrower and its Subsidiaries, (i) all obligations for borrowed money or other extensions of credit whether or not secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of the Borrower and its Subsidiaries and all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, (ii) all obligations evidenced by bonds, notes, debentures or other similar instruments, (iii) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by the Borrower or any of its Subsidiaries whether or not the obligations secured thereby shall have been assumed, (iv) that portion of all obligations arising under Capitalized Leases that is required to be capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries, (v) all Guarantees, and (vi) all obligations that are immediately due and payable out of the proceeds of or production from property now or hereafter owned or acquired by the Borrower or any of its Subsidiaries.

Lender. See Preamble.

Leverage Ratio. For any Reference Period, the ratio of Funded Debt to EBITDA.

Loan Documents. This Agreement, each Note, the Security Documents, and each other document executed and delivered by Borrower to Lender in connection with the Loans.

Loans. See Section 2.1.

Note. Each promissory note of the Borrower, substantially in the form of Exhibit A-1 and Exhibit A-2 hereto, evidencing the obligation of the Borrower to the Lender to repay a Loan.

Obligations. Any and all obligations of the Borrower to the Lender of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, and including obligations to perform acts and refrain from taking action as well as obligations to pay money.

OFAC. The United States Office of Foreign Assets Control.

Patriot Act. The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

Patriot Act Offense. Any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a) the criminal laws against terrorism; (b) the criminal laws against money laundering, (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or (e) the Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.

PBGC. The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

Permitted Exceptions. (a) the liens existing on the date hereof set forth on Exhibit G hereof; (b) Purchase Money Liens; (c) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other like liens imposed bylaw, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained by the Borrower in accordance with GAAP; (d) deposits made (and the liens thereon) in the ordinary course of business of the Borrower (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; (e) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Property (as such tennis defined in the Security Instrument), if applicable, and which in the aggregate (A) do not materially interfere with the occupation, use or enjoyment by the Borrower in its business of the Property so encumbered and (B) in the reasonable business judgment of Lender, do not materially and adversely affect the value of such Property; and (f) liens granted to Lender by the Borrower; (g) tax liens which are not yet due and payable or which are being diligently contested in good faith by the Borrower by appropriate proceedings, and which liens are not (x) filed on any public records, (y) senior to the liens of Lender, or (z) for Taxes due the United States of America or any state thereof having similar priority statutes; (h) liens and encumbrances and other title exceptions noted on the title insurance policies for the Property delivered to and accepted by Lender on the date hereof; and (i) liens securing Capitalized Leases, provided that (A) each lien securing such Capitalized Leases shall attach only to the property being leased, (B) a description of the assets being leased is furnished to Lender, and (C) the debt incurred in connection with such Capitalized Leases shall not exceed, in the aggregate, $1,000,000.00 in any calendar year.

Person. Any individual or Entity.

Plan. At any time, an employee pension or other benefit plan that is subject to Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group or (ii) if such Plan is established, maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five Plan years made contributions.

Purchase Money Liens. Liens on any item of Equipment acquired after the date of this Agreement provided that (a) each such lien shall attach only to the property to be acquired, (b) a description of the Equipment so acquired is furnished to Lender, and (c) the debt incurred in connection with such acquisitions shall not exceed, in the aggregate, $300,000.00 in any calendar year.

Real Property Security Instrument. Each mortgage, deed of trust, or deed to secure debt, as the case may be, made by Borrower for the benefit of Lender, substantially in the form of Exhibit B-I and Exhibit B-2 hereto.

Reference Period. As of any date of determination, the period of four (4) consecutive fiscal quarters of the Borrower and its Subsidiaries ending on such date, or if such date is not a fiscal quarter end date, the period of four (4) consecutive fiscal quarters most recently ended (in each case treated as a single accounting period).

Revolving Facility. The loan facility established pursuant to that certain Financing Agreement dated as of July 16, 2003 by and between The CIT Group/Business Credit, Inc., and Borrower, and any modification, extension, refinancing or replacement of said loan facility.

Security Documents. Each Real Property Security Instrument.

Subsidiary. Any Entity of which 50% or more of the ordinary Voting Power for the election of a majority of the members of the board of directors or other governing body of such

Entity is held or controlled by the Borrower or a Subsidiary of the Borrower; or any other such Entity the management of which is directly or indirectly controlled by the Borrower or a Subsidiary of the Borrower through the exercise of Voting Power or otherwise; or any joint venture, whether incorporated or not, in which the Borrower has a 50% ownership interest.

Support Obligations. All recourse Indebtedness with respect to leases and third party financing arrangements pertaining to the Borrower’s products and related matters.

Taxes. All federal, state, municipal and other governmental taxes, levies, charges, claims and assessments which are or may be due by the Borrower with respect to its business, operations, Collateral or otherwise.

UCC. The Uniform Commercial Code as in effect from time to time in the state of New York.

Voting Power. means, with respect to any Voting Stock of any Entity at any time, the number of votes entitled to vote generally in the election of directors of such Entity that are attributable to such Voting Stock at such time divided by the number of votes entitled to vote generally in the election of directors of such Entity that are attributable to all shares of Capital Stock of such Entity (including such Voting Stock) at such time.

Voting Stock. Capital Stock issued by a corporation, or equivalent interests in any other Entity, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Entity, even if the right so to vote has been suspended by the happening of such a contingency.

1.2 Accounting Terms. All terms of an accounting character shall have the meanings assigned thereto by GAAP applied on a basis consistent with the financial statements referred to in Section 4.6 of this Agreement, modified to the extent, but only to the extent, that such meanings are specifically modified herein.

SECTION II

DESCRIPTION OF CREDIT

2.1 The Loans. Subject to the terms and conditions hereof, the Lender will make loans to Borrower in the amounts and on the terms set forth in the Notes (the “Loans”).

2.2 The Notes. The Loans shall be evidenced by and payable in accordance with the terms of the Notes. The Notes shall be dated the date hereof and shall have the blanks therein appropriately completed.

SECTION III

CONDITIONS OF LOANS

3.1 Conditions Precedent to Loans. The obligation of the Lender to make the Loans is subject to the condition precedent that the Lender shall have received, in form and substance satisfactory to the Lender and its counsel, the following:

(a) this Agreement, the Notes, the Security Documents and the other Loan Documents, duly executed by the Borrower;

(b) a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Borrower with respect to resolutions of the Board of Directors (or equivalent governing body) authorizing the execution and delivery of this Agreement, the Notes, the Security Documents and the other Loan Documents and identifying the officer(s) authorized to execute, deliver and take all other actions required under this Agreement, and providing specimen signatures of such officers;

(c) the certificate of incorporation, articles of organization, or other substantially similar formative documents of the Borrower and all amendments and supplements thereto, filed in the office of the Secretary of State of New York, each certified by said Secretary of State as being a true and correct copy thereof;

(d) the bylaws, operating agreement, or other substantially similar governance document of the Borrower and all amendments and supplements thereto, certified by the Secretary or an Assistant Secretary (or equivalent officer) as being a true and correct copy thereof;

(e) a certificate of the Secretary of State of New York, as to the Borrower’s legal existence and good standing in such state and listing all documents on file in the office of said Secretary of State and a certificate of the Secretary of State of each of Massachusetts and Minnesota with respect to the qualification and good standing of Borrower as a foreign corporation in such state;

(f) documentary evidence acceptable to Lender as to the tax good standing of Borrower as a corporation in New York and as a foreign corporation in each of Massachusetts and Minnesota;

(g) opinions of counsel addressed to Lender from counsel to the Borrower, substantially in the form of Exhibit F hereto;

(h) appraisals of the Collateral;

(i) documentary evidence of compliance by the Collateral with all zoning, environmental and other applicable laws, such evidence shall include, without limitation, a recent environmental audit of the property encumbered by the Real Property Security Instruments;

(j) documentary evidence of the insurance coverage required pursuant to the Loan Documents;

(k) lien searches deemed appropriate by Lender’s counsel;

(l) proforma title policies insuring the liens of the Real Property Security Instruments together with escrow instructions binding the title insurer to issue a title insurance policy in such form;

(m) surveys of the property encumbered by the Real Property Security Instruments;

(n) such other documents, and completion of such other matters, as counsel for the Lender may deem necessary or appropriate;

(o) payment of an administrative fee equal to one percent (1.00%) of the aggregate principal amount of the Loans; and

(p) payment of all expenses incurred by Lender in connection with the closing of the Loans (the $100,000.00 deposit heretofore made by Borrower to Lender shall be applied towards such expenses).

SECTION IV

REPRESENTATIONS AND WARRANTIES

In order to induce the Lender to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants to the Lender that:

4.1 Organization and Qualification. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (c) is duly qualified and in good standing and is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualification, except where the failure to be so qualified does not have a material adverse effect on the properties or business of the Borrower and its Subsidiaries taken as a whole.

4.2 Authority. The execution, delivery and performance of this Agreement, the Note, the Security Documents, and the other Loan Documents and the transactions contemplated hereby are within the power and authority of the Borrower and have been authorized by all necessary corporate proceedings, and do not and will not (a) require any consent or approval of the stockholders, members, or other holders of Capital Stock of the Borrower, (b) contravene any provision of the charter documents or by-laws of the Borrower or any law, rule or regulation applicable to the Borrower, (c) contravene any provision of; or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument, order or undertaking binding on the Borrower, or (d) result in or require the imposition of any Encumbrance on any of the properties, assets or rights of the Borrower except for the Encumbrances in favor of Lender created by the Security Documents.

4.3 Valid Obligations. This Agreement, the Note, the Security Documents, and the other Loan Documents and all of their respective terms and provisions are the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

4.4 Consents or Approvals. The execution, delivery and performance of this Agreement, the Note, the Security Documents, and the other Loan Documents and the transactions contemplated herein do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other party (except for the filing of UCC-l financing statements and the recording of the Security Documents).

4.5 Title to Properties; Absence of Encumbrances. Each of the Borrower and its Subsidiaries has good and marketable title to all of the properties, assets and rights of every name and nature now purported to be owned by it, including, without limitation, such properties, assets and rights as are reflected in the financial statements referred to in Section 4.6 (except such properties, assets or rights as have been disposed of in the ordinary course of business since the date thereof), free from all defects of title that might materially adversely affect such properties, assets or rights, taken as a whole. The Collateral is free from all Encumbrances other than Permitted Exceptions.

4.6 Financial Statements. The Borrower has furnished the Lender its consolidated balance sheet as of December 31, 2003 and its consolidated statements of operations, changes in stockholders’ equity and cash flow for the fiscal year then ended, and related footnotes, audited and certified by KPMG LLP. The Borrower has also furnished the Lender its consolidated balance sheet as of March 27, 2004 and its consolidated statement of operations for the fiscal period then ended, certified by the principal financial officer of the Borrower but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount. All such financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods specified and present fairly in all material respects the financial position of the Borrower and its Subsidiaries as of such dates and the results of the operations of the Borrower and its Subsidiaries for such periods. Except as otherwise disclosed to Lender in writing, there are no liabilities, contingent or otherwise, not disclosed in such financial statements or the notes thereto that involve a material amount.

4.7 Changes. Since the date of the most recent financial statements referred to in Section 4.6, there have been no changes in the assets, liabilities, financial condition, business or prospects of the Borrower or any of its Subsidiaries other than changes in the ordinary course of business, the effect of which has not, in the aggregate, been materially adverse.

4.8 Defaults. As of the date of this Agreement, no Default or Event of Default exists.

4.9 Taxes. The Borrower and each Subsidiary have filed all federal, state and other tax returns required to be filed, and all taxes, assessments and other governmental charges due from the Borrower and each Subsidiary have been fully paid. The Borrower and each Subsidiary have established on their books reserves adequate for the payment of all federal, state and other tax liabilities.

4.10 Litigation. Except as set forth on Exhibit C hereto, there is no litigation, arbitration, proceeding or investigation pending, or, to the knowledge of the Borrower’s or any Subsidiary’s officers, threatened, against the Borrower or any Subsidiary that, if adversely determined, could result in a material judgment not fully covered by insurance, could result in a forfeiture of all or any substantial part of the property of the Borrower or its Subsidiaries, or could otherwise have a material adverse effect on the assets, business or prospects of the Borrower or any Subsidiary.

4.11 Use of Proceeds. No portion of any Loan is to be used for the “purpose of purchasing or carrying” any “margin stock” as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. 221 and 224, as amended. The proceeds of the Loans shall be used solely for the legal purposes set forth in Borrower’s application to Lender for the Loans.

4.12 Subsidiaries. As of the date of this Agreement, all the Subsidiaries of the Borrower are listed on Exhibit D hereto. The Borrower or a Subsidiary of the Borrower is the owner, free and clear of all liens and encumbrances, of all of the issued and outstanding Capital Stock of each Subsidiary. All shares of such Capital Stock have been validly issued and are fully paid and nonassessable, and no rights to subscribe to any additional shares have been granted, and no options, warrants or similar rights are outstanding.

4.13 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended.

4.14 Compliance with ERISA. The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA; and no “prohibited transaction” or “reportable event” (as such terms are defined in ERISA) has occurred with respect to any Plan.

4.15 Burdensome Obligations. Neither the Borrower nor any of its Subsidiaries is a party to or bound by any franchise, agreement, deed, lease or other instrument, or subject to any charter, by-law or other restriction which is so unusual or burdensome that it may materially and adversely affect or impair the business or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole. The Borrower does not presently anticipate that future expenditures needed to meet the provisions of federal or state statutes, orders, rules or regulations will be so burdensome as to affect or impair in a materially adverse manner the business or condition, financial or otherwise of the Borrower and its Subsidiaries taken as a whole. Neither the Borrower nor any of its Subsidiaries has any obligation of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which may have a material adverse effect on the business or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole.

4.16 Labor Matters. Neither the Borrower nor any of its Subsidiaries has experienced any strike, labor dispute, slowdown or work stoppage due to labor disagreements which would have a materially adverse effect on the Borrower’s and its Subsidiary’s business or condition taken as a whole, financial or otherwise, and, to the best knowledge of the Borrower, there is no such strike, dispute, slowdown or work stoppage threatened against the Borrower or any of its Subsidiaries.

4.17 Intellectual Property. Borrower has sufficient rights to, and does not infringe upon the rights of any other Person with respect to, sufficient patents, copyrights, trademarks, and licenses for such intellectual property as is necessary to carry on its business operations and own, lease and use its assets.

4.18 Solvency. Borrower is and shall at closing be solvent and able to pay its debts as they become due and possesses and shall possess sufficient capital to operate its business and own its assets. Borrower shall not be rendered insolvent by the execution, delivery and performance of its obligations under this Agreement and the other Loan Documents nor by the completion of the transactions contemplated thereby.

4.19 Security Interest. Upon the proper filing of the Real Property Security Jnstruments with the appropriate county recorder’s offices and the proper filing of financing statements in the appropriate secretary of states’ offices (which proper filing shall include, without limitation, the payment of all required filing fees and recording taxes), the security interest created in favor of the Lender under the Security Documents shall constitute a first priority perfected security interest in the Collateral referred to therein subject to no other security interest of any other Person except for Permitted Exceptions.

4.20 Perfection Certificate. All information set forth on the certificate entitled “Perfection Certificate” (the “Perfection Certificate”), if such certificate has been requested by the Lender, pertaining to the Borrower is accurate and complete, and there has been no change in any of such information since the date on which the Perfection Certificate was signed by the Borrower.

4.21 Patriot Act Representations. Neither the Borrower nor any Affiliates of the Borrower (a) is listed on any Government Lists, (b) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC or in any enabling legislation or other Presidential Executive Orders in respect thereof, (c) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense, or (d) is not currently under investigation by any governmental authority for alleged criminal activity.

SECTION V

AFFIRMATIVE COVENANTS

So long as any Loan or other Obligation remains outstanding, the Borrower covenants as follows:

5.1 Financial Statements and other Reporting Requirements. The Borrower shall furnish to the Lender:

(a) as soon as practicable, but in any event not later than one hundred five (105) days after the end of each fiscal year of the Borrower (provided, however, that if such document is required to be delivered to the Securities and Exchange Commission prior to such date such document shall be provided to Lender promptly after delivery thereof to the Securities and Exchange Commission), the consolidated balance sheet of the Borrowers and their Subsidiaries, and the consolidating balance sheet of the Borrowers and their Subsidiaries each as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow and, upon the Lender’s request, the consolidating statement of income and consolidating statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year, and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with GAAP, and certified (with respect to the consolidated financial statements only) without qualification and without an expression of uncertainty as to the ability of each of the Borrowers or any of their Subsidiaries to continue as going concerns, by independent certified public accountants satisfactory to the Lender (it being understood that to the extent the Borrowers’ Form 10-K filed with the Securities and Exchange Commission within such 105 day period contains all of the foregoing information, the Borrowers’ providing a copy of such Form 10-K and any document incorporated therein by reference to the Lender shall be sufficient);

(b) as soon as practicable, but in any event not later than sixty (60) days after the end of each of the fiscal quarters of the Borrower (provided, however, that if such document is required to be delivered to the Securities and Exchange Commission prior to such date, such document shall be provided to Lender promptly after delivery thereof to the Securities and Exchange Commission), copies of the unaudited consolidated balance sheet of the Borrowers and their Subsidiaries and, upon Lender’s request, the unaudited consolidating balance sheet of the Borrowers and their Subsidiaries, each as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow and, upon the Lender’s request, consolidating statement of income and cash flow for the portion of the Borrowers’ fiscal year then elapsed, and including a comparison to the projections of the annual operating budget of the Borrowers and their Subsidiaries all in reasonable detail and prepared in accordance with GAAP (it being understood that to the extent the Borrowers’ Form 10-Q filed with the Securities and Exchange Commission within such 60 day period contains all of the foregoing information, the Borrowers’ providing a copy of such form I0-Q to the Lender shall be sufficient);

(c) concurrently with the delivery of each financial statement pursuant to subsections (a) and (b) of this Section 5.1, a report in substantially the form of Exhibit B hereto signed on behalf of the Borrower by its chief financial officer;

(d) Intentionally deleted;

(e) promptly after the same are available, copies of all proxy statements, financial statements and reports as the Borrower shall send to its stockholders or as the Borrower may file with the Securities and Exchange Commission or any governmental authority at any time having jurisdiction over the Borrower or its Subsidiaries;

(f) if and when the Borrower gives or is required to give notice to the PBGC of any “Reportable Event” (as defined in Section 4043 of ERISA) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that any member of the Controlled Group or the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC;

(g) immediately upon becoming aware of the existence of any condition or event that constitutes a Default, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto;

(h) promptly upon becoming aware of any litigation or of any investigative proceedings by a Governmental Authority commenced or threatened against the Borrower or any of its Subsidiaries of which it has notice, the outcome of which would or might have a materially adverse effect on the assets, business or prospects of the Borrower or the Borrower and its Subsidiaries on a consolidated basis, written notice thereof and the action being or proposed to be taken with respect thereto;

(i) from time to time, such other financial data and information about the Borrower or its Subsidiaries as the Lender may reasonably request.

5.2 Conduct of Business. Each of the Borrower and its Subsidiaries shall:

(a) duly observe and comply in all material respects with all applicable laws and valid requirements of any Governmental Authorities relative to its existence, rights and franchises, to the conduct of its business (including, without limitation, all applicable provisions of the federal Fair Labor Standards Act, as amended) and to its property and assets (including without limitation all environmental laws and ERISA), and shall maintain and keep in full force and effect all licenses and permits necessary in any material respect to the proper conduct of its business, and preserve, protect, maintain and defend all material trademarks, trade names, copyrights, patents, licenses, and rights in any thereof, in each case free of any claims or infringements;

(b) maintain its existence; and

(c) remain engaged substantially in the business in which it is presently engaged.

5.3 Maintenance and Insurance. Each of the Borrower and its Subsidiaries shall maintain the Collateral and its other properties in good repair, working order and condition as required for the normal conduct of its business. Each of the Borrower and its Subsidiaries shall at all times maintain liability and casualty insurance as required in accordance with the terms of the Security Documents.

5.4 Taxes. The Borrower shall pay or cause to be paid all taxes, assessments or governmental charges on or against it or any of its Subsidiaries or its or their properties on or prior to the time when they become due; provided that this covenant shall not apply to any tax, assessment or charge that is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with generally accepted accounting principles if no lien shall have been filed to secure such tax, assessment or charges.

5.5 Inspection by the Lender. The Borrower shall permit the Lender or its designees, at any reasonable time, and upon reasonable notice (or if a Default shall have occurred and is continuing, at any time and without prior notice), to (i) visit and inspect the properties of the Borrower and its Subsidiaries, (ii) examine and make copies of and take abstracts from the books and records of the Borrower and its Subsidiaries, and (iii) discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with their appropriate officers, employees and accountants. In handling such information the Lender shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to subsections 5.1(a), (b), or (c) except that disclosure of such information may be made (i) to the Subsidiaries or Affiliates of the Lender in connection with their present or prospective business relations with the Borrower, (ii) to prospective transferees or purchasers of an interest in the Loans, (iii) as required bylaw, regulation, rule or order, subpoena, judicial order or similar order and (iv) as may be required in connection with the examination, audit or similar investigation of the Lender.

5.6 Maintenance of Books and Records. Borrower shall keep adequate books and records of account, in which true and complete entries will be made reflecting in all material respects all of its business and financial transactions, and such entries will be made in accordance with GAAP consistently applied and applicable law. Borrower shall maintain duplicate copies of all such books and records (i) on-site at all times, and (ii) off-site updated on a monthly basis.

5.7 Further Assurances. At any time and from time to time the Borrower shall, and shall cause each of its Subsidiaries to, execute and deliver such further instruments and take such further action as may reasonably be requested by the Lender to affect the purposes of this Agreement and the Notes.

5.8 Patriot Act Compliance. Borrower will use its good faith and commercially reasonable efforts to comply with the Patriot Act and all applicable requirements of governmental authorities having jurisdiction of the Borrower and the Collateral, including those relating to money laundering and terrorism. The Lender shall have the right to audit the Borrower’s compliance with the Patriot Act and all applicable requirements of governmental authorities having jurisdiction of the Borrower and the Collateral, including those relating to money laundering and terrorism. In the event that the Borrower fails to comply with the Patriot Act or any such requirements of governmental authorities, then the Lender may, at its option, cause the Borrower to comply therewith and any and all reasonable costs and expenses incurred by the Lender in connection therewith shall be secured by the Security Documents and the other Loan Documents and shall be immediately due and payable.

5.9 Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio as determined for any Reference Period, to be less than 1.Ito 1.0 to June 30, 2005, and 1.2 to 1.0 thereafter.

5.10 Leverage Ratio. The Borrower will not permit the Leverage Ratio as determined for any Reference Period, to be greater than 5.00 to 1.00.

SECTION VI

NEGATIVE COVENANTS

So long as any Loan or other Obligation remains outstanding, the Borrower covenants as follows:

6.1 Encumbrances. Neither the Borrower nor any of its Subsidiaries shall create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor (“Encumbrances”), upon or with respect to any Collateral except for Permitted Exceptions.

6.2 Name; Type of Organization; Merger; Consolidation; Acquisitions; Sale or Lease of Assets. The Borrower shall not, without providing at least thirty (30) days prior written notice to the Lender, change its name or place of business. The Borrower shall not change its type of organization, jurisdiction of organization or other legal structure. Neither the Borrower nor any of its Subsidiaries shall sell, lease or otherwise dispose of any material portion of their consolidated assets or properties other than in the ordinary course of business, or liquidate, merge or consolidate into or with any other Person, or make any Acquisition, unless (i) Borrower shall have provided Lender with prior written notice and details concerning each such action, and (ii) no material adverse change in the financial condition of Borrower would result from such action; provided that any Subsidiary of the Borrower may merge or consolidate into or with (x) the Borrower if no Default has occurred and is continuing or would result from such merger and if the Borrower is the surviving company, or (y) any other wholly-owned Subsidiary of the Borrower; and, provided further, that the Borrower and its Subsidiaries may make Acquisitions so long as the aggregate consideration paid does not exceed $1,000,000.00 in any fiscal year. Borrower shall not sell, lease or otherwise dispose of any Collateral, except as expressly permitted by the Security Documents.

6.3 ERISA. Neither the Borrower nor any member of the Controlled Group shall permit any Plan maintained by it to (i) engage in any “prohibited transaction” (as defined in Section 4975 of the Code, (ii) incur any “accumulated funding deficiency” (as defined in Section 302 of ERISA) whether or not waived, or (iii) terminate any Plan in a manner that could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to Section 4068 of ERISA.

SECTION VII

DEFAULTS

7.1 Events of Default. There shall be an Event of Default hereunder if any of the following events occurs:

(a) the Borrower shall fail to pay on or prior to the fifth (5th ) day following the date when due (i) any amount of principal of any Loans, or (ii) any amount of interest thereon or any fees or expenses payable hereunder, under the Notes, the Security Documents, or under any of the other Loan Documents; or

(b) The Borrower shall fail to perform any term, covenant or agreement contained in Section 5.1 or any Financial Covenant; or

(c) the Borrower shall fail to perform any covenant contained in Section 5.2, and such failure shall continue for ten 10 days; or

(d) the Borrower shall fail to perform any term, covenant or agreement (other than in respect of subsections 7.1(a) through (c) hereof) contained in this Agreement and such default shall continue for 30 days after notice thereof has been sent to the Borrower by the Lender; or

(e) any representation or warranty of the Borrower made in this Agreement, the Notes, the Security Documents or any other Loan Documents or in any certificate delivered hereunder shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

(f) Intentionally deleted; or

(g) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligations in excess of $250,000.00 in the aggregate for borrowed monies or advances, or for the use of real or personal property, or fail to observe or perform any term, covenant or agreement evidencing or securing such obligations for borrowed monies or advances, or relating to such use of real or personal property, the result of which failure is to permit the holder or holders of such Indebtedness to cause such Indebtedness to become due prior to its stated maturity upon delivery of required notice, if any; or

(h) the Borrower or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under any law relating to bankruptcy, (v) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (vi) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under any laws relating to bankruptcy, (vii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, or (viii) take any action for the purpose of effecting any of the foregoing; or

(i) a proceeding or case shall be commenced, without the application or consent of the Borrower or any of its Subsidiaries in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of thirty (30) days; or an order for relief shall be entered in an involuntary case under any law relating to bankruptcy, against the Borrower or such Subsidiary; or action under the laws of the jurisdiction of incorporation or organization of the Borrower or any of its Subsidiaries similar to any of the foregoing shall be taken with respect to the Borrower or such Subsidiary and shall continue unstayed and in effect for any period of thirty (30) days; or

(j) here shall remain in force, undischarged and unsatisfied for more than sixty (60) days, whether or not consecutive, without a stay of execution, any judgment against any Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against any Borrower or any of their Subsidiaries exceeds in the aggregate $250,000.00; or

(k) the Borrower or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $250,000.00 that it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against the Borrower and such proceedings shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

(l) if any Loan Document is invalidated or declared null and void or otherwise ceases to be in full force and effect; or

(m) if the proceeds of any Loan are used other than in accordance with the representations and covenants set forth in Section 4.11; or

(n) if at any time the Lender’s security interest in the Collateral is impaired or invalidated or does not constitute a first priority perfected security interest, except for Permitted Exceptions; or

(o) if any license, permit or qualification material to the business of the Borrower and its Subsidiaries, on a consolidated basis, is terminated, cancelled or invalidated; or

(p) if the validity or enforceability of any Loan Document is contested by Borrower or if the Borrower denies liability thereunder; or

(q) if the Borrower shall default in the observance or performance of any other obligation owed to the Lender, other than the Obligations, and such default shall continue beyond the expiration of any applicable grace period therefore; or

(r) any Change of Control shall have occurred; or

(s) any “Event of Default”, as such term is defined in each Real Property Security Instrument, shall occur; [or]

(t) any “Event of Default”, as such term is defined under the documents governing the Revolving Facility, shall occur.

7.2 Remedies. Upon the occurrence of an Event of Default described in subsections

7.1(h) or (i), immediately and automatically, and upon the occurrence of any other Event of Default, at any time thereafter while such Event of Default is continuing, at the Lender’s option and upon the Lender’s declaration:

(a) the unpaid principal amount of the Loans together with accrued interest and all other Obligations shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and

(b) the Lender may exercise any and all rights it has under this Agreement, the Notes, the Security Documents or any other documents or agreements executed in connection herewith, or at law or in equity, and proceed to protect and enforce the Lender’s rights by any action at law, in equity or other appropriate proceeding.

SECTION VIII

MISCELLANEOUS

8.1 Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:	Cybex International, Inc.
10 Trotter Drive
Medway, Massachusetts 11779
Attention: Chief Financial Officer Facsimile No.: 507-455-8552

With a copy to:	Archer & Greiner
One Centennial Square
Haddonfield, New Jersey
Attention: James H. Carll, Esq.
Facsimile No.: 856-519-0574

If to Lender:	GMAC Commercial Finance LLC
210 Interstate North Parkway, Suite 315
Atlanta, Georgia 30339
Attention: Divisional Counsel
Facsimile No.: 678-553-2707

With a copy to:	Thacher Proffitt & Wood LLP
50 Main Street, Suite 525
White Plains, New York 10606
Attention: Thomas J. Infurna, Esq.
Facsimile No.: 914-421-4150

or addressed as such party may from time to time designate by written notice to the other parties.

Any party by notice to the others may designate additional or different addresses for subsequent notices or communications.

8.2 Expenses. The Borrower will pay on demand all expenses of the Lender in connection with the preparation, waiver or amendment of this Agreement, the Notes, the Security Documents, or other documents executed in connection therewith, or the administration, default or collection of the Loans or other Obligations or administration, default, collection in connection with the Lender’s exercise, preservation or enforcement of any of its rights, remedies or options thereunder, including, without limitation, fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with the Obligations or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal under the Notes (including any default rate).

8.3 Set-Off. Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, any deposits, balances or other sums credited by or due from the head office of the Lender or any of its branch offices to the Borrower may, at any time and from time to time after the occurrence of an Event of Default hereunder, without notice to the Borrower or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be set off, appropriated, and applied by the Lender against any and all obligations of the Borrower to the Lender or any of its Affiliates in such manner as the head office of the Lender or any of its branch offices in their sole discretion may determine, and the Borrower hereby grants the Lender a continuing security interest in such deposits, balances or other sums for the payment and performance of all such obligations.

8.4 Term of Agreement. This Agreement shall continue in full force and effect so long any Loan or any Obligation shall be outstanding.

8.5 No Waivers. No failure or delay by the Lender in exercising any right, power or privilege hereunder or under the Notes, the Security Documents and the other Loan Documents or under any other documents or agreements executed in connection herewith shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein, in the Notes, the Security Documents and the other Loan Documents provided are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law.

8.6 Governing Law; Consent to Jurisdiction. THIS AGREEMENT AND, EXCEPT TO THE EXTENT PROVIDED THEREIN, THE OTHER LOAN DOCUMENTS, SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS CONTAINED THEREIN) AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS. TO INDUCE LENDER TO ENTER INTO THIS AGREEMENT, BORROWER IRREVOCABLY AGREES THAT, AT LENDER’S SOLE AND ABSOLUTE ELECTION, ALL LEGAL AND OTHER PROCEEDINGS OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN COURTS HAVING SITUS IN THE CITY OF NEW YORK, IN THE STATE OF NEW YORK. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LEGAL OR OTHER PROCEEDING BROUGHT AGAINST SUCH PERSON BY LENDER IN ACCORDANCE WITH THIS SECTION.

8.7 Indemnity. The Borrower will (i) indemnify and hold harmless the Lender and each of its officers, directors, employees, Affiliates, agents and controlling persons (each an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities to which any such Indemnified Party may become subject arising out of or in connection with any claim, litigation, investigation or proceeding relating to the Loans (including the use of the proceeds thereof), the Loan Documents, or any related transaction, whether or not any Indemnified Party is a party thereto, and (ii) reimburse each Indemnified Party upon demand for all legal and other expenses incurred in connection with investigating or defending any of the foregoing, except, in each case, losses, claims, damages, liabilities or related expenses to the extent arising from the willful misconduct or gross negligence or the applicable Indemnified Party.

8.8 Amendments. Neither this Agreement, the Notes, the Security Documents, any other Loan Documents, nor any provision hereof or thereof may be amended, waived, discharged or terminated except by a written instrument signed by the Lender and, in the case of amendments, by the Borrower.

8.9 Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; provided that the Borrower may not assign or transfer its rights or obligations hereunder. The Lender may sell, transfer or grant participations in this Agreement, the Note, the Security Documents and the other Loan Documents without the prior written consent of the Borrower.

8.10 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

8.11 Partial Invalidity. The invalidity or unenforceability of any one or more phrases, clauses or sections of this Agreement shall not affect the validity or enforceability of the remaining portions of it.

8.12 Captions. The captions and headings of the various sections and subsections of this Agreement are provided for convenience only and shall not be construed to modify the meaning of such sections or subsections.

8.13 WAIVER OF JURY TRIAL. THE LENDER AND THE BORROWER AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE LENDER AND THE BORROWER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE LENDER NOR THE BORROWER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

8.14 Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Agreement, the Note, the Security Documents, any other Loan Documents or the Obligations.

8.15 Entire Agreement. This Agreement, the Note, the Security Documents, and the other Loan Documents constitute the final agreement of the parties hereto and supersede any prior agreement or understanding, written or oral, with respect to the matters contained herein and therein.

8.16 Liability. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the thy and year first above written.

CYBEX INTERNATIONAL, INC.

By:	/s/ Arthur W. Hicks, Jr.

Name: Title:	Arthur W. Hicks, Jr. Vice President, Chief Financial Officer

GMAC COMMERCIAL FINANCE LLC

By:	/s/ Michael Hampton

Name: Title:	Michael Hampton Vice President

EXHIBIT A-1

Form of Note

PROMISSORY NOTE

$11,000,000.00	July 13, 2004

For value received, CYBEX INTERNATIONAL, INC., a corporation organized under the laws of the State of New York with an address at 10 Trotter Drive, Medway, Massachusetts 11779 (together with its permitted successors and assigns “Borrower”), hereby promises to pay to the order of UMAC COMMERCIAL FINANCE LLC, a Delaware limited liability company having an office at 210 Interstate North Parkway, Suite 315, Atlanta, Georgia 30339 (together with its successors and/or assigns “Lender”), the principal sum of ELEVEN MILLION AND 00/100 DOLLARS ($11,000,000.00), together with interest thereon at the rate and in the manner described below in this promissory note (this “Note”) as well as all other amounts now or hereafter owing by Borrower to Lender that are described in the Credit Agreement (as defined below) and the other Loan Documents (as defined below).

The unpaid principal balance of this Note shall bear interest from the date hereof until paid in full at the lesser of the Applicable Interest Rate (defined below) or the highest rate permitted by applicable law. Interest shall be computed on the basis of a 360 day year and paid for the actual number of days elapsed.

ARTICLE 1

DEFINED TERMS

As used in this Note, except as otherwise expressly required or unless the context clearly indicates a contrary intent, each of the following terms shall have the meaning given below:

“Adjustable Rate” shall have the meaning given in Article 3.

“Adjustment Date” shall mean the first day of any Interest Period.

“Applicable Interest Rate” shall mean, on any day, the non-default rate of interest in effect pursuant to the terms of this Note.

“Business Day” shall mean any day excluding Saturday, Sunday or any other day on which Lender or national banks in Atlanta, Georgia, or New York, New York are not open for business.

“Collateral” shall have the meaning given in Article 6.

“Credit Agreement” shall have the meaning given in Article 6.

“Default Rate” shall have the meaning given in Article 4.

“Eurodollar Rate” shall mean, with respect to any Interest Period, an interest rate per annum equal to LIBOR plus 5.00%.

“Event of Default” shall have the meaning given in the Credit Agreement.

“Foreign Taxes” shall mean any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding, in the case of Lender or any successor and/or assign of Lender, net income and franchise taxes imposed on such entity.

“Governing Law State” shall mean the State of New York.

“Governmental Authority” shall mean any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Initial Adjustable Rate” shall mean an interest rate per annum equal to 6.4919%.

“Interest Period” with respect to any Payment Date, shall mean the period commencing on the immediately preceding Payment Date through and including the day immediately preceding the current Payment Date, provided the first Interest Period shall commence on the date hereof, and the last Interest Period shall end on the date which immediately precedes the Loan Maturity Date.

“Liabilities” shall have the meaning given in Article 5.

“LIBOR” shall mean, with respect to each Interest Period, the rate per annum equal to the quotient of(a) the rate set forth as the London Interbank Offered Rate (LIBOR) for a one month period, as published in the “Money Rates” column (or any successor column thereto) of the Wall Street Journal in New York City two (2) Working Days prior to the first day of such Interest Period (or if the Wall Street Journal in New York City is not published on such date, the next succeeding date on which the Wail Street Journal In New York City is published), subject to modification in the event that Lender shall determine that such rate, as published, was incorrect due to a typographical or similar error (in the event that (i) the Wall Street Journal in New York City ceases publication or no longer publishes one month LIBOR rates, the Lender, in its sole discretion, shall select an alternative, comparable publication to determine LIBOR) divided by (b) a number equal to 1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements applicable to Lender on the date two (2) Working Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of any Governmental Authority as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board of Governors of the Federal Reserve System) maintained by a member bank of such system.

“Loan” shall mean the principal amount of $11,000,000.00 evidenced by this Note.

“Loan Documents” shall have the meaning given in the Credit Agreement.

“Loan Maturity Date” shall mean August 1, 2009.

“Loan Year” shall mean each period of 365 (or 366, in the case of a leap year) consecutive days commencing on the Reference Date.

“Lockout Period” Not applicable.

“Monthly Payment” shall mean with respect to each Payment Date a payment of (a) principal in the sum of $61,111.11 plus (b) accrued interest.

“Payment Date” shall have the meaning given in Article 3.

“Prepayment Fee” shall mean a fee equal to the principal amount of the Loan being prepaid multiplied by a percentage equal to 5.00% during the first Loan Year, 4.00% during the second Loan Year, 1.50% during the third Loan Year, 0.50% during the fourth Loan Year, and 0.00% during the fifth Loan Year.

“Prime Indexed Rate” shall mean, on a particular date, the sum of (i) 2.00% and (ii) the Prime Rate. The Prime Indexed Rate shall change automatically, without notice, contemporaneously with any change in the Prime Rate.

“Prime Rate” shall mean, on a particular date, the annual rate of interest publicly announced by Citibank, N.A. in New York, New York, as its base rate, as such rate shall change from time to time. If Citibank, N.A. ceases to announce a base rate, Prime Rate shall mean the rate of interest published in The Wall Street Journal from time to time as die “Prime Rate”. If more than one “Prime Rate” is published in The Wall Street Journal for a day, the average of such “Prime Rates” shall be used, and such average shall be rounded up to the nearest one-eighth of one percent (0.125%). If The Wall Street Journal ceases to publish the “Prime Rate”, Lender shall select an equivalent publication that publishes such “Prime Rate”, and if such “Prime Rates” arc no longer generally published or are limited, regulated or administered by a governmental or quasi governmental body, then Lender shall select, in its reasonable discretion, a comparable interest rate index.

“Reference Date” shall have the meaning given in Article 3.

“Security Documents” shall have the meaning given in the Credit Agreement.

“Working Day” shall mean any day on which dealings in foreign currencies and exchange are earned on in London, England, Atlanta, Georgia and in New York, New York.

ARTICLE 2

LOAN

On the date of this Note, Lender shall make the Loan, which is evidenced by this Note.

ARTICLE 3

INTEREST RATE, PAYMENTS

(a) The unpaid principal balance of this Note shall bear interest at the Adjustable Rate (defined below). On the first (1st) day of September, 2004, and on the first (1fl) day of each calendar month thereafter, to and including the 1~ day of July, 2009, (each such day a “Payment Date”), Borrower shall pay to Lender the applicable Monthly Payment. Each Monthly Payment shall be applied in the manner hereinafter set forth in this Note. On the Loan Maturity Date, the then unpaid principal balance and accrued and unpaid interest thereon and all other sums unpaid under this Note and the other Loan Documents shall be due and payable. Notwithstanding the foregoing, Borrower shall pay in advance on the date of this Note, and Lender shall apply when due, if this Note is not dated the first (1st) day of a month, interest due on the Reference Date (defined below). “Reference Date” means the date of this Note, if it is the first (1st) day of a month, or otherwise the first (1st) day of the next succeeding month.

(b) (i) The “Adjustable Rate” shall mean: (A) from and including the date of this Note to but excluding the first Adjustment Date following die date of this Note, the Initial Adjustable Rate; and (B) from and including the first Adjustment Date following the date of this Note and for each successive Interest Period through and including the Interest Period ending on the date immediately preceding the Loan Maturity Date, an interest rate per annum equal to (I) the Eurodollar Rate or (II) if this Note begins bearing interest at the Prime Indexed Rate in accordance with the provisions of Section (c) below, the Prime Indexed Rate.

(ii) Any change in the rate of interest hereunder due to a change in the Adjustable Rate shall become effective as of the opening of business on the first day on which such change in the Adjustable Rate shall become effective. Each determination by Lender of the Adjustable Rate shall be conclusive and binding for all purposes, absent manifest error.

(c) (i) In the event that Lender shall have determined (which determination shall be conclusive and binding upon Borrower, absent manifest error) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, then Lender shall forthwith give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) Business Day prior to the last day of the related interest Period. If such notice is given, the Loan shall bear interest at the Prime Indexed Rate beginning on the first day of the next succeeding Interest Period.

(ii) If, pursuant to the terms of this Section (c), this Note is bearing interest at the Prime Indexed Rate and Lender shall determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice thereof to Borrower by telephone of such determination, confirmed in writing, to Borrower as soon as reasonably practical, but in no event later than one (1) Business Day prior to the last day of the then current Interest Period. If such notice is given, this Note shall bear interest at the Eurodollar Rate beginning on Abe first day of the next succeeding interest Period. Notwithstanding any provision of this Note to the contrary, in no event shall Borrower have the right to elect to have this Note bear interest at either the Eurodollar Rate or the Prime Indexed Rate.

(d) If this Note is bearing interest at the Eurodollar Rate, all payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, Foreign Taxes. If any non-excluded Foreign Taxes are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all non-excluded Foreign Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any non-excluded Foreign Tax is payable pursuant to applicable law by Borrower, Borrower shall send to Lender an original official receipt showing payment of such non-excluded Foreign Tax. Borrower hereby indemnifies Lender for any incremental taxes, interest or penalties that may become payable by Lender which may result from any failure by Borrower to pay any such non-excluded Foreign Tax when due to the appropriate taxing authority or any failure by Borrower to remit to Lender the required receipts or other required documentary evidence, provided, however, in the event that Lender or any successor and/or assign of Lender is not incorporated under the laws of the United States of America or a state thereof Lender agrees that, prior to the first date on which any payment is due such entity hereunder, it will deliver to Borrower (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such entity is entitled to receive payments under this Note, without deduction or withholding of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each entity required to deliver to Borrower a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the preceding sentence further undertakes to deliver to Borrower two further copies of the said letter and Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires (which, in the case of the Form 4224, is the last day of each U.S. taxable year of the non-U.S. entity) or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to Borrower, and such other extensions or renewals thereof as may reasonably be requested by Borrower, certifying in the case of a Form 1001 or 4224 that such entity is entitled to receive payments under this Note without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such entity from duly completing and delivering any such letter or form with respect to it and such entity advises Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax. Notwithstanding the foregoing, if such entity fails to provide a duly completed Form 1001 or 4224 or other applicable form and, under applicable law, in order to avoid liability for Foreign Taxes, Borrower is required to withhold on payments made to such entity that has failed to provide the applicable form, Borrower shall be entitled to withhold the appropriate amount of Foreign Taxes. In such event, Borrower shall promptly provide to such entity evidence of payment of such Foreign Taxes to the appropriate taxing authority and shall promptly forward to such entity any official tax receipts or other documentation with respect to the payment of the Foreign Taxes as may be issued by the taxing authority.

(e) If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender in good faith to maintain the Loan bearing interest at the Eurodollar Rate, (I) the obligation of Lender hereunder to maintain the Loan bearing interest at the Eurodollar Rate shall be canceled forthwith and (II) the Loan shall automatically bear interest at the Prime Indexed Rate on the next succeeding Payment Date or within such earlier period as required by law. Borrower hereby agrees promptly to pay Lender (within ten (10) days of Lender’s written demand therefor), any additional amounts necessary to compensate Lender for any reasonable costs incurred by Lender in making any conversion in accordance with this Note, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the Loan hereunder. Upon written demand from Borrower, Lender shall demonstrate in reasonable detail the circumstances giving rise to Lender’s determination and the calculation substantiating the Prime Indexed Rate and any additional costs incurred by Lender in making the conversion. Lender’s written notice of such costs, as certified to Borrower, shall be conclusive absent manifest error.

(f) In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance in good faith by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:

(I)	shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of LIBOR hereunder;

(II)	shall, in connection with a LIBOR based loan hereafter have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by any amount deemed by Lender to be material; or

(III)	shall, in connection with a LIBOR based loan hereafter impose on Lender any other condition, the result of which is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay Lender (within ten (10) days of Lender’s written demand therefor), any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material as reasonably determined by Lender. If Lender becomes entitled to claim any additional amounts pursuant to this Section (f), Lender shall provide Borrower with written notice specifying in reasonable detail the event or circumstance by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive in the absence of manifest error. This provision shall survive payment of this Note and the satisfaction of all other obligations of Borrower under this Note and the other Loan Documents.

(g) Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender sustains or incurs as a consequence of (I) any default by Borrower in payment of the principal of or interest on the Loan while bearing interest at the Eurodollar Rate, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to obtain or maintain the Eurodollar Rate, (II) any prepayment (whether voluntary or mandatory) of the Loan on a day that (A) is not the Payment Date immediately following the last day of an Interest Period with respect thereto or (B) is the Payment Date immediately following the last day of an Interest Period with respect thereto if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Note, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to obtain or maintain the Eurodollar Rate hereunder, and (III) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Applicable Interest Rate from the Eurodollar Rate to the Prime Indexed Rate with respect to any portion of the outstanding principal amount of the Loan then bearing interest at the Eurodollar Rate on a date other than the Payment Date immediately following the last day of an Interest Period, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to obtain or maintain the Eurodollar Rate hereunder (the amounts referred to in clauses (I), (II) and (Ill) are herein referred to collectively as the “Breakage Costs”). This provision shall survive payment of this Note in lull and the satisfaction of all other obligations of Borrower under this Note, the Security Documents and the other Loan Documents.

ARTICLE 4

LATE CHARGES & DEFAULT INTEREST

Borrower shall pay to Lender a late payment charge of five percent (5.00%) of the amount of any payment that is not paid on or prior to the tenth (10°’) day after the day when such payment is due under the Credit Agreement, this Note or the other Loan Documents. Such late payment charges represent a reasonable estimate of the additional costs and expenses that will be incurred by Lender as a result of any late payments from Borrower and shall not be construed to constitute a penalty of any kind. In addition, during the continuance of an Event of Default, Borrower shall pay interest on the unpaid principal sum of this Note at the lower of the Applicable Interest Rate plus three and one-half percent (3.50%) per annum or the highest rate permitted by applicable law (“Default Rate”).

ARTICLES

PREPAYMENT

(a) The principal of this Note may not be voluntarily prepaid in whole or in part during the Lockout Period. Provided no Event of Default exists and subject to Article 5(b) below, this Note may be voluntarily prepaid in whole but not in part on any Payment Date subsequent to the Lockout Period, upon not less than thirty (30) days prior written notice to the Lender specifying the date on which prepayment is to be made and upon payment of (i) interest accrued and unpaid on the principal balance of this Note to and including the date of prepayment, (ii) the entire outstanding principal balance of this Note and all other Liabilities (as defined in Article 5(b) below) due under this Note and the other Loan Documents and (iii) the Prepayment Fee. If any such notice of prepayment is given, such prepayment shall be due and payable on the date specified in such notice. Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by the Prepayment Fee.

(b) If this Note is accelerated or involuntarily prepaid due to the occurrence of an Event of Default or otherwise, Borrower shall pay to Lender the outstanding balance of this Note and all other liabilities (including, but not limited to, the Prepayment Fee) described in the Credit Agreement, tills Note and the other Loan Documents (the “Liabilities”).

ARTICLE 6

MISCELLANEOUS

It is Borrower’s and Lender’s intent that the interest, fees, charges and other amounts described in this Note and the other Loan Documents shall be lawful in all respects. If such interest, fees, charges or other amounts are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge Borrower, then they shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid to Lender, such excess amount shall, in Lender’s sole discretion, be applied by Lender against any principal and other non-interest amounts owing by Borrower or refunded to Borrower. To the greatest extent permitted by applicable law, all interest paid or agreed to be paid by Borrower to Lender shall be amortized, prorated, allocated and spread throughout the complete term of the Loan so that such actions do not violate any usury statute.

All amounts received by Lender shall be applied against the amounts owing by Borrower with respect to this Note and the other Loan Documents in the following order: first, to any outstanding attorneys’ and other fees, charges, and expenses (including, but not limited to, the Prepayment Fee, and any expenses pertaining to the repossession, repair, preparation and advertisement for disposition or foreclosure, appointment of a receiver for, and disposition or foreclosure of any collateral); second, to any outstanding interest, in arrears; and third, to any outstanding principal.

All payments shall be made to Lender at the address specified above (or at such other office as may be designated in writing by Lender) in lawful money of the United States of America not later than 12:00 noon (EST or EDT) on the date due. Whenever the date due for any payment shall fall on a day other than a Business Day, such payment shall be made on the next Business Day and the amount payable to Lender shall be adjusted for such extension of time. Lender shall be entitled to require all payments to be remitted via an electronic fund transfer system that is acceptable to Lender in its discretion.

Notwithstanding the satisfaction in full of this Note and the other Loan Documents, if any payment or other amount applied by Lender against the indebtedness, liabilities and obligations described in this Note and the other Loan Documents proves to be defeasible or revocable for any reason, the indebtedness, liabilities and obligations satisfied by such payment or other amount shall be reinstated, payable by Borrower and any other person or entity responsible for the payment thereof, and be secured by any collateral securing the payment and performance of the indebtedness, liabilities and obligations described in this Note and the other Loan Documents.

Time is of the essence with respect to this Note and the other Loan Documents. If any amount is not paid to Lender or any other Event of Default occurs under this Note or the other Loan Documents, Lender may accelerate and declare all of the amounts owing under this Note and the other Loan Documents immediately due and payable without presentment, demand, notice, protest; or legal process of any kind (provided that in the event of any Event of Default arising from the commencement of a bankruptcy, liquidation, insolvency, or similar proceeding, the Liabilities shall automatically become immediately due and payable without presentment, demand, notice, protest, or legal process of any kind). Upon the occurrence of any Event of Default, Lender shall be entitled to exercise any remedies set forth in the Credit Agreement, this Note, the Security Documents and the other Loan Documents or otherwise permitted under applicable law.

This Note is the Note referred to ill the Credit Agreement between Borrower and Lender dated of even date herewith and any amendments, extensions, modifications, replacements and substitutions thereto (“Credit Agreement”). All capitalized terms used herein shall be defined as set forth in this Note or, in the absence of a definition in this Note, as set forth in the Credit Agreement and the other Loan Documents.

Borrower shall reimburse Lender for all reasonable attorney’s fees and other amounts described in the Credit Agreement and other Loan Documents incurred in negotiating, documenting, filing, recording, administering, defending, and enforcing Lender’s rights and remedies under this Note and the other Loan Documents as well as any other charges, expenses and amounts described in this Note and the other Loan Documents or to which Lender may be entitled to collect with respect to the Loan under applicable law. All such costs, expenses and charges shall be payable by Borrower to Lender on demand, and, if not paid within five (5) Business Days, shall bear interest at the Default Rate until paid.

All notices and other communications required or permitted with respect to this Note shall be in writing and given in accordance with the requirements set forth in the Credit Agreement.

In the event that the Borrower consists of more than one Person, all of Borrower’s indebtedness, liabilities and obligations to Lender described in this Note and the other Loan Documents shall be joint and several in nature.

This Note is secured by the collateral described in the Security Documents (the “Collateral”).

This Note and the other Loan Documents are freely assignable by Lender without the consent of Borrower.

Borrower and all others who may become liable for the payment of all or any part of the Liabilities severally waive presentment and demand for payment, notice of intent to accelerate and notice of acceleration, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind, except for notices expressly provided for in this Note or the other Loan Documents. No release of any security for the Liabilities or extension of time for payment of this Note or any installment of this Note, and no alteration, amendment or waiver of any provision of this Note or the other Loan Documents made by agreement between Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who may become liable for the payment of all or any part of the Liabilities, under this Note or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note or the other Loan Documents. If Borrower is a partnership, corporation or limited liability company, the agreements contained in this Note shall remain in full force and effect, notwithstanding any changes in the individuals or entities comprising the Borrower. The term “Borrower,” as used in this Note, shall include any alternate or successor entity, but any predecessor entity, and its partners or members, as the case may be, shall not thereby be released from any liability. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in Borrower which may be set forth in the other Loan Documents.)

All of the terms, covenants and conditions contained in the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth in this Note.

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

This Note shall be governed by and construed in accordance with the laws of the Governing Law State without reference to conflicts of law rules. To induce Lender to accept this Note and the other Loan Documents, Borrower irrevocably agrees that, subject to Lender’s sole and absolute election, all legal and other proceedings of any kind arising out of or related to this Note, the other Loan Documents, the Loan, Borrower, any other Loan Party, their business operations (including, but not limited to, the Enterprises), or their assets shall be litigated in courts having situs in the Governing Law State. Borrower hereby consents and submits to the jurisdiction of any local, state or federal courts located within said Governing Law State.

Borrower hereby waives any right it may have to transfer or change the venue of any legal or other proceeding brought against such person by Lender in accordance with this paragraph.

BORROWER FIEREBY WAIVES DEMAND, PRESENTMENT, PROTEST AND NOTICE OF NONPAYMENT, AND FURTHER WAIVES THE BENEFIT OF ALL HOMESTEAD, DOWER, CURTESY, AND REDEMPTION RIGHTS AND ALL VALUATION, APPRAISAL, MORATORIUM, MARSHALING, AND EXEMPTION LAWS TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW.

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

CYBEX INTERNATIONAL, INC.

By:
Name:	Arthur W. Hicks, Jr.
Title:	Vice President; Chief Financial Officer

EXHIBIT A-2

Form of Note

PROMISSORY NOTE

$2,000,000.00		July 13, 2004

For value received, CYBEX INTERNATIONAL, INC., a corporation organized under the laws of the State of New York with an address at 10 Trotter Drive, Medway, Massachusetts 11779 (together with its permitted successors and assigns “Borrower”), hereby promises to pay to the order of GMAC COMMERCIAL FINANCE LLC, a Delaware limited liability company having an office at 210 Interstate North Parkway, Suite 315, Atlanta, Georgia 30339 (together with its successors and/or assigns “Lender”), the principal sum of TWO MILLION AND 00/100 DOLLARS ($2,000,000.00), together with interest thereon at the rate and in the manner described below in this promissory note (this “Note”) as well as all other amounts now or hereafter owing by Borrower to Lender that are described in the Credit Agreement (as defined below) and the other Loan Documents (as defined below).

The unpaid principal balance of this Note shall bear interest from the date hereof until paid in full at the lesser of the Applicable Interest Rate (defined below) or the highest rate permitted by applicable law, Interest shall be computed on the basis of a 360 day year and paid for the actual number of days elapsed.

ARTICLE 1

DEFINED TERMS

As used in this Note, except as otherwise expressly required or unless the context clearly indicates a contrary intent, each of the following terms shall have the meaning given below:

“Adjustable Rate” shall have the meaning given in Article 3.

“Adjustment Date” shall mean the first day of any Interest Period.

“Applicable Interest Rate” shall mean, on any day, the non-default rate of interest in effect pursuant to the terms of this Note.

“Business Day” shall mean any day excluding Saturday, Sunday or any other day on which Lender or national banks in Atlanta, Georgia, or New York, New York are not open for business.

“Collateral” shall have the meaning given in Article 6.

“Credit Agreement” shall have the meaning given in Article 6.

“Default Rate” shall have the meaning given in Article 4.

“Eurodollar Rate” shall mean, with respect to any Interest Period, an interest rate per annum equal to LIBOR plus 5.00%.

“Event of Default” shall have the meaning given in the Credit Agreement.

“Foreign Taxes” shall mean any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding, in the case of Lender or any successor and/or assign of Lender, net income and franchise taxes imposed on such entity.

“Governing Law State” shall mean the State of New York.

“Governmental Authority” shall mean any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Initial Adjustable Rate” shall mean an interest rate per annum equal to 6.49 19%.

“Interest Period” with respect to any Payment Date, shall mean the period commencing on the immediately preceding Payment Date through and including the day immediately preceding the current Payment Date, provided the first Interest Period shall commence on the date hereof, and the last Interest Period shall end on the date which immediately precedes the Loan Maturity Date.

“Liabilities” shall have the meaning given in Article 5.

“LIBOR” shall mean, with respect to each Interest Period, the rate per annum equal to the quotient of (a) the rate set forth as the London Interbank Offered Rate (LIBOR) for a one month period, as published in the “Money Rates” column (or any successor column thereto) of the Wall Street Journal in New York City two (2) Working Days prior to the first day of such Interest Period (or if the Wall Street Journal in New York City is not published on such date, the next succeeding date on which the Wall Street Journal In New York City is published), subject to modification in the event that Lender shall determine that such rate, as published, was incorrect due to a typographical or similar error (in the event that (i) the Wall Street Journal in New York City ceases publication or no longer publishes one month LIBOR rates, the Lender, in its sole discretion, shall select an alternative, comparable publication to determine LIBOR) divided by (b) a number equal to 1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements applicable to Lender on the date two (2) Working Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of any Governmental Authority as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board of Governors of the Federal Reserve System) maintained by a member bank of such system.

“Loan” shall mean the principal amount of $2,000,000.00 evidenced by this Note.

“Loan Documents” shall have the meaning given in the Credit Agreement.

“Loan Maturity Date” shall mean August 1,2009.

“Loan Year” shall mean each period of 365 (or 366, in the case of a leap year) consecutive days commencing on the Reference Date.

“Lockout Period” Not applicable.

“Monthly Payment” shall mean with respect to each Payment Date a payment of (a) principal in the sum of $33,333.33 plus (b) accrued interest.

“Payment Date” shall have the meaning given in Article 3.

“Prepayment Fee” shall mean a fee equal to the principal amount of the Loan being prepaid multiplied by a percentage equal to 5.00% during the first Loan Year, 4.00% during the second Loan Year, 1.50% during the third Loan Year, 0.50% during the fourth Loan Year, and 0.00% during the fifth Loan Year.

“Prime Indexed Rate” shall mean, on a particular date, the sum of (i) 2.00% and (ii) the Prime Rate. The Prime Indexed Rate shall change automatically, without notice, contemporaneously with any change in the Prime Rate.

“Prime Rate” shall mean, on a particular date, the annual rate of interest publicly announced by Citibank, N.A. in New York, New York, as its base rate, as such rate shall change from time to time. If Citibank, N.A. ceases to announce a base rate, Prime Rate shall mean the rate of interest published in The Wall Street Journal from time to time as the “Prime Rate”. If more than one “Prime Rate” is published in The Wall Street Journal for a day, the average of such “Prime Rates” shall be used, and such average shall be rounded up to the nearest one-eighth of one percent (0.125%). If The Wall Street Journal ceases to publish the “Prime Rate”, Lender shall select an equivalent publication that publishes such “Prime Rate”, and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasigovernmental body, then Lender shall select, in its reasonable discretion, a comparable interest rate index.

“Reference Date” shall have the meaning given in Article 3.

“Security Documents” shall have the meaning given in the Credit Agreement.

“Working Day” shall mean any day on which dealings in foreign currencies and exchange are carried on in London, England, Atlanta, Georgia and in New York, New York.

ARTICLE 2

LOAN

On the date of this Note, Lender shall make the Loan, which is evidenced by this Note.

ARTICLE 3

INTEREST RATE, PAYMENTS

(a) The unpaid principal balance of this Note shall bear interest at the Adjustable Rate (defined below). On the first (1st) day of September, 2004, and on the first (1st) day of each calendar month thereafter, to and including the 1st day of July, 2009, (each such day a “Payment Date”), Borrower shall pay to Lender the applicable Monthly Payment. Each Monthly Payment shall be applied in the manner hereinafter set forth in this Note. On the Loan Maturity Date, the then unpaid principal balance and accrued and unpaid interest thereon and all other sums unpaid under this Note and the other Loan Documents shall be due and payable. Notwithstanding the foregoing, Borrower shall pay in advance on the date of this Note, and Lender shall apply when due, if this Note is not dated the first (1st) day of a month, interest due on the Reference Date (defined below). “Reference Date” means the date of this Note, if it is the first (1st) day of a month, or otherwise the first (1st) day of the next succeeding month.

(b) (i) The “Adjustable Rate” shall mean: (A) from and including the date of this Note to but excluding the first Adjustment Date following the date of this Note, the Initial Adjustable Rate; and (B) from and including the first Adjustment Date following the date of this Note and for each successive Interest Period through and including the Interest Period ending on the date immediately preceding the Loan Maturity Date, an interest rate per annum equal to (I) the Eurodollar Rate or (II) if this Note begins bearing interest at the Prime Indexed Rate in accordance with the provisions of Section (c) below, the Prime Indexed Rate.

(ii) Any change in the rate of interest hereunder due to a change in the Adjustable Rate shall become effective as of the opening of business on the first day on which such change in the Adjustable Rate shall become effective. Each determination by Lender of the Adjustable Rate shall be conclusive and binding for all purposes, absent manifest error.

(c) (i) In the event that Lender shall have determined (which determination shall be conclusive and binding upon Borrower, absent manifest error) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, then Lender shall forthwith give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) Business Day prior to the last day of the related Interest Period. If such notice is given, the Loan shall bear interest at the Prime Indexed Rate beginning on the first day of the next succeeding Interest Period.

(ii) If, pursuant to the terms of this Section (c), this Note is bearing interest at the Prime Indexed Rate and Lender shall determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice thereof to Borrower by telephone of such determination, confirmed in writing, to Borrower as soon as reasonably practical, but in no event later than one (1) Business Day prior to the last day of the then current Interest Period. If such notice is given, this Note shall bear interest at the Eurodollar Rate beginning on the first day of the next succeeding Interest Period. Notwithstanding any provision of this Note to the contrary, in no event shall Borrower have the right to elect to have this Note bear interest at either the Eurodollar Rate or the Prime Indexed Rate.

(d) If this Note is bearing interest at the Eurodollar Rate, all payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, Foreign Taxes. If any non-excluded Foreign Taxes are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all non-excluded Foreign Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any non-excluded Foreign Tax is payable pursuant to applicable law by Borrower, Borrower shall send to Lender an original official receipt showing payment of such non-excluded Foreign Tax. Borrower hereby indemnifies Lender for any incremental taxes, interest or penalties that may become payable by Lender which may result from any failure by Borrower to pay any such non-excluded Foreign Tax when due to the appropriate taxing authority or any failure by Borrower to remit to Lender the required receipts or other required documentary evidence, provided, however, in the event that Lender or any successor and/or assign of Lender is not incorporated tinder the laws of the United States of America or a state thereof Lender agrees that, prior to the first date on which any payment is due such entity hereunder; it will deliver to Borrower (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such entity is entitled to receive payments under this Note, without deduction or withholding of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each entity required to deliver to Borrower a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the preceding sentence further undertakes to deliver to Borrower two further copies of the said letter and Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires (which, in the case of the Form 4224, is the last day of each U.S. taxable year of the non-U.S. entity) or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to Borrower, and such other extensions or renewals thereof as may reasonably be requested by Borrower, certifying in the case of a Form 1001 or 4224 that such entity is entitled to receive payments under this Note without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such entity from duly completing and delivering any such letter or form with respect to it and such entity advises Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax. Notwithstanding the foregoing, if such entity fails to provide a duly completed Form 1001 or 4224 or other applicable form and, under applicable law, in order to avoid liability for Foreign Taxes, Borrower is required to withhold on payments made to such entity that has failed to provide the applicable form, Borrower shall be entitled to withhold the appropriate amount of Foreign Taxes. In such event, Borrower shall promptly provide to such entity evidence of payment of such Foreign Taxes to the appropriate taxing authority and shall promptly forward to such entity any official tax receipts or other documentation with respect to the payment of the Foreign Taxes as may be issued by the taxing authority.

(e) If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender in good faith to maintain the Loan bearing interest at the Eurodollar Rate, (I) the obligation of Lender hereunder to maintain the Loan bearing interest at the Eurodollar Rate shall be canceled forthwith and (II) the Loan shall automatically bear interest at the Prime Indexed Rate on the next succeeding Payment Date or within such earlier period as required by law. Borrower hereby agrees promptly to pay Lender (within ten (10) days of Lender’s written demand therefor), any additional amounts necessary to compensate Lender for any reasonable costs incurred by Lender in making any conversion in accordance with this Note, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the Loan hereunder. Upon written demand from Borrower, Lender shall demonstrate in reasonable detail the circumstances giving rise to Lender’s determination and the calculation substantiating the Prime Indexed Rate and any additional costs incurred by Lender in making the conversion. Lender’s written notice of such costs, as certified to Borrower, shall be conclusive absent manifest error,

(f) In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance in good faith by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:

(I)	shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of LIBOR hereunder;

(II)	shall, in connection with a LIBOR based loan hereafter have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by any amount deemed by Lender to be material; or

(III)

shall, in connection with a LIBOR based loan hereafter impose on Lender any other condition, the result of which is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay Lender (within ten (10) days of Lender’s written demand therefor), any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material as reasonably determined by Lender. If Lender becomes entitled to claim any additional amounts pursuant to this Section (1), Lender shall provide Borrower with written notice specifying in reasonable detail the event or circumstance by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive in the absence of manifest error. This provision shall survive payment of this Note and the satisfaction of all other obligations of Borrower under this Note and the other Loan Documents.

(g) Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender sustains or incurs as a consequence of (I) any default by Borrower in payment of the principal of or interest on the Loan while bearing interest at the Eurodollar Rate, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to obtain or maintain the Eurodollar Rate, (II) any prepayment (whether voluntary or mandatory) of the Loan on a day that (A) is not the Payment Date immediately following the last day of an Interest Period with respect thereto or (B) is the Payment Date immediately following the last day of an Interest Period with respect thereto if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Note, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to obtain or maintain the Eurodollar Rate hereunder, and (III) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Applicable Interest Rate from the Eurodollar Rate to the Prime Indexed Rate with respect to any portion of the outstanding principal amount of the Loan then bearing interest at the Eurodollar Rate on a date other than the Payment Date immediately following the last day of an Interest Period, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to obtain or maintain the Eurodollar Rate hereunder (the amounts referred to in clauses (I), (II) and (III) are herein referred to collectively as the “Breakage Costs”). This provision shall survive payment of this Note in full and the satisfaction of all other obligations of Borrower under this Note, the Security Documents and the other Loan Documents.

ARTICLE 4

LATE CHARGES & DEFAULT INTEREST

Borrower shall pay to Lender a late payment charge of five percent (5.00%) of the amount of any payment that is not paid on or prior to the tenth (10th) day after the day when such payment is due under the Credit Agreement, this Note or the other Loan Documents. Such late payment charges represent a reasonable estimate of the additional costs and expenses that will be incurred by Lender as a result of any late payments from Borrower and shall not be construed to constitute a penalty of any kind. In addition, during the continuance of an Event of Default, Borrower shall pay interest on the unpaid principal sum of this Note at the lower of the Applicable Interest Rate plus three and one-half percent (3.50%) per annum or the highest rate permitted by applicable law (“Default Rate”).

ARTICLE 5

PREPAYMENT

(a) The principal of this Note ‘nay not be voluntarily prepaid in whole or in part during the Lockout Period. Provided no Event of Default exists and subject to Article 5(b) below, this Note may be voluntarily prepaid in whole but not in part on any Payment Date subsequent to the Lockout Period, upon not less than thirty (30) days prior written notice to the Lender specifying the date on which prepayment is to be made and upon payment of (i) interest accrued and unpaid on the principal balance of this Note to and including the date of prepayment, (ii) the entire outstanding principal balance of this Note and all other Liabilities (as defined in Article 5(b) below) due under this Note and the other Loan Documents and (iii) the Prepayment Fee. If any such notice of prepayment is given, such prepayment shall be due and payable on the date specified in such notice. Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by the Prepayment Fee.

(b) If this Note is accelerated or involuntarily prepaid due to the occurrence of an Event of Default or otherwise, Borrower shall pay to Lender the outstanding balance of this Note and all other liabilities (including, but not limited to, the Prepayment Fee) described in the Credit Agreement, this Note and the other Loan Documents (the “Liabilities”).

ARTICLE 6

MISCELLANEOUS

It is Borrower’s and Lender’s intent that the interest, fees, charges and other amounts described in this Note and the other Loan Documents shall be lawful in all respects. If such interest, fees, charges or other amounts are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge Borrower, then they shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid to Lender, such excess amount shall, in Lender’s sole discretion, be applied by Lender against any principal and other non-interest amounts owing by Borrower or refunded to Borrower. To the greatest extent permitted by applicable law, all interest paid or agreed to be paid by Borrower to Lender shall be amortized, prorated, allocated and spread throughout the complete term of the Loan so that such actions do not violate any usury statute.

All amounts received by Lender shall be applied against the amounts owing by Borrower with respect to this Note and the other Loan Documents in the following order: first, to any outstanding attorneys’ and other fees, charges, and expenses (including, but not limited to, the Prepayment Fee, and any expenses pertaining to the repossession, repair, preparation and advertisement for disposition or foreclosure, appointment of a receiver for, and disposition or foreclosure of any collateral); second, to any outstanding interest, in arrears; and third, to any outstanding principal.

All payments shall be made to Lender at the address specified above (or at such other office as may be designated in writing by Lender) in lawful money of the United States of America not later than 12:00 noon (EST or EDT) on the date due. Whenever the date due for any payment shall fall on a day other than a Business Day, such payment shall be made on the next Business Day and the amount payable to Lender shall be adjusted for such extension of time. Lender shall be entitled to require all payments to be remitted via an electronic fund transfer system that is acceptable to Lender in its discretion.

Notwithstanding the satisfaction in full of this Note and the other Loan Documents, if any payment or other amount applied by Lender against the indebtedness, liabilities and obligations described in this Note and the other Loan Documents proves to be defeasible or revocable for any reason, the indebtedness, liabilities and obligations satisfied by such payment or other amount shall be reinstated, payable by Borrower mid any other person or entity responsible for the payment thereof, and be secured by any collateral securing the payment and performance of the indebtedness, liabilities and obligations described in this Note and the other Loan Documents.

Time is of the essence with respect to this Note and the other Loan Documents. If any amount is not paid to Lender or any other Event of Default occurs under this Note or the other Loan Documents, Lender may accelerate and declare all of the amounts owing under this Note and the other Loan Documents immediately due and payable without presentment, demand, notice, protest, or legal process of any kind (provided that in the event of any Event of Default arising from the commencement of a bankruptcy, liquidation, insolvency, or similar proceeding, the Liabilities shall automatically become immediately due and payable without presentment, demand, notice, protest, or legal process of any kind). Upon the occurrence of any Event of Default, Lender shall be entitled to exercise any remedies set forth in the Credit Agreement, this Note, the Security Documents and the other Loan Documents or otherwise permitted under applicable law.

This Note is the Note referred to in the Credit Agreement between Borrower and Lender dated of even date herewith and any amendments, extensions, modifications, replacements and substitutions thereto (“Credit Agreement”). All capitalized terms used herein shall be defined as set forth in this Note or, in the absence of a definition in this Note, as set forth in the Credit Agreement and the other Loan Documents.

Borrower shall reimburse Lender for all reasonable attorney’s fees and other amounts described in the Credit Agreement and other Loan Documents incurred in negotiating, documenting, filing, recording, administering, defending, and enforcing Lender’s rights and remedies under this Note and the other Loan Documents as well as any other charges, expenses and amounts described in this Note and the other Loan Documents or to which Lender may be entitled to collect with respect to the Loan under applicable law. All such costs, expenses and charges shall be payable by Borrower to Lender on demand, and, if not paid within five (5) Business Days, shall bear interest at the Default Rate until paid.

All notices and other communications required or permitted with respect to this Note shall be in writing and given in accordance with the requirements set forth in the Credit Agreement.

In the event that the Borrower consists of more than one Person, all of Borrower’s indebtedness, liabilities and obligations to Lender described in this Note and the other Loan Documents shall be joint and several in nature.

This Note is secured by the collateral described in the Security Documents (the “Collateral”):

This Note and the other Loan Documents are freely assignable by Lender without the consent of Borrower.

Borrower and all others who may become liable for the payment of all or any pail of the Liabilities severally waive presentment and demand for payment, notice of intent to accelerate and notice of acceleration, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind, except for notices expressly provided for in this Note or the other Loan Documents. No release of any security for the Liabilities or extension of time for payment of this Note or any installment of this Note, and no alteration, amendment or waiver of any provision of this Note or the other Loan Documents made by agreement between Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who may become liable for the payment of all or any part of the Liabilities, under this Note or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note or the other Loan Documents. If Borrower is a partnership, corporation or limited liability company, the agreements contained in this Note shall remain in full force and effect, notwithstanding any changes in the individuals or entities comprising the Borrower. The term “Borrower,” as used in this Note, shall include any alternate or successor entity, but any predecessor entity, and its partners or members, as the ease may be, shall not thereby be released from any liability. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in Borrower which may be set forth in the other Loan Documents.)

All of the terms, covenants and conditions contained in the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth in this Note.

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the pail of Borrower or Lender, but only by an agreement ill writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

This Note shall be governed by and construed in accordance with the laws of the Governing Law State without reference to conflicts of law rules. To induce Lender to accept this Note and the other Loan Documents, Borrower irrevocably agrees that, subject to Lender’s sole and absolute election, all legal and other proceedings of any kind arising out of or related to this Note, the other Loan Documents, the Loan, Borrower, any other Loan Party, their business operations (including, but not limited to, the Enterprises), or their assets shall be litigated in courts having situs in the Governing Law State. Borrower hereby consents and submits to the jurisdiction of any local, state or federal courts located within said Governing Law State. Borrower hereby waives any right it may have to transfer or change the venue of any legal or other proceeding brought against such person by Lender in accordance with this paragraph.

BORROWER HEREBY WAIVES DEMAND, PRESENTMENT, PROTEST AND NOTICE OF NONPAYMENT, AND FURTHER WAIVES THE BENEFIT OF ALL HOMESTEAD, DOWER, CURTESY, AND REDEMPTION RIGHTS AND ALL VALUATION, APPRAISAL, MORATORIUM, MARSHALING, AND EXEMPTION LAWS TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW.

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

CYBEX INTERNATIONAL, INC.

By:

Name:	Arthur W. Hicks, Jr.
Title:	Vice President; Chief Financial Officer

EXHIBIT B-1

ENCUMBRANCES

(Form of Real Property Security Instrument)

CYBEX INTERNATIONAL, INC., as mortgagor

(Borrower)

to

GMAC COMMERCIAL FINANCE LLC, as mortgagee

(Lender)

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT, FINANCING STATEMENT

AND FIXTURE FILING

Dated:	July 13, 2004

Location:	10 Trotter Drive Medway, MA

County:	Norfolk

PREPARED BY AND UPON

RECORDATION RETURN TO:

Thacher Proffitt & Wood, LLP

50 Main Street, Suite 525

White Plains, New York 10606

Attention: Thomas J. Infurna, Esq.

File No.: 19601-00108

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING (the “Security Instrument”) is made as of the 13th day of July, 2004, by CYBEX INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of New York, with an address at 10 Trotter Drive, Medway, Massachusetts 11779, as mortgagor (“Borrower”) to GMAC COMMERCIAL FINANCE LLC, a Delaware limited liability company, having an office at 210 Interstate North Parkway, Suite 315, Atlanta, Georgia 30339, as mortgagee (“Lender”).

RECITALS:

Borrower by its promissory notes of even date herewith given to Lender (to wit, a note in the principal sum of $11,000,000.00 and a note in the principal sum of $2,000,000.00) is indebted to Lender in the aggregate principal sum of $13,000,000.00 in lawful money of the United States of America (the notes together with all extensions, renewals, modifications, substitutions and amendments thereof shall collectively be referred to as the “Note”), with interest from the date thereof at the rates set forth in the Note, principal and interest to be payable in accordance with the terms and conditions provided in the Note, which Note is made pursuant to the terms of a certain Credit Agreement made by and between Borrower and Lender bearing even date herewith (the credit agreement together with all extensions, renewals, modifications, substitutions and amendments thereof shall collectively be referred to as the “Credit Agreement”).

Borrower desires to secure the payment of the Debt (defined in Article 2) and the performance of all of its obligations under the Note and the Other Obligations (defined in Article 2).

Article 1 - GRANTS OF SECURITY

Section 1.1 PROPERTY MORTGAGED. Borrower does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Lender, and grant a security interest to Lender in, the following property, rights, interests and estates now owned, or hereafter acquired by Borrower (collectively, the “Property”):

(a) Land. The real property described in Exhibit A attached hereto and made a part hereof (the “Land”);

(b) Additional Land. All additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

(c) Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the “Improvements”);

(d) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(e) Fixtures and Personal Property. All Equipment (as such term is defined in the Uniform Commercial Code (defined below), including, without limitation, materials handling equipment, communications equipment, computer equipment, and manufacturing equipment of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest (other than Inventory, as such term is defined in the Uniform Commercial Code)) machinery (other than Inventory, as such term is defined in the Uniform Commercial Code) and fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), office furniture, furnishings and trade fixtures, specialty tools and parts (constituting part of the equipment), in each case now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and all construction building equipment, materials and supplies of any nature whatsoever (expressly excluding any materials and supplies used in the manufacture of Inventory) owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and accessions thereof and renewals and replacements thereof and substitutions therefor together with Borrower’s interest in, and right to any and all manuals, computer programs, software, databases and other materials relating to the use, mechanical/physical operation or structure of any of the foregoing (collectively, the “Personal Property”; it being agreed, however, that the term “Personal Property” shall not include Inventory, Accounts, Deposit Accounts, Documents, General Intangibles (other than as set forth in Section 1.1(m) below), or Investment Property (as such terms are defined in the Uniform Commercial Code)), including the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the “Uniform Commercial Code”), superior in lien to the lien of this Security Instrument and all proceeds and products of all of the above;

(f) Leases and Rents. All leases, subleases and other agreements affecting the use, enjoyment or occupancy of the Land and/or the Improvements heretofore or hereafter entered into and all extensions, amendments and modifications thereto (the “Leases”), whether before or after the filing by or against Borrower of any petition for relief under any laws relating to bankruptcy or rights of creditors generally (“Creditors Rights Laws”) and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, any guaranties of the lessees’ obligations thereunder, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses, but excluding any revenues and profits resulting from Inventory, Accounts, Deposit Accounts, Documents, General Intangibles (other than as set forth in Section 1.1(m) below), or

Investment Property) from the Land and the Improvements whether paid or accruing before or after the filing by or against Borrower of any petition for relief under Creditors Rights Laws (the “Rents”) and all proceeds from the sale or other disposition of the Leases and all sums paid or payable in consideration of or as a result of the termination of any Leases and the right to receive and apply the Rents to the payment of the Debt;

(g) Insurance Proceeds. All proceeds of and any unearned premiums on any insurance policies covering the Land, the Improvements, the Personal Property and other collateral granted under this Section 1.1, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

(h) Condemnation Awards. All awards or payments, including interest thereon, which may hereafter be made with respect to the Land, the Improvements, the Personal Property and other collateral granted under this Section 1.1, whether from the exercise of the right of eminent domain (including, but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(i) Tax Certiorari. All refunds, rebates or credits hereafter arising in connection with a reduction in real estate taxes and assessments charged against the Land, the Improvements, the Personal Property and other collateral granted under this Section 1.1 as a result of tax certiorari or any applications or proceedings for reduction;

(j) Conversion. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims;

(k) Rights. The right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Land, the Improvements, the Personal Property and other collateral granted under this Section 1.1;

(l) Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or mechanical/physical operation of the Land and any part thereof (but excluding any such documents relating to Inventory or the conversion of Inventory into finished product, Accounts, Deposit Accounts, Documents, General Intangibles (other than as set forth in Section 1.1(m) below), or Investment Property) and any Improvements, and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, upon the occurrence and during the continuance of an Event of Default (defined in Article 10), to receive and collect any sums payable to Borrower thereunder;

(m) Intangibles. All books and records and all other general intangibles relating to or used in connection with the mechanical/physical operation of the Land, the Improvements and the Personal Property (but excluding any general intangibles relating to Inventory or the conversion of Inventory into finished product, Accounts, Deposit Accounts, Documents, Investment Property or intellectual property); and

(n) Other Rights. Any and all other rights of Borrower in and to the items set forth in Subsections (a) through (m) above.

Section 1.2 ASSIGNMENT OF LEASES AND RENTS. Borrower hereby absolutely and unconditionally assigns to Lender Borrower’s right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 1.2 and Section 3.8 and Section 11.1(h), Lender grants to Borrower a revocable license to collect and receive the Rents. Borrower shall hold a portion of the Rents sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.

Section 1.3 SECURITY AGREEMENT. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. By executing and delivering this Security Instrument, Borrower hereby grants to Lender, as security for the Obligations (defined in Section 2.3), a security interest in the Personal Property and other collateral given as security for the Obligations (whether denominated as part of the Property or otherwise) to the extent that under applicable law the same would be governed by the Uniform Commercial Code (collectively, “UCC Collateral”) to the full extent that the Personal Property and other UCC Collateral may be subject to the Uniform Commercial Code.

Section 1.4 PLEDGE OF MONIES HELD. Borrower hereby pledges to Lender any and all monies now or hereafter held by Lender, including, without limitation, Net Proceeds (defined in Section 3.7), as additional security for the Obligations until expended or applied as provided in this Security Instrument.

Section 1.5 CONDITIONS TO GRANT. TO HAVE AND TO HOLD the above granted and described Property to the use and benefit of Lender, and the successors and assigns of Lender, forever;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall pay to Lender the Debt at the time and in the manner provided in the Note and this Security Instrument and shall perform the Other Obligations as set forth in this Security Instrument, these presents and the estate hereby granted shall cease, terminate and be void.

Article 2 - DEBT AND OBLIGATIONS SECURED

Section 2.1 DEBT. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the payment of the following, in such order of priority as Lender may determine in its sole discretion (the “Debt”):

(a) the indebtedness evidenced by the Note in lawful money of the United States of America;

(b) interest, default interest, late charges and other sums, as provided in the Note, the Credit Agreement, this Security Instrument or the Other Security Documents (defined in Section 3.2);

(c) the Prepayment Fee (as defined in the Note), if any;

(d) all other monies agreed or provided to be paid by Borrower in the Note, the Credit Agreement, this Security Instrument or the Other Security Documents;

(e) all sums advanced pursuant to this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby; and

(f) all sums advanced and costs and expenses incurred by Lender in connection with the Debt or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender.

Section 2.2 OTHER OBLIGATIONS. This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the performance of the following (the “Other Obligations”):

(a) all other obligations of Borrower contained herein;

(b) each obligation of Borrower contained in the Note, the Credit Agreement and in the Other Security Documents; and

(c) each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, the Credit Agreement, this Security Instrument or the Other Security Documents.

Section 2.3 DEBT AND OTHER OBLIGATIONS. Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively as the “Obligations.”

Section 2.4 PAYMENTS. Unless payments are made in the required amount in immediately available funds at the place where the Note is payable, remittances in payment of all or any part of the Debt shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in funds immediately available at the place where the Note is payable (or any other place as Lender, in Lender’s sole discretion, may have established by delivery of written notice thereof to Borrower) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks; provided, however, Lender shall not be required to accept payment for any Obligation in cash. Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default.

Article 3 - BORROWER COVENANTS

Borrower covenants and agrees that:

Section 3.1 PAYMENT OF DEBT. Borrower will pay the Debt at the time and in the manner provided in the Note and in this Security Instrument.

Section 3.2 INCORPORATION BY REFERENCE. All the covenants, conditions and agreements contained in (a) the Note and the Credit Agreement, and (b) all and any of the documents other than the Note, the Credit Agreement or this Security Instrument now or hereafter executed and delivered by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guaranty payment of the Note or are otherwise executed and delivered in connection with the Loan (hereinafter defined; such other documents, together with any and all extensions, renewals, substitutions, replacements, amendments, modifications and/or restatements thereof, the “Other Security Documents”) are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

Section 3.3 INSURANCE.

(a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

(i) insurance with respect to the Improvements and the Personal Property insuring against any peril now or hereafter included within the classification “All Risk” or “Special Perils”, in each case (A) in an amount equal to 100% of the “Full Replacement Cost,” which for purposes of this Security Instrument shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all coinsurance provisions; (C) providing for no deductible in excess of $10,000.00; and (D) providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements together with an “Ordinance or Law Coverage” or “Enforcement” endorsement. The Full Replacement Cost shall be redetermined from time to time (but not more frequently than once in any eighteen (18) calendar months) at the request of Lender by an appraiser or contractor designated and paid by Borrower and approved by Lender, or by an engineer or appraiser in the regular employ of the insurer. After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade. No omission on the part of Lender to request any such ascertainment shall relieve Borrower of any of its obligations under this Subsection;

(ii) commercial general liability insurance against all claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form with a general aggregate limit of not less than $5,000,000 and a per occurrence limit of not less than $2,000,000; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; and (4) blanket contractual liability for all written and oral contracts;

(iii) Intentionally Omitted;

(iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in Section 3.3(a)(i) written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Section 3.3(a)(i), (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(v) workers’ compensation, subject to the statutory limits of the state in which the Property is located, and employer’s liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

(vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender;

(vii) if any portion of the Improvements is at any time located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the “Flood Insurance Acts”), flood hazard insurance in an amount equal to the lesser of (A) the principal balance of the Note, and (B) the maximum limit of coverage available for the Property under the Flood Insurance Acts;

(viii) intentionally deleted; and

(ix) such other insurance and in such amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

(b) All insurance provided for in Section 3.3(a) hereof shall be obtained under valid and enforceable policies (the “Policies” or in the singular, the “Policy”), in such forms and, from time to time after the date hereof, in such amounts as may from time to time be satisfactory to

Lender, issued by financially sound and responsible insurance companies authorized and admitted to do business in the state in which the Property is located and approved by Lender. The insurance companies must have a general policy rating of A or better and a financial class of IX or better by A.M. Best Company, Inc., and a claims paying ability/financial strength rating of at least A- by Standard & Poor’s Corp. or such comparable rating by such other credit rating agency approved by Lender (a “Rating Agency”) or in the event such insurance company is not so rated, said insurance company shall be acceptable to Lender in all respects (each such insurer shall be referred to below as a “Qualified Insurer”). Not less than thirty (30) days prior to the expiration dates of the Policies theretofore furnished to Lender pursuant to Section 3.3(a), certified copies of the Policies marked “premium paid” or accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”), shall be delivered by Borrower to Lender; provided, however, that in the case of renewal Policies, Borrower may furnish Lender with binders therefor to be followed by the original Policies when issued.

(c) Borrower shall not obtain (i) any umbrella or blanket liability or casualty Policy unless, in each case, such Policy is approved in advance in writing by Lender and Lender’s interest is included therein as provided in this Security Instrument and such Policy is issued by a Qualified Insurer, or (ii) separate insurance concurrent in form or contributing in the event of loss with that required in Section 3.3(a) to be furnished by, or which may be reasonably required to be furnished by, Borrower. In the event Borrower obtains separate insurance or an umbrella or a blanket Policy, Borrower shall notify Lender of the same and shall cause certified copies of each Policy to be delivered as required in Section 3.3(a) Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 3.3(a).

(d) All Policies of insurance provided for or contemplated by Section 3.3(a), except for the Policy referenced in Section 3.3(a)(v), shall name Lender and Borrower as the insured or additional insured, as their respective interests may appear, and in the case of property damage, boiler and machinery, and flood insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

(e) All Policies of insurance provided for in Section 3.3(a) shall contain clauses or endorsements to the effect that:

(i) no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant under any Lease or other occupant, or failure to comply with the provisions of any Policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or cancelled without at least 30 days’ written notice to Lender and any other party named therein as an insured; and

(iii) each Policy shall provide that the issuers thereof shall give written notice to Lender if the Policy has not been renewed thirty (30) days prior to its expiration; and

(iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f) Borrower shall furnish to Lender, on or before thirty (30) days after the close of each of Borrower’s fiscal years, a statement certified by Borrower or a duly authorized officer of Borrower of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance and, if requested by Lender, verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to Lender.

(g) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate, and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by this Security Instrument and shall bear interest at the Default Rate (as defined in the Note). Lender shall endeavor to notify Borrower before obtaining any such coverage.

(h) If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty, with such alterations as may be approved by Lender (the “Casualty Restoration”) and otherwise in accordance with Section 3.7 of this Security Instrument. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance.

(i) In the event of a foreclosure of the Security Instrument or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest exclusively in Lender or the purchaser at such foreclosure or other transferee in the event of such other transfer of title.

Section 3.4 PAYMENT OF TAXES, ETC.

(a) Borrower shall promptly pay by their due date all taxes, assessments, water rates, sewer rents, and other governmental impositions, now or hereafter levied or assessed or imposed against the Property or any part thereof (the “Taxes”), all ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the “Other Charges”), and all charges for utility services provided to the Property as same become due and payable, unless contested in good faith as provided in subparagraph (b)

below. Borrower will deliver to Lender, promptly upon Lender’s request, evidence satisfactory to Lender that the Taxes, Other Charges and utility service charges have been so paid or are not then delinquent. Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property. Borrower shall furnish to Lender paid receipts for the payment of the Taxes and Other Charges prior to the date the same shall become delinquent.

(b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes, provided that (i) no Event of Default has occurred and is continuing under the Note, this Security Instrument or any of the Other Security Documents, (ii) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (iii) such proceeding shall suspend the collection of the Taxes from Borrower and from the Property or Borrower shall have paid all of the Taxes under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost, and (vi) Borrower shall have established appropriate reserves in accordance with GAAP in respect to the Taxes, together with all interest and penalties thereon, unless Borrower has paid all of the Taxes under protest, or Borrower shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Lender to insure the payment of any contested Taxes, together with all interest and penalties thereon.

Section 3.5 INTENTIONALLY OMITTED.

Section 3.6 CONDEMNATION. Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), and whether or not any award or payment made in any condemnation or eminent domain proceeding (an “Award”) is made available to Borrower for Restoration in accordance with Section 3.7, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Security Instrument and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. Borrower shall cause the Award made in any condemnation or eminent domain proceeding, which is payable to Borrower, to be paid directly to Lender. Subject to Section 3.7, Lender may apply any Award to the reduction or discharge of the Debt whether or not then due and payable. In the event that the Property or any portion thereof is taken by any condemning authority, Borrower shall promptly proceed to restore, repair, replace or rebuild the Property in a workmanlike manner to the extent practicable to be of at least equal value and substantially the same character as prior to such condemnation or eminent domain proceeding (the “Condemnation Restoration”; the Condemnation Restoration and the Casualty Restoration are collectively hereinafter referred to as the “Restoration”). If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

Section 3.7 RESTORATION. The following provisions shall apply in connection with the Restoration of the Property:

(a) If the Net Proceeds (defined below) shall be less than $100,000.00 and the costs of completing the Restoration shall be less than $100,000.00, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 3.7(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Security Instrument.

(b) If the Net Proceeds are equal to or greater than $100,000.00 or the costs of completing the Restoration are equal to or greater than $100,000.00, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 3.7(b). The term “Net Proceeds” for the purposes of this Section shall mean: (1) the net amount of all insurance proceeds received by Lender pursuant to Section 3.3(a)(i), (iv), (vi), (vii), and, as applicable, (ix) of this Security Instrument as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable legal fees), if any, in collecting same (“Insurance Proceeds”) or (2) the net amount of the Award received by Lender, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable legal fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.

(i) The Net Proceeds shall be made available to Borrower for the Restoration provided that each of the following conditions is met:

(A) no Event of Default shall have occurred and be continuing under the Note, the Credit Agreement, this Security Instrument or any of the Other Security Documents;

(B) (1) in the event the Net Proceeds are Insurance Proceeds, less than twenty percent (20%) of the total floor area of the Improvements has been damaged, destroyed or rendered unusable as a result of such fire or other casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than twenty - percent (20%) of the land constituting the Property has been taken, such land is located along the perimeter or periphery of the Property, no portion of the Improvements is located on such land and such taking does not materially impair the existing access to the Property;

(C) Intentionally Deleted;

(D) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than thirty (30) days after such damage, destruction or taking occurs) and shall diligently pursue the same to satisfactory completion;

(E) Lender shall be satisfied that any operating deficits which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking will be covered out of (1) the Net Proceeds, or (2) other funds of Borrower;

(F) Intentionally Omitted;

(G) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) twelve (12) months prior to the Loan Maturity Date (as defined in the Note), (2) twelve (12) months after the occurrence of such fire or other casualty or taking, or (3) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to the condition it was in immediately prior to such fire or other casualty or taking;

(H) Borrower shall execute and deliver to Lender a completion guaranty in form and substance satisfactory to Lender and its counsel pursuant to the provisions of which Borrower shall guaranty to Lender the lien-free completion by Borrower of the Restoration in accordance with the provisions of this Section 3.7(b);

(I) the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations; and

(J) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable governmental laws, rules and regulations (including, without limitation, all applicable Environmental Laws (defined below).

(ii) The Net Proceeds shall be held by Lender in an interest bearing trust account and, until disbursed in accordance with the provisions of this Section 3.7(b), shall constitute additional security for the Obligations. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanics or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company insuring the lien of this Security Instrument.

(iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Restoration Consultant”). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Restoration Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable legal fees and disbursements and the Restoration Consultant’s fees, shall be paid by Borrower.

(iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Restoration Consultant, minus the Restoration Retainage. The term “Restoration Retainage” as used in this Section 3.7(b) shall mean an amount equal to 10% of the costs actually incurred for work in place as part of the Restoration, as certified by the Restoration Consultant. The Restoration Retainage shall in no event be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Restoration Retainage shall not be released until the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 3.7(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Restoration Retainage, provided, however, that Lender will release the portion of the Restoration Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Restoration Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, and the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company insuring the lien of this Security Instrument. If required by Lender, the release of any such portion of the Restoration Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender, be sufficient to pay in full the balance of the costs which are estimated by the Restoration Consultant to be incurred in connection with the completion of the Restoration, Borrower shall not be entitled to any further disbursements of the Net Proceeds hereunder until Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) in immediately available funds with Lender. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 3.7(b) shall constitute additional security for the Obligations.

(vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 3.7(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, with any interest earned thereon, provided no Event of Default shall have occurred and shall be continuing under the Note, the Credit Agreement, this Security Instrument or any of the Other Security Documents.

(c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 3.7(b)(vii) may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its discretion shall deem proper or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate, in its discretion. If Lender shall receive and retain Net Proceeds, the lien of this Security Instrument shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt.

Section 3.8 LEASES AND RENTS.

(a) Borrower may enter into a proposed Lease (including the renewal or extension of an existing Lease (a “Renewal Lease”)) without the prior written consent of Lender, provided such proposed Lease or Renewal Lease (i) provides for rental rates and terms comparable to existing local market rates and terms (taking into account the type and quality of the tenant) as of the date such Lease is executed by Borrower (unless, in the case of a Renewal Lease, the rent payable during such renewal, or a formula or other method to compute such rent, is provided for in the original Lease), (ii) is an arms-length transaction with a bona fide, independent third party tenant, (iii) does not have a materially adverse effect on the value of the Property taken as a whole, (iv) is subject and subordinate to the Security Instrument and the lessee thereunder agrees to attorn to Lender, and (v) is written on a form of lease approved by Lender. All proposed Leases which do not satisfy the requirements set forth in this Section 3.8(a) shall be subject to the prior approval of Lender and its counsel, at Borrower’s expense. Borrower shall promptly deliver to Lender copies of all Leases which are entered into pursuant to this Subsection together with Borrower’s certification that it has satisfied all of the conditions of this Subsection.

(b) Borrower (i) shall observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of any of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default which Borrower shall send or receive thereunder; (iii) shall enforce all of the material terms, covenants and conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed; (iv) shall not collect any of the Rents more than one (1) month in advance (except security deposits shall not be deemed Rents collected in advance); (v) shall not execute any other assignment of the lessor’s interest in any of the Leases or the Rents; and (vi) shall not consent to any assignment of or subletting under any Leases not in accordance with their terms, without the prior written consent of Lender.

(c) Except with respect to any Major Lease (defined below), Borrower may, without the consent of Lender, amend, modify or waive the provisions of any Lease or terminate, reduce rents under, accept a surrender of space under, or shorten the term of; any Lease (including any guaranty, letter of credit or other credit support with respect thereto) provided that such action (taking into account, in the case of a termination, reduction in rent, surrender of space or shortening of term, the planned alternative use of the affected space) does not have a materially adverse effect on the value of the Property taken as a whole, and provided that such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of this Security Instrument and any subordination agreement binding upon Lender with respect to such Lease. A termination of a Lease with a tenant who is in default beyond applicable notice and grace periods shall not be considered an action which has a materially adverse effect on the value of the Property taken as a whole. Any amendment, modification, waiver, termination, rent reduction, space surrender or term shortening which does not satisfy the requirements set forth in this Subsection shall be subject to the prior approval of Lender and its counsel, at Borrower’s expense. Borrower shall promptly deliver to Lender copies of amendments, modifications and waivers which are entered into pursuant to this Subsection together with Borrower’s certification that it has satisfied all of the conditions of this Subsection.

(d) Notwithstanding anything contained herein to the contrary, Borrower shall not, without the prior written consent of Lender, enter into, renew, extend, amend, modify, waive any provisions of, terminate, reduce rents under, accept a surrender of space under, or shorten the term of any Major Lease. The term “Major Lease” shall mean (i) any Lease which (A) covers twenty percent (20%) or more of the total space at the Property, in the aggregate, or (B) provides for a lease term of more than ten (10) years including options to renew and (ii) any instrument guaranteeing or providing credit support for any Major Lease.

Section 3.9 MAINTENANCE AND USE OF PROPERTY. Borrower shall cause the Property to be maintained in a good and safe condition and repair. Borrower shall not (and shall not permit any tenant or other person to) remove, demolish or materially alter the Property or any part thereof (except for normal replacement of the Personal Property) without the consent of Lender. Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 3.6 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Borrower shall not initiate, join in, acquiesce in, or consent to any material change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Lender.

Section 3.10 WASTE. Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may materially impair the value of the Property or the security of this Security Instrument. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

Section 3.11 COMPLIANCE WITH LAWS.

(a) Borrower shall promptly comply in all material respects with all Applicable Laws (defined in Section 20.1) affecting the Property, or the use thereof, including all Environmental Laws.

(b) Borrower shall from time to time, upon Lender’s request, provide Lender with evidence reasonably satisfactory to Lender that the Property complies with all Applicable Laws or is exempt from compliance with Applicable Laws.

(c) Notwithstanding any provisions set forth herein or in any document regarding Lender’s approval of alterations of the Property, Borrower shall not alter the Property in any manner which would materially increase Borrower’s responsibilities for compliance with Applicable Laws without the prior written approval of Lender. Lender’s approval of the plans, specifications, or working drawings for alterations of the Property shall create no responsibility or liability on behalf of Lender for their completeness, design, sufficiency or their compliance with Applicable Laws. The foregoing shall apply to tenant improvements constructed by Borrower or by any of its tenants. Lender may condition any such approval upon receipt of a certificate of compliance with Applicable Laws from an independent architect, engineer, or other person acceptable to Lender.

(d) Borrower shall give prompt notice to Lender of the receipt by Borrower of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws.

(e) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Applicable Laws affecting the Property, provided that (i) no Event of Default has occurred and is continuing under the Note, the Credit Agreement, this Security Instrument or any of the Other Security Documents; (ii) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or the Property is subject and shall not constitute a default thereunder; (iv) neither the Property, any part thereof or interest therein, any of the tenants or occupants thereof, nor Borrower shall be affected in any material adverse way as a result of such proceeding; (v) non-compliance with the Applicable Laws shall not impose criminal or material civil liability on Borrower or Lender; (vi) Borrower shall have furnished the security as may be required in the proceeding or by Lender to ensure compliance by Borrower with the Applicable Laws and (vii) Borrower shall have furnished to Lender all other items reasonably requested by Lender.

Section 3.12 PAYMENT FOR LABOR AND MATERIALS. Borrower will promptly pay when due all applicable bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and never permit to exist in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof; and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof; except for the Permitted Exceptions (defined below).

Section 3.13 PERFORMANCE OF OTHER AGREEMENTS. Borrower shall observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property, or given by Borrower to Lender for the purpose of further securing an Obligation and any amendments, modifications or changes thereto.

Section 3.14 MANAGEMENT. The Property shall be managed by Borrower. All Rents, if any, generated by or derived from the Property shall first be utilized solely for current expenses directly attributable to the ownership and operation of the Property, including, without limitation, current expenses relating to Borrower’s liabilities and obligations with respect to the Note, this Security Instrument and the Other Security Documents, and none of the Rents generated by or derived from the Property shall be diverted by Borrower and utilized for any other purpose unless all such current expenses attributable to the ownership and operation of the Property have been fully paid and satisfied.

Article 4 - SPECIAL COVENANTS

Borrower covenants and agrees that:

Section 4.1 PROPERTY USE. The Property shall be used only for manufacturing, warehouse, research and development, showroom and office purposes, and for no other use without the prior written consent of Lender.

Article 5 - REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender that:

Section 5.1 WARRANTY OF TITLE. Borrower has good title to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same and that Borrower possesses an unencumbered fee simple absolute estate in the Land and the Improvements and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Security Instrument (the “Permitted Exceptions”). Borrower shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all persons whomsoever, other than with respect to Permitted Exceptions (as such term is defined in the Credit Agreement).

Section 5.2 STATUS OF PROPERTY.

(a) Borrower has obtained all material certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in flu force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

(b) The Property and the present and contemplated use and occupancy thereof are in compliance, in all material respects, with all applicable zoning ordinances, building codes, land use laws, Environmental Laws and other similar laws.

(c) The Property is served by all utilities required for the current or currently contemplated use thereof All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service.

(d) All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and are physically and legally open for use by the public.

(e) The Property is served by public water and sewer systems.

(f) The Property is free from damage caused by fire or other casualty.

(g) All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements that are due and payable have been paid in full.

(h) Borrower has paid in full for, and is the owner of; all furnishings, fixtures and equipment used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby, except for Permitted Exceptions.

(i) All liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance (in all material respects) with all Applicable Laws.

(j) No portion of the Improvements is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts or, if any portion of the Improvements is located within such area, Borrower has obtained and will maintain the insurance prescribed in Section 3.3(a) (vii) hereof.

(k) All the Improvements lie within the boundaries of the Land.

(l) The Property is presently not subject to any Leases.

Section 5.3 SEPARATE TAX LOT. The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof

Section 5.4 PERMITTED EXCEPTIONS. None of the Permitted Exceptions, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by the Security Instrument, the Note, and the Other Security Documents, materially and adversely affects the value of the Property, impairs the use or the operation of the Property or impairs Borrower’s ability to pay its obligations in a timely manner.

Article 6 - OBLIGATIONS AND RELIANCE’S

Section 6.1 RELATIONSHIP OF BORROWER AND LENDER. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Note, the Credit Agreement, this Security Instrument and the Other Security Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

Section 6.2 NO RELIANCE ON LENDER. The members, general partners, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise in connection with the ownership and operation of the Property. Borrower is not relying on Lender’s expertise, business acumen or advice in connection with the Property.

Section 6.3 No LENDER OBLIGATIONS. (a) Notwithstanding anything herein to the contrary, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

(b) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Security Instrument, the Note or the Other Security Documents, including without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

Section 6.4 RELIANCE. Borrower recognizes and acknowledges that in accepting the Note, the Credit Agreement, this Security Instrument and the Other Security Documents, Lender

is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Article 5 and Article 12 without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof; that the warranties and representations are a material inducement to Lender in accepting the Note, this Security Instrument and the Other Security Documents; and that Lender would not be willing to make the Loan and accept this Security Instrument in the absence of the warranties and representations as set forth in Article 5 and Article 12.

Article 7 - FURTHER ASSURANCES

Section 7.1 RECORDING OF SECURITY INSTRUMENT, ETC.

(a) Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the Other Security Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, the Credit Agreement, this Security Instrument, the Other Security Documents, any note or deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

(b) The Borrower hereby irrevocably authorizes the Lender at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that provide any information required by part 5 of Article 9 of the Uniform Commercial Code of the state(s) where any of the Property is located or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Borrower is an organization, the type of organization and any organization identification number issued to the Borrower and, (ii) in the case of a financing statement filed as a fixture filing a sufficient description of real property to which the Property relates. The Borrower agrees to furnish any such information to the Lender promptly upon the Lenders request. The Borrower also ratifies its authorization for the Lender to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof

Section 7.2 FURTHER ACTS, ETC. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, deeds of trusts, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the Property and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Applicable Laws. Borrower, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more instruments, to evidence or perfect more effectively the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender pursuant to this Section 7.2

Section 7.3 CHANGES IN TAX, DEBT CREDIT AND DOCUMENTARY STAMP LAWS.

(a) If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option, exercisable by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

(b) Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be n-jade or claimed from the assessed value of the Property,- or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, exercisable by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

(c) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the Other Security Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

Section 7.4 ESTOPPEL CERTIFICATES.

(a) After request by Lender, Borrower, within ten (10) days, shall furnish Lender or any proposed assignee with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Mote, (iv) the terms of payment and Loan Maturity Date of the Note, (v) the date installments of interest and/or principal were last paid, (vi) that, except as provided in such statement, there are no defaults or events which with the passage of time or the giving of notice or both, would constitute an event of default under the Note or the Security Instrument, (vii) that the Note and this Security Instrument are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (viii) whether any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (ix) that all Leases, if any, are in full force and effect and have not been modified (or if modified, setting forth all modifications), (x) the date to which the Rents thereunder have been paid pursuant to the Leases, if any, (xi) whether or not, to the best knowledge of Borrower, any of the lessees under the Leases, if any, are in default under the Leases, if any, and, if any of the lessees are in default, setting forth the specific nature of all such defaults, (xii) the amount of security deposits held by Borrower under each Lease, if any, and that such amounts are consistent with the amounts required under such Lease, and (xiii) as to any other matters reasonably requested by Lender and reasonably related to the Leases, if any, the obligations secured hereby, the Property or this Security Instrument.

(b) If there are Leases in effect, Borrower shall use its best efforts to deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more lessees as required by Lender attesting to such facts regarding the Lease as Lender may require, including, but not limited to, attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, except- as security, and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease.

(c) Upon any transfer or proposed transfer contemplated by Section 18.1 hereof, at Lender’s request, Borrower shall provide an estoppel certificate to the Investor (defined in Section 18.1) or any prospective Investor in such form, substance and detail as Lender, such Investor or prospective Investor may require.

Section 7.5 FLOOD INSURANCE. After Lender’s request, Borrower shall deliver evidence satisfactory to Lender that no portion of the Improvements is situated in a federally designated “special flood hazard area” or, if it is, that Borrower has obtained insurance meeting the requirements of Section 3.3(a)(vii).

Section 7.6 REPLACEMENT DOCUMENTS. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any Other Security Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or Other Security Document, Borrower will issue, in lieu thereof, a replacement Note or Other Security Document, dated the date of such lost, stolen, destroyed or mutilated Note or Other Security Document in the same principal amount thereof and otherwise of like tenor.

Article 8 - DUE ON SALE/ENCUMBRANCE

Section 8.1 TRANSFER DEFINITIONS. For purposes of this Article 8 , a “Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, transfer or pledge of a legal or beneficial interest.

Section 8.2 NO SALE/ENCUMBRANCE. (a) Borrower shall not sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Property or any part thereof or any legal or beneficial interest therein (collectively a “Transfer”), other than pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of Section 3.8, without the prior written consent of Lender.

(b) A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) a Change in Control (as such term is defined in the Credit Agreement).

Section 8.3 PERMITTED TRANSFERS. (a) Notwithstanding the provisions of Section 8.1 and 8.2, but subject to Section 7.1(r) of the Credit Agreement, the following shall not constitute a Transfer: (1) the sale, transfer or issuance of stock in Borrower or any beneficial ownership interest therein, provided same does not constitute a Change in Control (as such term is defined in the Credit Agreement); and (ii) the disposition of any part of the Property, other than real property, consisting of obsolete or unused assets, provided that such obsolete or unused assets shall be replaced with assets of equal or greater value, and such replacement assets shall constitute a part of the Property.

Article 9 - PREPAYMENT

Section 9.1 PREPAYMENT. The Debt may not be prepaid in whole or in part except in strict accordance with the express terms and conditions of the Note.

Article 10 - DEFAULT

Section 10.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a) the occurrence of any “Event of Default” as such term is defined in the Credit Agreement;

(b) if any of the Taxes or Other Charges is not paid when the same is due and payable except in accordance with the terms of Section 3.4 of this Security Instrument;

(c) if the Policies are not kept in full force and effect, or if the Policies are not delivered to Lender as provided in Section 3.3(b);

(d) if the Property becomes subject to any mechanic’s, materialman’s or other lien other than a lien not then due and payable and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days;

(e) if any federal tax lien is filed against Borrower or the Property and same is not discharged of record within thirty (30) days after same is filed;

(f) if Borrower shall fail to deliver to Lender, within ten (10) days after request by Lender, the estoppel certificates required by Section 7.4(a) and (c);

(g) if any default occurs under any guaranty or indemnity executed in connection herewith (including the Environmental Indemnity, defined in Section 13.4) and such default continues after the expiration of applicable grace periods, if any; or

(h) if for more than ten (10) days after notice from Lender, Borrower shall continue to be in default under any term, covenant or condition of this Security Instrument not set forth in Section 10.1(a) through (g) above, then, in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of ninety (90) days.

Article 11 - RIGHTS AND REMEDIES

Section 11.1 REMEDIES. Upon the occurrence of any Event of Default, Borrower agrees that Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower in and to the Property, including, but not limited to the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

(a) declare the entire unpaid Debt to be immediately due and payable;

(b) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable state or federal law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(c) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable state or federal law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;

(d) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, in one or more parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted bylaw;

(e) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note or in the Other Security Documents;

(f) recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the Other Security Documents;

(g) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower or of any person, firm or other entity liable for the payment of the Debt;

(h) subject to any applicable state or federal law, the license granted to Borrower under Section 1.2 shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all rent rolls, leases (including the form lease and amendments and exhibits), subleases (including the form sublease and amendments and exhibits) and rental and license agreements with the tenants, subtenants and licensees, in possession of the Property or any part or parts thereof; tenants, subtenants, and licensees, money deposits or other property (including, without limitation, any letter of credit) given to secure tenants, subtenants, and licensees, obligations under leases, subleases or licenses, together with a list of the foregoing; all lists pertaining to current rent and license fee arrears; any and all architects, plans and specifications, licenses and permits, documents, books, records, accounts, surveys and property which relate to the management, leasing, operation, occupancy, ownership, insurance, maintenance, or service of or construction upon the Property and Borrower agrees to surrender possession thereof and of the Property to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Lender deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) either require Borrower (A) to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower, or (B) to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and (vi) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable legal fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, Insurance Premiums and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

(i) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Personal Property and other UCC Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Personal Property and other UCC Collateral, and (ii) request Borrower at its expense to assemble the Personal Property and other UCC Collateral and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Personal Property and other UCC Collateral sent to Borrower in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Borrower;

(j) apply any sums held in escrow or otherwise by Lender in accordance with the terms of this Security Instrument or any Other Security Document to the payment of the following items in any order in its sole discretion:

(i) Taxes and Other Charges;

(ii) Insurance Premiums;

(iii) interest on the unpaid principal balance of the Note;

(iv) amortization of the unpaid principal balance of the Note; and

(v) all other sums payable pursuant to the Note, this Security Instrument and the Other Security Documents, including, without limitation, advances made by Lender pursuant to the terms of this Security Instrument;

(k) surrender the Policies maintained pursuant to Article 3 hereof, collect the unearned Insurance Premiums and apply such sums as a credit on the Debt in such priority and proportion as Lender in its discretion shall deem proper, and in connection therewith, Borrower hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Borrower to collect such unearned Insurance Premiums;

(l) apply the balance of any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion; or

(m) pursue such other remedies as Lender may have under applicable state or federal law.

In the event of a sale pursuant to this Section 11.1, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. Notwithstanding the provisions of this Section 11.1 to the contrary, if any Event of Default as described in Section 7.1(h) or Section 7.1(i) of the Credit Agreement shall occur, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Lender.

Section 11.2 APPLICATION OF PROCEEDS. The purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Lender pursuant to the Note, this Security Instrument or the Other Security Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.

Section 11.3 RIGHT TO CURE DEFAULTS. Upon the occurrence of any Event of Default or if Borrower fails to make any payment or to do any act as herein provided, upon notice to Borrower (except in an emergency situation to protect the security hereof), Lender may, but without any obligation to do so and without releasing Borrower from any obligation hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt. The cost and expense of any cure hereunder (including reasonable legal fees to the extent permitted by law), with interest as provided in this Section 11.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate (defined in the Note) shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the Other Security Documents and shall be immediately due and payable upon demand by Lender therefor.

Section 11.4 ACTIONS AND PROCEEDINGS. With notice to Borrower, Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and, after the occurrence and during the continuance of an Event of Default, to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

Section 11.5 RECOVERY OF SUMS REQUIRED TO BE PAID. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

Section 11.6 EXAMINATION OF BOOKS AND RECORDS. Lender, its agents, accountants and attorneys shall have the right upon prior written notice to Borrower (unless an Event of Default exists, in which case no notice shall be required), to examine and audit, during reasonable business hours, the records, books, management and other papers of Borrower and its Subsidiaries (as defined in the Credit Agreement) which pertain to their financial condition or the income, expenses and operation of the Property, at the Property or at any office regularly maintained by Borrower or its Subsidiaries where the books and records are located. Lender and its agents shall have the right upon notice to make copies and extracts from the foregoing records and other papers.

Section 11.7 OTHER RIGHTS, ETC.

(a) The failure of Lender to insist upon strict performance of any tenn hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower’s obligations hereunder by reason of (i) the failure of Lender to comply with any request of Borrower to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the Other Security Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment, changing the rate of interest, or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the Other Security Documents.

(b) It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender’s possession.

(c) Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 11.8 RIGHT TO RELEASE ANY PORTION OF THE PROPERTY. Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

Section 11.9 VIOLATION OF LAWS. If the Property is not in material compliance with Applicable Laws, Lender may impose additional requirements upon Borrower in connection herewith including, without limitation, monetary reserves or financial equivalents reasonably related to the non-compliance.

Section 11.10 RIGHT OF ENTRY. Lender and its agents shall have the right to enter and inspect the Property at all reasonable times upon reasonable notice.

Section 11.11 SUBROGATION. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Borrower’s obligations hereunder, under the Note and the Other Security Documents and the performance and discharge of the Other Obligations.

Section 11.12 POWER OF ATTORNEY.

(a) The Borrower hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead purpose of the Borrower or in the Lender’s own name, for the purposes of carrying out the terms of this Security Instrument, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Security Instrument and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Borrower, upon notice to the Borrower, to, upon the occurrence and during the continuance of an Event of Default, sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Property in such manner as is consistent with the Uniform Commercial Code and as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Borrower’s expense, at any time, or from time to time, all acts and things which the Lender deems necessary or usefull to protect, preserve or realize upon the Property and the Lender’s security interest therein, in order to effect the intent of this Security Instrument, all no less fully and effectively as the Borrower might do; and

(b) To the extent permitted by law, the Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

(c) The powers conferred on the Lender hereunder are solely to protect its interests in the Property and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act.

Article 12 - ENVIRONMENTAL HAZARDS

Section 12.1 ENVRONMENTAL REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that: (a) there are no Hazardous Materials (defined below) or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with Environmental Laws and with permits issued pursuant thereto (if such permits are required), and (ii) either (A) in amounts not in excess of that necessary to operate the Property or (B) fully disclosed in writing pursuant to the written reports resulting from the environmental site assessments of the Property delivered to Lender prepared by Commercial Property ESA Program (the “Environmental Report”); (b) there are no known past, present or threatened Releases (defined below) of Hazardous Materials in violation of any Environmental Law and which would require remediation by a governmental authority in, on, under or from the Property except as described in the Environmental Report; (c) there is no known threat of any Release of Hazardous Materials migrating to the Property except as described in the Environmental Report; (d) there is no known past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property except as described in the Environmental Report; (e) Borrower does not know of, and has not received, any written or oral notice or other communication from any person or entity (including but not limited to a governmental entity) relating to Hazardous Materials in, on, under or from the Property; and (f) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property known to Borrower or contained in Borrower’s files and records, including but not limited to any reports relating to Hazardous Materials in, on, under or migrating to or from the Property and/or to the environmental condition of the Property. “Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, that apply to Borrower or the Property and relate to Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act. “Hazardous Materials” shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant” or other words of similar import within the meaning of any Environmental Law. “Release” of any Hazardous Materials includes but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

Section 12.2 ENVIRONMENTAL COVENANTS. Borrower covenants and agrees that so long as Borrower owns, manages, is in possession of, or otherwise controls the operation of the Property: (a) all uses and operations on or of the Property, whether by Borrower or any other person or entity, shall be in compliance, in all material respects, with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Materials in, on, under or from the Property; (c) there shall be no Hazardous Materials in, on, or under the Property, except those that arc both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (ii) (A) in amounts not in excess of that necessary to operate the Property or (B) fully disclosed to and approved by Lender in writing; (d) Borrower shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other person or entity (the “Environmental Liens”); (e) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 12.3 below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (f) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Lender, upon Lender’s reasonable belief that the Property is not in compliance (in all material respects) with all Environmental Laws, and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties hereinafter defined shall be entitled to rely on such reports and other results thereof; (g) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (i) reasonably effectuate remediation of any Hazardous Materials in, on, under or from the Property; and (ii) comply with any Environmental Law; (h) Borrower shall not allow any tenant or other user of the Property to violate any Environmental Law; and (i) Borrower shall immediately notify Lender in writing after it has become aware of (A) any presence or Release or threatened Release of Hazardous Materials in, on, under, from or migrating towards the Property; (B) any material non-compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien against the Property; (D) any required or proposed remediation of environmental conditions relating to the Property; and (E) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to Hazardous Materials.

Section 12.3 LENDER’S RIGHTS. Lender and any other person or entity designated by Lender, including but not limited to any representative of a governmental entity, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation upon Lender’s reasonable belief that any one of the covenants set forth in Section 12.2 have not been complied with, to enter upon the Property at all reasonable times, after reasonable notice, to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender’s sole and absolute discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower shall cooperate with and provide access to Lender and any such person or entity designated by Lender.

Article 13 - INDEMNIFICATIONS

Section 13.1 GENERAL INDEMNIFICATION. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless Lender, its affiliates, and each of their officers, directors, employees, agents and advisors (the “Indemnified Parties) from and against any and all Losses (defined below) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (d) any failure of the Property to be in compliance with any Applicable Laws; (e) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; or (1) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Loan evidenced by the Note and secured by this Security Instrument. Any amounts payable to Lender by reason of the application of this Section 13.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid.

The term “Losses” shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to legal fees and other costs of defense).

Section 13.2 MORTGAGE AND/OR INTANGIBLE TAX. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note or any of the Other Security Documents.

Section 13.3 DUTY TO DEFEND, LEGAL FEES AND OTHER FEES AND EXPENSES. Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding. Upon demand, Borrower shall pay or, in the sole discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

Section 13.4 ENVIRONMENTAL INDEMNITY. Simultaneously with this Security Instrument, Borrower has executed and delivered that certain environmental indemnity agreement dated the date hereof to Lender (the ‘Environmental Indemnity”), which Environmental Indemnity is not secured by this Security Instrument.

Article 14 - WAIVERS

Section 14.1 WAIVER OF COUNTERCLAIM. Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Security Instrument, the Note, the Credit Agreement, any of the Other Security Documents, or the Obligations.

Section 14.2 MARSHALLING AND OTHER MATTERS. Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by Applicable Law.

Section 14.3 WAIVER OF NOTICE. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except (a) with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Lender to Borrower and (b) with respect to matters for which Lender is required by Applicable Law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 14.4 WAIVER OF STATUTE OF LIMITATIONS. Borrower hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

Section 14.5 SOLE DISCRETION OF LENDER. Wherever pursuant to this Security Instrument (a) Lender exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Lender, or (c) any other decision or determination is to be made by Lender, the decision to approve or disapprove all decisions that arrangements or terms are satisfactory or not satisfactory, and all other decisions and determinations made by Lender, shall be in the sole discretion of Lender, except as may be otherwise expressly and specifically provided herein.

Section 14.6 WAIVER OF TRIAL BY JURY. BORROWER AND LENDER, BY ACCEPTANCE OF THIS SECURITY INSTRUMENT, HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE APPLICATION FOR THE LOAN, THE NOTE, THIS SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER OR BORROWER.

Section 14.7 WAIVER OF FORECLOSURE DEFENSE. Borrower hereby waives any defense Borrower might assert or have by reason of Lender’s failure to make any tenant or lessee of the Property a party defendant in any foreclosure proceeding or action instituted by Lender.

Article 15 - SPECIAL

MASSACHUSETTS PROVISIONS

Section 15.1 INCONSISTENCIES. In the event of any inconsistency between the terms and conditions of the other articles and provisions of this Security Instrument and this Article 15, the terms and conditions of this Article 15 shall control and be binding.

Section 15.2 MORTGAGE COVENANTS. The second line of the first full paragraph of Section 1.1 of this Security Instrument shall be modified such that the words, “with MORTGAGE COVENANTS”, shall be inserted following the words “to Lender”.

Section 15.3 POWER OF SALE. The following paragraph shall be added to this Security Instrument:

This Security Instrument is upon the statutory condition and upon the further condition that all covenants and agreement of the Borrower contained herein and in the Note and in every other Loan Document executed in connection therewith shall be kept and fully performed and for any breach of which the Lender shall have the statutory power of sale. In exercising its power of sale under this Security Instrument, the Lender may sell the Personal Property or any part thereof, either separately from or together with the Land or any part thereof, either as one unit or as separate units, all as the Lender may, in its discretion elect; and may also sell the Land as one unit or parcel or in such separate units or parcels as the Lender may in its sole discretion elect; and may so sell the Land or any part thereof, either separately from or together with, the whole or any part of the other Property, as Lender may, in its sole discretion, elect.

Article 16 - NOTICES

Section 16.1 NOTICES. All notices or other written communications hereunder shall be given in accordance with the terms of the Credit Agreement.

Article 17 - CHOICE OF LAW/SUBMISSION TO JURISDICTION

Section 17.1 CHOICE OF LAW. This Security Instrument shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York, provided however, that with respect to the creation, perfection, priority and enforcement of the lien of this Security Instrument, and the determination of deficiency judgments, the laws of the state where the Property is located shall apply.

Section 17.2 PROVISIONS SUBJECT TO LAW. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable state or federal law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable state or federal law.

Section 17.3 SUBMISSION TO JURISDICTION. With respect to any claim or action arising hereunder or under the Note, the Credit Agreement or the Other Security Documents, Borrower (a) irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in the City of New York, in the State of New York, and appellate courts from any thereof, (b) irrevocably waives any objection which it may have at any time to the laying on venue of any suit, action or proceeding arising out of or relating to this Security Instrument brought in any such court, and (c) irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing in this Security Instrument will be deemed to preclude Lender from bringing an action or proceeding with respect hereto in any other jurisdiction.

Article 18 - SECONDARY MARKET

Section 18.1 TRANSFER OF LOAN. Lender may, at any time, sell, transfer or assign the Note, the Credit Agreement, this Security Instrument and the Other Security Documents, and any or all servicing rights with respect thereto, or grant participations therein (the “Participations”) or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the “Securities”). Lender may forward to each purchaser, transferee, assignee, servicer, participant, or investor in such Participations or Securities (collectively, the “Investor”) or any Rating Agency rating such Securities, each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt, the Borrower or the Property, whether furnished by Borrower or otherwise, as Lender determines necessary or desirable, provided that such Investor, prospective Investor or Rating Agency is informed that such information is confidential and agrees to maintain its confidentiality and not to use such information other than to evaluate a potential purchase of an interest in the Loan (as such term is defined in the Credit Agreement). Borrower irrevocably waives any and all rights it may have under Applicable Laws to prohibit such disclosure, including but not limited to any right of privacy.

Section 18.2 COOPERATION. Borrower agrees to cooperate with Lender in connection with any transfer made or any Securities created pursuant to this Section, including, without limitation, the delivery of an estoppel certificate required in accordance with Section 7.4(c) hereof and such other documents as may be reasonably requested by Lender. Borrower shall also furnish and Borrower consents to Lender furnishing to such Investors or such prospective Investors or such Rating Agency any and all information concerning the Property, the Leases, the financial condition of Borrower as may be requested by Lender, any Investor, any prospective Investor or any Rating Agency in connection with any sale, transfer, Participations or Securities, provided that such Investor, prospective Investor or Rating Agency is informed that such information is confidential and agrees to maintain its confidentiality and not to use such information other than to evaluate a potential purchase of an interest in the Loan (as such term is defined in the Credit Agreement).

Section 18.3 RESERVES/ESCROWS. In the event that Securities are issued in connection with the Loan, all funds held by Lender in escrow or pursuant to reserves in accordance with this Security Instrument or the Other Security Documents shall be deposited in eligible accounts at eligible institutions as then defined and required by the Rating Agencies.

Article 19 - COSTS

Section 19.1 PERFORMANCE AT BORROWER’S EXPENSE. Borrower acknowledges and confirms that Lender shall impose certain administrative processing and/or commitment fees in connection with (a) the extension, renewal, modification, amendment and termination of the Loan, (b) the release or substitution of collateral therefor, (c) obtaining certain consents, waivers and approvals with respect to the Property, or (d) the review of any Lease or proposed Lease or the preparation or review of any subordination, non-disturbance agreement (the occurrence of any of the above shall be called an “Event”). Borrower further acknowledges and confirms that it shall be responsible for the payment of all costs of reappraisal of the Property or any part thereof, required by law, regulation, Lender (upon the occurrence of an Event of Default or if the Property shall be destroyed in whole or in part) or any governmental or quasi-governmental authority. Borrower hereby acknowledges and agrees to pay, immediately, with or without demand, all such fees (as the same may be increased or decreased from time to time), and any additional fees of a similar type or nature which may be imposed by Lender from time to time, upon the occurrence of any Event or otherwise. Wherever it is provided for herein that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, all reasonable legal fees of Lender.

Section 19.2 LEGAL FEES FOR ENFORCEMENT. (a) Borrower shall pay all reasonable legal fees incurred by Lender in connection with (i) the preparation of the Note, the Credit Agreement, this Security Instrument and the Other Security Documents; and (ii) the items set forth in Section 19.1 above, and (b) Borrower shall pay to Lender on demand any and all expenses, including legal fees incurred or paid by Lender in protecting its interest in the Property or in collecting any amount payable under the Note, the Credit Agreement, this Security Instrument or the Other Security Documents, or in enforcing its rights hereunder with respect to the Property, whether or not any legal proceeding is commenced hereunder or thereunder, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by Borrower.

Article 20 - DEFINITIONS

Section 20.1 GENERAL DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the words “Applicable Laws” shall mean all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations and court orders and the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Lender” shall mean “Lender and any subsequent holder of the Note,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument,” the word “person” shall include an individual, corporation, limited liability company, partnership, trust, unincorporated association, government, governmental authority, and any other entity, the word “Property” shall include any portion of the Property and any interest therein, and the phrase “legal fees” and “counsel fees” shall include any and all reasonable counsel, attorney, paralegal and law clerk fees and disbursements, including, but not limited to fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder, whether with respect to retained firms the reimbursement for the expenses of in-house staff or otherwise.

Section 20.2 HEADINGS, ETC. The headings and captions of various Articles and Sections of this Security Instrument are for convenience of reference only and arc not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Article 21 - MISCELLANEOUS PROVISIONS

Section 21.1 NO ORAL CHANGE. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or. failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 21.2 LIABILITY. This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

Section 21.3 INAPPLICABLE PROVISIONS. If any term, covenant or condition of the Note, the Credit Agreement, or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Note, the Credit Agreement and this Security Instrument shall be construed without such provision.

Section 21.4 DUPLICATE ORIGINALS; COUNTERPARTS. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

Section 21.5 NUMBER AND GENDER. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, this Security Instrument has been executed by Borrower the day and year first above written.

CYBEX INTERNATIONAL, INC.

By:

Name:	Arthur W. Hicks, Jr.
Title:	Vice President; Chief Financial Officer

ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS	)
) SS:
____________________, COUNTY	)	July _____, 2004

The personally appeared before me the above named ARTHUR W. HICICS, JR., to me personally known, who, being duly sworn, did say that he is the Vice President and Chief Financial Officer, of CYBEX INTERNATIONAL, INC., a New York corporation, and that the Foregoing instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors and acknowledged said instrument to be his free act and deed and that of said corporation.

Notary Public

My Commission Expires:

EXHIBIT A

(Description of Land)

A certain parcel of land situated on the northerly side of Alder Street in Medway, Norfolk County, Massachusetts, together with any buildings thereon, being shown as Lot 1 on a plan entitled “Plan of Land for Highway Purposes in Medway, Mass” prepared by Gerald T. Carey, recorded wit the Norfolk County Registry of Deeds in Plan Book 304, Plan 664, more particularly described as follows:

SOUTHERLY by said Alder Street in three courses, a total of 767.21 feet, according to said Plan;

WESTERLY by lands shown on said plan as of RIR Para Corp., and as Conservation Area, in four courses measuring, respectively, 40.00 +/- feet, 65.30 +/- feet, 93.50 +/- feet and 728.42 feet, according to said plan;

NORTHWESTERLY by lands shown on said plan as Conservation Area, as of the Town of Medway, as the end of a private way, as now or formerly of Pelkey and William, as the end of another private way, as of Carson, and as now or formerly of Hunter, in four courses, measuring respectively 91.49 feet, 465.80 feet, 275.56 feet and 183.89 feet according to said plan;

NORTHEASTERLY by land shown on said plan as of the Town of Medway, 188.93 feet, according to said plan; and

EASTERLY by Lot 2 as shown on said plan in four courses, measuring respectively 111 .27 feet, 135.21 feet, 104.34 feet and 1,191.43 feet, according to said plan.

Said parcel is also shown as Lot 1R and Lot 2R on a plan entitled “Plan of Land, Medway, Massachusetts” dated May 25, 2001, owner-applicant, Cybex International. Prepared by GLM Engineering Consultants, Inc. to which plan reference is made for a more particular description.

Said plan is recorded at the Norfolk Registry of Deeds No. 335 of 2001 in Book 487.

EXHIBIT B-2

(Form of Real Property Security Instrument)

THIS INSTRUMENT WAS PREPARED BY:

THACHER PROFFITT & WOOD LLP

CYBEX INTERNATIONAL, INC., as mortgagor

(Borrower)

to

GMAC COMMERCIAL FINANCE LLC, as mortgagee

(Lender)

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT, FINANCING STATEMENT

AND FIXTURE FILING

Dated:	July 13, 2004

Location:	151 25th Avenue Owatonna, MN

County:	Steele

Tax Parcel Numbers:	17-322-0205 17-322-0206 17-322-0207

PREPARED BY AND UPON

RECORDATION RETURN TO:

Thacher Proffitt & Wood, LLP

50 Main Street, Suite 525

White Plains, New York 10606

Attention: Thomas J. Infurna, Esq.

File No.: 19601-00108

THIS INSTRUMENT WAS PREPARED BY:

THACHER PROFFITT & WOOD LLP

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING (the “Security Instrument”) is made as of the 13th day of July, 2004, by CYBEX INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of New York, with an address at 10 Trotter Drive, Medway, Massachusetts 11779, as mortgagor (“Borrower”) to GMAC COMMERCIAL FINANCE LLC, a Delaware limited liability company, having an office at 210 Interstate North Parkway, Suite 315, Atlanta, Georgia 30339, as mortgagee (‘Lender”).

RECITALS:

Borrower by its promissory notes of even date herewith given to Lender (to wit, a note in the principal sum of $11,000,000.00 and a note in the principal sum of $2,000,000.00) is indebted to Lender in the aggregate principal sum of $13,000,000.00 in lawful money of the United States of America (the notes together with all extensions, renewals, modifications, substitutions and amendments thereof shall collectively be referred to as the “Note”), with interest from the date thereof at the rates set forth in the Note, principal and interest to be payable in accordance with the terms and conditions provided in the Note, which Note is made pursuant to the terms of a certain Credit Agreement made by and between Borrower and Lender bearing even date herewith (the credit agreement together with all extensions, renewals, modifications, substitutions and amendments thereof shall collectively be referred to as the “Credit Agreement”).

Borrower desires to secure the payment of the Debt (defined in Article 2) and the performance of all of its obligations under the Note and the Other Obligations (defined in Article 2).

Article I - GRANTS OF SECURITY

Section 1.1 PROPERTY MORTGAGED. Borrower does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Lender, and grant a security interest to Lender in, the following property, rights, interests and estates now owned, or hereafter acquired by Borrower (collectively, the “Property”):

(a) Land. The real property described in Exhibit A-I and A-2 attached hereto and made a part hereof (collectively, the “Land”);

(b) Additional Land. All additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

(c) Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the “Improvements”);

(d) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(e) Fixtures and Personal Property. All Equipment (as such term is defined in the Uniform Commercial Code (defined below), including, without limitation, materials handling equipment, communications equipment, computer equipment, and manufacturing equipment of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest (other than Inventory, as such term is defined in the Uniform Commercial Code)) machinery (other than Inventory, as such term is defined in the Uniform Commercial Code) and fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), office furniture, furnishings and trade fixtures, specialty tools and parts (constituting part of the equipment), in each case now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and all construction building equipment, materials and supplies of any nature whatsoever (expressly excluding any materials and supplies used in the manufacture of Inventory) owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and accessions thereof and renewals and replacements thereof and substitutions therefor together with Borrower’s interest in, and right to any and all manuals, computer programs, software, databases and other materials relating to the use, mechanical/physical operation or structure of any of the foregoing (collectively, the “Personal Property”; it being agreed, however, that the term “Personal Property” shall not include Inventory, Accounts, Deposit Accounts, Documents, General Intangibles (other than as set forth in Section 1.1(m) below), or Investment Property (as such terms are defined in the Uniform Commercial Code)), including the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the “Uniform Commercial Code”), superior in lien to the lien of this Security Instrument and all proceeds and products of all of the above;

(f) Leases and Rents. All leases, subleases and other agreements affecting the use, enjoyment or occupancy of the Land and/or the Improvements heretofore or hereafter entered into and all extensions, amendments and modifications thereto (the “Leases”), whether before or after the filing by or against Borrower of any petition for relief under any laws relating to bankruptcy or rights of creditors generally (“Creditors Rights Laws”) and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, any guaranties of the lessees’ obligations thereunder, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses, but excluding any revenues and profits resulting from Inventory, Accounts, Deposit Accounts, Documents, General Intangibles (other than as set forth in Section 1.1(m) below), or Investment Property) from the Land and the Improvements whether paid or accruing before or after the fifing by or against Borrower of any petition for relief under Creditors Rights Laws (the “Rents”) and all proceeds from the sale or other disposition of the Leases and all sums paid or payable in consideration of or as a result of the termination of any Leases and the right to receive and apply the Rents to the payment of the Debt;

(g) Insurance Proceeds. All proceeds of and any unearned premiums on any insurance policies covering the Land, the Improvements, the Personal Property and other collateral granted under this Section 1.1, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

(h) Condemnation Awards. All awards or payments, including interest thereon, which may hereafter be made with respect to the Land, the Improvements, the Personal Property and other collateral granted under this Section 1.1, whether from the exercise of the right of eminent domain (including, but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(i) Tax Certiorari. All refunds, rebates or credits hereafter arising in connection with a reduction in real estate taxes and assessments charged against the Land, the Improvements, the Personal Property and other collateral granted under this Section 1.1 as a result of tax certiorari or any applications or proceedings for reduction;

(j) Conversion. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims;

(k) Rights. The right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Land, the Improvements, the Personal Property and other collateral granted under this Section 1.1;

(1) Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or mechanical/physical operation of the Land and any part thereof (but excluding any such documents relating to Inventory or the conversion of Inventory into finished product, Accounts, Deposit Accounts, Documents, General Intangibles (other than as set forth in Section 1.1(m) below), or Investment Property) and any Improvements, and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, upon the occurrence and during the continuance of an Event of Default (defined in Article 10 ), to receive and collect any sums payable to Borrower thereunder;

(m) Intangibles. All books and records and all other general intangibles relating to or used in connection with the mechanical/physical operation of the Land, the Improvements and the Personal Property (but excluding any general intangibles relating to Inventory or the conversion of Inventory into finished product, Accounts, Deposit Accounts, Documents, Investment Property or intellectual property); and

(n) Other Rights. Any and all other rights of Borrower in and to the items set forth in Subsections (a) through (m) above.

Section 1.2 ASSIGNMENT OF LEASES AND RENTS. Borrower hereby absolutely and unconditionally assigns to Lender Borrower’s right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 1.2 and Section 3.8 and Section 11.1(h), Lender grants to Borrower a revocable license to collect and receive the Rents. Borrower shall hold a portion of the Rents sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.

Section 1.3 SECURITY AGREEMENT. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. By executing and delivering this Security Instrument, Borrower hereby grants to Lender, as security for the Obligations (defined in Section 2.3), a security interest in the Personal Property and other collateral given as security for the Obligations (whether denominated as part of the Property or otherwise) to the extent that under applicable law the same would be governed by the Uniform Commercial Code (collectively, “UCC Collateral”) to the full extent that the Personal Property and other UCC Collateral may be subject to the Uniform Commercial Code.

Section 1.4 PLEDGE OF MONIES HELD. Borrower hereby pledges to Lender any and all monies now or hereafter held by Lender, including, without limitation, Net Proceeds (defined in Section 3.7), as additional security for the Obligations until expended or applied as provided in this Security Instrument.

Section 1.5 CONDITIONS TO GRANT. TO HAVE AND TO HOLD the above granted and described Property to the use and benefit of Lender, and the successors and assigns of Lender, forever;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall pay to Lender the Debt at the time and in the manner provided in the Note and this Security Instrument and shall perform the Other Obligations as set forth in this Security Instrument, these presents and the estate hereby granted shall cease, terminate and be void.

Article 2 - DEBT AND OBLIGATIONS SECURED

Section 2.1 DEBT. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the payment of the following, in such order of priority as Lender may determine in its sole discretion (the “Debt”):

(a) the indebtedness evidenced by the Note in lawful money of the United States of America;

(b) interest, default interest, late charges and other sums, as provided in the Note, the Credit Agreement, this Security Instrument or the Other Security Documents (defined in Section 3.2);

(c) the Prepayment Fee (as defined in the Note), if any;

(d) all other monies agreed or provided to be paid by Borrower in the Note, the Credit Agreement, this Security Instrument or the Other Security Documents;

(e) all sums advanced pursuant to this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby; and

(f) all sums advanced and costs and expenses incurred by Lender in connection with the Debt or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender.

Section 2.2 OTHER OBLIGATIONS. This Security Instrument and the grants, assignments and transfers made in Article I are also given for the purpose of securing the performance of the following (the “Other Obligations”):

(a) all other obligations of Borrower contained herein;

(b) each obligation of Borrower contained in the Note, the Credit Agreement and in the Other Security Documents; and

(c) each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, the Credit Agreement, this Security Instrument or the Other Security Documents.

Section 2.3 DEBT AND OTHER OBLIGATIONS. Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively as the “Obligations.”

Section 2.4 PAYMENTS. Unless payments are made in the required amount in immediately available funds at the place where the Note is payable, remittances in payment of all or any part of the Debt shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in funds immediately available at the place where the Note is payable (or any other place as Lender, in Lender’s sole discretion, may have established by delivery of written notice thereof to Borrower) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks; provided, however, Lender shall not be required to accept payment for any Obligation in cash. Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default.

Article 3 - BORROWER COVENANTS

Borrower covenants and agrees that:

Section 3.1 PAYMENT OF DEBT. Borrower will pay the Debt at the time and in the manner provided in the Note and in this Security Instrument.

Section 3.2 INCORPORATION BY REFERENCE. All the covenants, conditions and agreements contained in (a) the Note and the Credit Agreement, and (b) all and any of the documents other than the Note, the Credit Agreement or this Security Instrument now or hereafter executed and delivered by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guaranty payment of the Note or are otherwise executed and delivered in connection with the Loan (hereinafter defined; such other documents, together with any and all extensions, renewals, substitutions, replacements, amendments, modifications and/or restatements thereof, the “Other Security Documents”) are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

Section 3.3 INSURANCE.

(a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

(i) insurance with respect to the Improvements and the Personal Property insuring against any peril now or hereafter included within the classification “All Risk” or “Special Perils”, in each case (A) in an amount equal to 100% of the “Full Replacement Cost,” which for purposes of this Security Instrument shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all coinsurance provisions; (C) providing for no deductible in excess of $10,000.00; and (D) providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements together with an “Ordinance or Law Coverage” or “Enforcement” endorsement. The Full Replacement Cost shall be redetermined from time to time (but not more frequently than once in any eighteen (18) calendar months) at the request of Lender by an appraiser or contractor designated and paid by Borrower and approved by Lender, or by an engineer or appraiser in the regular employ of the insurer. After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade. No omission on the part of Lender to request any such ascertainment shall relieve Borrower of any of its obligations under this Subsection;

(ii) commercial general liability insurance against all claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form with a general aggregate limit of not less than $5,000,000 and a per occurrence limit of not less than $2,000,000; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; and (4) blanket contractual liability for all written and oral contracts;

(iii) Intentionally Omitted;

(iv) at all times during which structural construction, repairs or alterations being made with respect to the Improvements (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in Section 3.3(a)(i) written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Section 3.3(a)(i), (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(v) workers’ compensation, subject to the statutory limits of the state in which the Property is located, and employer’s liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

(vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender;

(vii) if any portion of the Improvements is at any time located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the “Flood Insurance Acts”), flood hazard insurance in an amount equal to the lesser of (A) the principal balance of the Note, and (B) the maximum limit of coverage available for the Property under the Flood Insurance Acts;

(viii) intentionally deleted; and

(ix) such other insurance and in such amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

(b) All insurance provided for in Section 3.3(a) hereof shall be obtained under valid and enforceable policies (the “Policies” or in the singular, the “Policy”), in such forms and, from time to time after the date hereof; in such amounts as may from time to time be satisfactory Lender, issued by financially sound and responsible insurance companies authorized and admitted to do business in the state in which the Property is located and approved by Lender. The insurance companies must have a general policy rating of A or better and a financial class IX or better by A.M. Best Company, Inc., and a claims paying ability/financial strength rating at least A- by Standard & Poor’s Corp. or such comparable rating by such other credit rating agency approved by Lender (a “Rating Agency”) or in the event such insurance company is not so rated, said insurance company shall be acceptable to Lender in all respects (each such insurer shall be referred to below as a “Qualified Insurer”). Not less than thirty (30) days prior to the expiration dates of the Policies theretofore furnished to Lender pursuant to Section 3.3(a), certified copies of the Policies marked “premium paid” or accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”), shall be delivered by Borrower to Lender; provided, however, that in the case of renewal Policies, Borrower may furnish Lender with binders therefor to be followed by the original Policies when issued.

(c) Borrower shall not obtain (1) any umbrella or blanket liability or casualty Policy unless, in each case, such Policy is approved in advance in writing by Lender and Lender’s interest is included therein as provided in this Security Instrument and such Policy is issued by a Qualified Insurer, or (ii) separate insurance concurrent in form or contributing in the event of loss with that required in Section 3.3(a) to be furnished by, or which may be reasonably required to be furnished by, Borrower. In the event Borrower obtains separate insurance or an umbrella or a blanket Policy, Borrower shall notify Lender of the same and shall cause certified copies of each Policy to be delivered as required in Section 3.3(a) Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 3.3(a).

(d) All Policies of insurance provided for or contemplated by Section 3.3(a), except for the Policy referenced in Section 3.3(a)(v), shall name Lender and Borrower as the insured or additional insured, as their respective interests may appear, and in the case of property damage, boiler and machinery, and flood insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

(e) All Policies of insurance provided for in Section 3.3(a) shall contain clauses or endorsements to the effect that:

(i) no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant under any Lease or other occupant, or failure to comply with the provisions of any Policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or cancelled without at least 30 days’ written notice to Lender and any other party named therein as an insured; and

(iii) each Policy shall provide that the issuers thereof shall give written notice to Lender if the Policy has not been renewed thirty (30) days prior to its expiration; and

(iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f) Borrower shall furnish to Lender, on or before thirty (30) days after the close of each of Borrower’s fiscal years, a statement certified by Borrower or a duly authorized officer of Borrower of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance and, if requested by Lender, verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to Lender.

(g) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate, and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by this Security Instrument and shall bear interest at the Default Rate (as defined in the Note). Lender shall endeavor to notify Borrower before obtaining any such coverage.

(h) If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty, with such alterations as may be approved by Lender (the “Casualty Restoration”) and otherwise in accordance with Section 3.7 of this Security Instrument. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance.

(i) In the event of a foreclosure of the Security Instrument or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest exclusively in Lender or the purchaser at such foreclosure or other transferee in the event of such other transfer of title.

Section 3.4 PAYMENT OF TAXES, ETC.

(a) Borrower shall promptly pay by their due date all taxes, assessments, water rates, sewer rents, and other governmental impositions, now or hereafter levied or assessed or imposed against the Property or any part thereof (the “Taxes”), all ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the “Other Charges”), and all charges for utility services provided to the Property as same become due and payable, unless contested in good faith as provided in subparagraph (b) below. Borrower will deliver to Lender, promptly upon Lender’s request, evidence satisfactory to Lender that the Taxes, Other Charges and utility service charges have been so paid or are not then delinquent. Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property. Borrower shall furnish to Lender paid receipts for the payment of the Taxes and Other Charges prior to the date the same shall become delinquent.

(b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes, provided that (i) no Event of Default has occurred and is continuing under the Note, this Security Instrument or any of the Other Security Documents, (ii) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (iii) such proceeding shall suspend the collection of the Taxes from Borrower and from the Property or Borrower shall have paid all of the Taxes under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost, and (vi) Borrower shall have established appropriate reserves in accordance with GAAP in respect to the Taxes, together with all interest and penalties thereon, unless Borrower has paid all of the Taxes under protest, or Borrower shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Lender to insure the payment of any contested Taxes, together with all interest and penalties thereon.

Section 3.5 INTENTIONALLY OMITTED.

Section 3.6 CONDEMNATION. Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), and whether or not any award or payment made in any condemnation or eminent domain proceeding (an “Award”) is made available to Borrower for Restoration in accordance with Section 3.7, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Security Instrument and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. Borrower shall cause the Award made in any condemnation or eminent domain proceeding, which is payable to Borrower, to be paid directly to Lender. Subject to Section 3.7, Lender may apply any Award to the reduction or discharge of the Debt whether or not then due and payable. In the event that the Property or any portion thereof is taken by any condemning authority, Borrower shall promptly proceed to restore, repair, replace or rebuild the Property in a workmanlike manner to the extent practicable to be of at least equal value and substantially the same character as prior to such condemnation or eminent domain proceeding (the “Condemnation Restoration”; the Condemnation Restoration and the Casualty Restoration are collectively hereinafter referred to as the “Restoration”). If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

Section 3.7 RESTORATION. The following provisions shall apply in connection with the Restoration of the Property:

(a) If the Net Proceeds (defined below) shall be less than $100,000.00 and the costs of completing the Restoration shall be less than $100,000.00, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 3.7(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Security Instrument.

(b) If the Net Proceeds are equal to or greater than $100,000.00 or the costs of completing the Restoration are equal to or greater than $100,000.00, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 3.7(b), The term “Net Proceeds” for the purposes of this Section shall mean: (1) the net amount of all insurance proceeds received by Lender pursuant to Section 3.3(a)(i), (iv), (vi), (vii), and, as applicable, (ix) of this Security Instrument as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable legal fees), if any, in collecting same (“Insurance Proceeds”) or (2) the net amount of the Award received by Lender, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable legal fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.

(i) The Net Proceeds shall be made available to Borrower for the Restoration provided that each of the following conditions is met:

(A) no Event of Default shall have occurred and be continuing under the Note, the Credit Agreement, this Security Instrument or any of the Other Security Documents;

(B) (1) in the event the Net Proceeds are Insurance Proceeds, less than twenty percent (20%) of the total floor area of the Improvements has been damaged, destroyed or rendered unusable as a result of such fire or other casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than twenty -percent (20%) of the land constituting the Property has been taken, such land is located along the perimeter or periphery of the Property, no portion of the Improvements is located on such land and such taking does not materially impair the existing access to the Property;

(C) Intentionally Deleted;

(D) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than thirty (30) days after such damage, destruction or taking occurs) and shall diligently pursue the same to satisfactory completion;

(E) Lender shall be satisfied that any operating deficits which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking will be covered out of (1) the Net Proceeds, or (2) other funds of Borrower;

(F) Intentionally Omitted;

(G) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) twelve (12) months prior to the Loan Maturity Date (as defined in the Note), (2) twelve (12) months after the occurrence of such fire or other casualty or taking, or (3) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to the condition it was in immediately prior to such fire or other casualty or taking;

(H) Borrower shall execute and deliver to Lender a completion guaranty in form and substance satisfactory to Lender and its counsel pursuant to the provisions of which Borrower shall guaranty to Lender the lien-free completion by Borrower of the Restoration in accordance with the provisions of this Section 3.7(b);

(I) the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations; and

(J) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable governmental laws, rules and regulations (including, without limitation, all applicable Environmental Laws (defined below).

(ii) The Net Proceeds shall be held by Lender in an interest bearing trust account and, until disbursed in accordance with the provisions of this Section 3.7(b), shall constitute additional security for the Obligations. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company insuring the lien of this Security Instrument.

(iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Restoration Consultant”). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration, The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Restoration Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable legal fees and disbursements and the Restoration Consultant’s fees, shall be paid by Borrower.

(iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Restoration Consultant, minus the Restoration Retainage. The term “Restoration Retainage” as used in this Section 3.7(b) shall mean an amount equal to 10% of the costs actually incurred for work in place as part of the Restoration, as certified by the Restoration Consultant. The Restoration Retainage shall in no event be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Restoration Retainage shall not be released until the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 3.7(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Restoration Retainage, provided, however, that Lender will release the portion of the Restoration Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Restoration Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or inaterialman’s contract, and the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company insuring the lien of this Security Instrument. If required by Lender, the release of any such portion of the Restoration Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender, be sufficient to pay in full the balance of the costs which are estimated by the Restoration Consultant to be incurred in connection with the completion of the Restoration, Borrower shall not be entitled to any further disbursements of the Net Proceeds hereunder until Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) in immediately available funds with Lender. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 3.7(b) shall constitute additional security for the Obligations.

(vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 3.7(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, with any interest earned thereon, provided no Event of Default shall have occurred and shall be continuing under the Note, the Credit Agreement, this Security Instrument or any of the Other Security Documents.

(c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 3.7(b)(vii) may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its discretion shall deem proper or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate, in its discretion. If Lender shall receive and retain Net Proceeds, the lien of this Security Instrument shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt.

Section 3.8 LEASES AND RENTS.

(a) Borrower may enter into a proposed Lease (including the renewal or extension of an existing Lease (a “Renewal Lease”)) without the prior written consent of Lender, provided such proposed Lease or Renewal Lease (i) provides for rental rates and terms comparable to existing local market rates and terms (taking into account the type and quality of the tenant) as of the date such Lease is executed by Borrower (unless, in the case of a Renewal Lease, the rent payable during such renewal, or a formula or other method to compute such rent, is provided for in the original Lease), (ii) is an arms-length transaction with a bona fide, independent third party tenant, (iii) does not have a materially adverse effect on the value of the Property taken as a whole, (iv) is subject and subordinate to the Security Instrument and the lessee thereunder agrees to attorn to Lender, and (v) is written on a form of lease approved by Lender. All proposed Leases which do not satisfy the requirements set forth in this Section 3.8(a) shall be subject to the prior approval of Lender and its counsel, at Borrower’s expense. Borrower shall promptly deliver to Lender copies of all Leases which are entered into pursuant to this Subsection together with Borrower’s certification that it has satisfied all of the conditions of this Subsection.

(b) Borrower (i) shall observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of any of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default which Borrower shall send or receive thereunder; (iii) shall enforce all of the material terms, covenants and conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed; (iv) shall not collect any of the Rents more than one (1) month in advance (except security deposits shall not be deemed Rents collected in advance); (v) shall not execute any other assignment of the lessor’s interest in any of the Leases or the Rents; and (vi) shall not consent to any assignment of or subletting under any Leases not in accordance with their terms, without the prior written consent of Lender.

(c) Except with respect to any Major Lease (defined below), Borrower may, without the consent of Lender, amend, modify or waive the provisions of any Lease or terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Lease (including any guaranty, letter of credit or other credit support with respect thereto) provided that such action (taking into account, in the case of a termination, reduction in rent, surrender of space or shortening of term, the planned alternative use of the affected space) does not have a materially adverse effect on the value of the Property taken as a whole, and provided that such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of this Security Instrument and any subordination agreement binding upon Lender with respect to such Lease. A termination of a Lease with a tenant who is in default beyond applicable notice and grace periods shall not be considered an action which has a materially adverse effect on the value of the Property taken as a whole. Any amendment, modification, waiver, termination, rent reduction, space surrender or term shortening which does not satisfy the requirements set forth in this Subsection shall be subject to the prior approval of Lender and its counsel, at Borrower’s expense. Borrower shall promptly deliver to Lender copies of amendments, modifications and waivers which are entered into pursuant to this Subsection together with Borrower’s certification that it has satisfied all of the conditions of this Subsection.

(d) Notwithstanding anything contained herein to the contrary, Borrower shall not, without the prior written consent of Lender, enter into, renew, extend, amend, modify, waive any provisions of, terminate, reduce rents under, accept a surrender of space under, or shorten the term of any Major Lease. The term “Major Lease” shall mean (i) any Lease which (A) covers twenty percent (20%) or more of the total space at the Property, in the aggregate, or (B) provides for a lease term of more than ten (10) years including options to renew and (ii) any instrument guaranteeing or providing credit support for any Major Lease.

Section 3.9 MAINTENANCE AND USE OF PROPERTY. Borrower shall cause the Property to be maintained in a good and safe condition and repair. Borrower shall not (and shall not permit any tenant or other person to) remove, demolish or materially alter the Property or any part thereof (except for normal replacement of the Personal Property) without the consent of Lender. Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 3.6 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Borrower shall not initiate, join in, acquiesce in, or consent to any material change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Lender.

Section 3.10 WASTE. Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may materially impair the value of the Property or the security of this Security Instrument. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

Section 3.11 COMPLIANCE WITH LAWS.

(a) Borrower shall promptly comply in all material respects with all Applicable Laws (defined in Section 20.1) affecting the Property, or the use thereof, including all Environmental Laws.

(b) Borrower shall from time to time, upon Lender’s request, provide Lender with evidence reasonably satisfactory to Lender that the Property complies with all Applicable Laws or is exempt from compliance with Applicable Laws.

(c) Notwithstanding any provisions set forth herein or in any document regarding Lender’s approval of alterations of the Property, Borrower shall not alter the Property in any manner which would materially increase Borrower’s responsibilities for compliance with Applicable Laws without the prior written approval of Lender. Lender’s approval of the plans, specifications, or working drawings for alterations of the Property shall create no responsibility or liability on behalf of Lender for their completeness, design, sufficiency or their compliance with Applicable Laws. The foregoing shall apply to tenant improvements constructed by Borrower or by any of its tenants. Lender may condition any such approval upon receipt of a certificate of compliance with Applicable Laws from an independent architect, engineer, or other person acceptable to Lender.

(d) Borrower shall give prompt notice to Lender of the receipt by Borrower of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws.

(e) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Applicable Laws affecting the Property, provided that (i) no Event of Default has occurred and is continuing under the Note, the Credit Agreement, this Security Instrument or any of the Other Security Documents; (ii) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or the Property is subject and shall not constitute a default thereunder; (iv) neither the Property, any part thereof or interest therein, any of the tenants or occupants thereof, nor Borrower shall be affected in any material adverse way as a result of such proceeding; (v) non-compliance with the Applicable Laws shall not impose criminal or material civil liability on Borrower or Lender; (vi) Borrower shall have furnished the security as may be required in the proceeding or by Lender to ensure compliance by Borrower with the Applicable Laws and (vii) Borrower shall have furnished to Lender all other items reasonably requested by Lender.

Section 3.12 PAYMENT FOR LABOR AND MATERIALS. Borrower will promptly pay when due all applicable bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and never permit to exist in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof, except for the Permitted Exceptions (defined below).

Section 3.13 PERFORMANCE OF OTHER AGREEMENTS. Borrower shall observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property, or given by Borrower to Lender for the purpose of further securing an Obligation and any amendments, modifications or changes thereto.

Section 3.14 MANAGEMENT. The Property shall be managed by Borrower. All Rents, if any, generated by or derived from the Property shall first be utilized solely for current expenses directly attributable to the ownership and operation of the Property, including, without limitation, current expenses relating to Borrower’s liabilities and obligations with respect to the Note, this Security Instrument and the Other Security Documents, and none of the Rents generated by or derived from the Property shall be diverted by Borrower and utilized for any other purpose unless all such current expenses attributable to the ownership and operation of the Property have been fully paid and satisfied.

Article 4 - SPECIAL COVENANTS

Borrower covenants and agrees that:

Section 4.1 PROPERTY USE. The Property shall be used only for manufacturing, warehouse, research and development, showroom and office purposes, and for no other use without the prior written consent of Lender.

Article 5 - REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender that:

Section 5.1 WARRANTY OF TITLE. Borrower has good title to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same and that Borrower possesses an unencumbered fee simple absolute estate in the Land and the Improvements and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Security Instrument (the “Permitted Exceptions”). Borrower shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all persons whomsoever, other than with respect to Permitted Exceptions (as such term is defined in the Credit Agreement).

Section 5.2 STATUS OF PROPERTY.

(a) Borrower has obtained all material certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

(b) The Property and the present and contemplated use and occupancy thereof are in compliance, in all material respects, with all applicable zoning ordinances, building codes, land use laws, Environmental Laws and other similar laws.

(c) The Property is served by all utilities required for the current or currently contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service.

(d) All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and are physically and legally open for use by the public.

(e) The Property is served by public water and sewer systems.

(f) The Property is free from damage caused by fire or other casualty.

(g) All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements that are due and payable have been paid in full.

(h) Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby, except for Permitted Exceptions.

(i) All liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance (in all material respects) with all Applicable Laws.

(j) No portion of the Improvements is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts or, if any portion of the Improvements is located within such area, Borrower has obtained and will maintain the insurance prescribed in Section 3.3(a) (vii) hereof.

(k) All the Improvements lie within the boundaries of the Land.

(l) The Property is presently not subject to any Leases.

Section 5.3 SEPARATE TAX LOT. The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

Section 5.4 PERMITTED EXCEPTIONS. None of the Permitted Exceptions, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by the Security Instrument, the Note, and the Other Security Documents, materially and adversely affects the value of the Property, impairs the use or the operation of the Property or impairs Borrower’s ability to pay its obligations in a timely manner.

Article 6 - OBLIGATIONS AND RELIANCE’S

Section 6.1 RELATIONSHIP OF BORROWER AND LENDER. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Note, the Credit Agreement, this Security Instrument and the Other Security Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

Section 6.2 NO RELIANCE ON LENDER. The members, general partners, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise in connection with the ownership and operation of the Property. Borrower is not relying on Lender’s expertise, business acumen or advice in connection with the Property.

Section 6.3 NO LENDER OBLIGATIONS. (a) Notwithstanding anything herein to the contrary, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

(b) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Security Instrument, the Note or the Other Security Documents, including without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

Section 6.4 RELIANCE. Borrower recognizes and acknowledges that in accepting the Note, the Credit Agreement, this Security Instrument and the Other Security Documents, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Article 5 and Article 12 without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof that the warranties and representations are a material inducement to Lender in accepting the Note, this Security Instrument and the Other Security Documents; and that Lender would not be willing to make the Loan and accept this Security Instrument in the absence of the warranties and representations as set forth in Article 5 and Article 12.

Article 7 - FURTHER ASSURANCES

Section 7.1 RECORDING OF SECURITY INSTRUMENT, ETC.

(a) Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the Other Security Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, the Credit Agreement, this Security Instrument, the Other Security Documents, any note or deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

(b) The Borrower hereby irrevocably authorizes the Lender at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that provide any information required by part 5 of Article 9 of the Uniform Commercial Code of the state(s) where any of the Property is located or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Borrower is an organization, the type of organization and any organization identification number issued to the Borrower and, (ii) in the case of a financing statement filed as a fixture filing a sufficient description of real property to which the Property relates. The Borrower agrees to furnish any such information to the Lender promptly upon the Lender’s request. The Borrower also ratifies its authorization for the Lender to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

Section 7.2 FURTHER ACTS, ETC. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, deeds of trusts, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the Property and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Applicable Laws. Borrower, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more instruments, to evidence or perfect more effectively the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender pursuant to this Section 7.2.

Section 7.3 CHANGES IN TAX, DEBT CREDIT AND DOCUMENTARY STAMP LAWS.

(a) If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option, exercisable by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

(b) Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, exercisable by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

(c) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the Other Security Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

Section 7.4 ESTOPPEL CERTIFICATES.

(a) After request by Lender, Borrower, within ten (10) days, shall furnish Lender or any proposed assignee with a statement, duly acknowledged and certified, setting forth (1) the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, (iv) the terms of payment and Loan Maturity Date of the Note, (v) the date installments of interest and/or principal Were last paid, (vi) that, except as provided in such statement, there are no defaults or events which with the passage of time or the giving of notice or both, would constitute an event of default under the Note or the Security Instrument, (vii) that the Note and this Security Instrument are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (viii) whether any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (ix) that all Leases, if any, are in full force and effect and have not been modified (or if modified, setting forth all modifications), (x) the date to which the Rents thereunder have been paid pursuant to the Leases, if any, (xi) whether or not, to the best knowledge of Borrower, any of the lessees under the Leases, if any, are in default under the Leases, if any, and, if any of the lessees are in default, setting forth the specific nature of all such defaults, (xii) the amount of security deposits held by Borrower under each Lease, if any, and that such amounts are consistent with the amounts required under such Lease, and (xiii) as to any other matters reasonably requested by Lender and reasonably related to the Leases, if any, the obligations secured hereby, the Property or this Security Instrument.

(b) If there are Leases in effect, Borrower shall use its best efforts to deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more lessees as required by Lender attesting to such facts regarding the Lease as Lender may require, including, but not limited to, attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, except as security, and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease.

(c) Upon any transfer or proposed transfer contemplated by Section 18.1 hereof, at Lender’s request, Borrower shall provide an estoppel certificate to the Investor (defined in Section 18.1) or any prospective Investor in such form, substance and detail as Lender, such Investor or prospective Investor may require.

Section 7.5 FLOOD INSURANCE. After Lender’s request, Borrower shall deliver evidence satisfactory to Lender that no portion of the Improvements is situated in a federally designated “special flood hazard area” or, if it is, that Borrower has obtained insurance meeting the requirements of Section 3.3(a)(vii).

Section 7.6 REPLACEMENT DOCUMENTS. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any Other Security Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or Other Security Document, Borrower will issue, in lieu thereof, a replacement Note or Other Security Document, dated the date of such lost, stolen, destroyed or mutilated Note or Other Security Document in the same principal amount thereof and otherwise of like tenor.

Article 8 - DUE ON SALE/ENCUMBRANCE

Section 8.1 TRANSFER DEFINITIONS. For purposes of this Article S, a “Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, transfer or pledge of a legal or beneficial interest.

Section 8.2 NO SALE/ENCUMBRANCE. (a) Borrower shall not sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Property or any part thereof or any legal or beneficial interest therein (collectively a “Transfer”), other than pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of Section 3.8, without the prior written consent of Lender.

(b) A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) a Change in Control (as such term is defined in the Credit Agreement).

Section 8.3 PERMITTED TRANSFERS. (a) Notwithstanding the provisions of Section 8.1 and 8.2, but subject to Section 7.1(r) of the Credit Agreement, the following shall not constitute a Transfer: (i) the sale, transfer or issuance of stock in Borrower or any beneficial ownership interest therein, provided same does not constitute a Change in Control (as such term is defined in the Credit Agreement); and (ii) the disposition of any part of the Property, other than real property, consisting of obsolete or unused assets, provided that such obsolete or unused assets shall be replaced with assets of equal or greater value, and such replacement assets shall constitute a part of the Property.

Article 9 - PREPAYMENT

Section 9.1 PREPAYMENT. The Debt may not be prepaid in whole or in part except in strict accordance with the express terms and conditions of the Note.

Article 10 - DEFAULT

Section 10.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a) the occurrence of any “Event of Default” as such term is defined in the Credit Agreement;

(b) if any of the Taxes or Other Charges is not paid when the same is due and payable except in accordance with the terms of Section 3.4 of this Security Instrument;

(c) if the Policies are not kept in full force and effect, or if the Policies are not delivered to Lender as provided in Section 3.3(b);

(d) if the Property becomes subject to any mechanic’s, materialman’s or other lien other than a lien not then due and payable and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days;

(e) if any federal tax lien is filed against Borrower or the Property and same is not discharged of record within thirty (30) days after same is filed;

(f) if Borrower shall fail to deliver to Lender, within ten (10) days after request by Lender, the estoppel certificates required by Section 7.4(a) and (c);

(g) if any default occurs under any guaranty or indemnity executed in connection herewith (including the Environmental Indemnity, defined in Section 13.4) and such default continues after the expiration of applicable grace periods, if any; or

(h) if for more than ten (10) days after notice from Lender, Borrower shall continue to be in default under any term, covenant or condition of this Security Instrument not set forth in Section 10.1(a) through (g) above, then, in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of ninety (90) days.

Article 11 - RIGHTS AND REMEDIES

Section 11.1 REMEDIES. Upon the occurrence of any Event of Default, Borrower agrees that Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower in and to the Property, including, but not limited to the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

(a) declare the entire unpaid Debt to be immediately due and payable;

(b) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable state or federal law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(c) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable state or federal law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;

(d) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, in one or more parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(e) institute an action, suitor proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note or in the Other Security Documents;

(f) recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the Other Security Documents;

(g) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower or of any person, firm or other entity liable for the payment of the Debt;

(h) subject to any applicable state or federal law, the license granted to Borrower under Section 1.2 shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all rent rolls, leases (including the form lease and amendments and exhibits), subleases (including the form sublease and amendments and exhibits) and rental and license agreements with the tenants, subtenants and licensees, in possession of the Property or any part or parts thereof; tenants, subtenants, and licensees, money deposits or other property (including, without limitation, any letter of credit) given to secure tenants, subtenants, and licensees, obligations under leases, subleases or licenses, together with a list of the foregoing; all lists pertaining to current rent and license fee arrears; any and all architects, plans and specifications, licenses and permits, documents, books, records, accounts, surveys and property which relate to the management, leasing, operation, occupancy, ownership, insurance, maintenance, or service of or construction upon the Property and Borrower agrees to surrender possession thereof and of the Property to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Lender deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) either require Borrower (A) to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower, or (B) to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and (vi) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable legal fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, Insurance Premiums and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

(i) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Personal Property and other UCC Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Personal Property and other UCC Collateral, and (ii) request Borrower at its expense to assemble the Personal Property and other UCC Collateral and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Personal Property and other UCC Collateral sent to Borrower in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Borrower;

(j) apply any sums held in escrow or otherwise by Lender in accordance with the terms of this Security Instrument or any Other Security Document to the payment of the following items in any order in its sole discretion:

(i) Taxes and Other Charges;

(ii) Insurance Premiums;

(iii) interest on the unpaid principal balance of the Note;

(iv) amortization of the unpaid principal balance of the Note; and

(v) all other sums payable pursuant to the Note, this Security Instrument and the Other Security Documents, including, without limitation, advances made by Lender pursuant to the terms of this Security Instrument;

(k) surrender the Policies maintained pursuant to Article 3 hereof, collect the unearned Insurance Premiums and apply such sums as a credit on the Debt in such priority and proportion as Lender in its discretion shall deem proper, and in connection therewith, Borrower hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Borrower to collect such unearned Insurance Premiums;

(l) apply the balance of any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion; or

(m) pursue such other remedies as Lender may have under applicable state or federal law.

In the event of a sale pursuant to this Section 11.1, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. Notwithstanding the provisions of this Section 11.1 to the contrary, if any Event of Default as described in Section 7.16) or Section 7.10) of the Credit Agreement shall occur, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Lender.

Section 11.2 APPLICATION OF PROCEEDS. The purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Lender pursuant to the Note, this Security Instrument or the Other Security Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.

Section 11.3 RIGHT TO CURE DEFAULTS. Upon the occurrence of any Event of Default or if Borrower fails to make any payment or to do any act as herein provided, upon notice to Borrower (except in an emergency situation to protect the security hereof), Lender may, but without any obligation to do so and without releasing Borrower from any obligation hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt. The cost and expense of any cure hereunder (including reasonable legal fees to the extent permitted by law), with interest as provided in this Section 11.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate (defined in the Note) shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the Other Security Documents and shall be immediately due and payable upon demand by Lender therefor.

Section 11.4 ACTIONS AND PROCEEDINGS. With notice to Borrower, Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and, after the occurrence and during the continuance of an Event of Default, to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

Section 11.5 RECOVERY OF SUMS REQUIRED TO BE PAID. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

Section 11.6 EXAMINATION OF BOOKS AND RECORDS. Lender, its agents, accountants and attorneys shall have the right upon prior written notice to Borrower (unless an Event of Default exists, in which case no notice shall be required), to examine and audit, during reasonable business hours, the records, books, management and other papers of Borrower and its Subsidiaries (as defined in the Credit Agreement) which pertain to their financial condition or the income, expenses and operation of the Property, at the Property or at any office regularly maintained by Borrower or its Subsidiaries where the books and records are located. Lender and its agents shall have the right upon notice to make copies and extracts from the foregoing records and other papers.

Section 11.7 OTHER RIGHTS, ETC.

(a) The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower’s obligations hereunder by reason of (i) the failure of Lender to comply with any request of Borrower to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the Other Security Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment, changing the rate of interest, or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the Other Security Documents.

(b) It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender’s possession.

(c) Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 11.8 RIGHT TO RELEASE ANY PORTION OF THE PROPERTY. Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this

Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

Section 11.9 VIOLATION OF LAWS. If the Property is not in material compliance with Applicable Laws, Lender may impose additional requirements upon Borrower in connection herewith including, without limitation, monetary reserves or financial equivalents reasonably related to the non-compliance.

Section 11.10 RIGHT OF ENTRY. Lender and its agents shall have the right to enter and inspect the Property at all reasonable times upon reasonable notice.

Section 11.11 SUBROGATION. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Borrower’s obligations hereunder, under the Note and the Other Security Documents and the performance and discharge of the Other Obligations.

Section 11.12 POWER OF ATTORNEY.

(a) The Borrower hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead purpose of the Borrower or in the Lender’s own name, for the purposes of carrying out the terms of this Security Instrument, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Security Instrument and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Borrower, upon notice to the Borrower, to, upon the occurrence and during the continuance of an Event of Default, sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Property in such manner as is consistent with the Uniform Commercial Code and as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Borrower’s expense, at any time, or from time to time, all acts and things which the Lender deems necessary or useful to protect, preserve or realize upon the Property and the Lender’s security interest therein, in order to effect the intent of this Security Instrument, all no less fully and effectively as the Borrower might do; and

(b) To the extent permitted by law, the Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

(c) The powers conferred on the Lender hereunder are solely to protect its interests in the Property and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act.

Article 12 - ENVIRONMENTAL HAZARDS

Section 12.1 ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that: (a) there are no Hazardous Materials (defined below) or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with Environmental Laws and with permits issued pursuant thereto (if such permits are required), and (ii) either (A) in amounts not in excess of that necessary to operate the Property or (B) fully disclosed in writing pursuant to the written reports resulting from the environmental site assessments of the Property delivered to Lender prepared by Commercial Property ESA Program (the “Environmental Report”); (b) there are no known past, present or threatened Releases (defined below) of Hazardous Materials in violation of any Environmental Law and which would require remediation by a governmental authority in, on, under or from the Property except as described in the Environmental Report; (c) there is no known threat of any Release of Hazardous Materials migrating to the Property except as described in the Environmental Report; (d) there is no known past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property except as described in the Environmental Report; (e) Borrower does not know of, and has not received, any written or oral notice or other communication from any person or entity (including but not limited to a governmental entity) relating to Hazardous Materials in, on, under or from the Property; and (f) Borrower has truthfully and hilly provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property known to Borrower or contained in Borrower’s files and records, including but not limited to any reports relating to Hazardous Materials in, on, under or migrating to or from the Property and/or to the environmental condition of the Property. “Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, that apply to Borrower or the Property and relate to Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act. “Hazardous Materials” shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant” or other words of similar import within the meaning of any Environmental Law. “Release” of any Hazardous Materials includes but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

Section 12.2 ENVIRONMENTAL COVENANTS. Borrower covenants and agrees that so long as Borrower owns, manages, is in possession of, or otherwise controls the operation of the Property: (a) all uses and operations on or of the Property, whether by Borrower or any other person or entity, shall be in compliance, in all material respects, with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Materials in, on, under or from the Property; (c) there shall be no Hazardous Materials in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (ii) (A) in amounts not in excess of that necessary to operate the Property or (B) fully disclosed to and approved by Lender in writing; (d) Borrower shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other person or entity (the “Environmental Liens”); (e) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 12.3 below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (f) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Lender, upon Lender’s reasonable belief that the Property is not in compliance (in all material respects) with all Environmental Laws, and share with Lender the reports and other results thereof; and Lender and other Indemnified Parties hereinafter defined shall be entitled to rely on such reports and other results thereof; (g) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (i) reasonably effectuate remediation of any Hazardous Materials in, on, under or from the Property; and (ii) comply with any Environmental Law; (h) Borrower shall not allow any tenant or other user of the Property to violate any Environmental Law; and (i) Borrower shall immediately notify Lender in writing after it has become aware of (A) any presence or Release or threatened Release of Hazardous Materials in, on, under, from or migrating towards the Property; (B) any material non-compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien against the Property; (D) any required or proposed remediation of environmental conditions relating to the Property; and (E) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to Hazardous Materials.

Section 12.3 LENDER’S RIGHTS. Lender and any other person or entity designated by Lender, including but not limited to any representative of a governmental entity, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation upon Lender’s reasonable belief that any one of the covenants set forth in Section 12.2 have not been complied with, to enter upon the Property at all reasonable times, after reasonable notice, to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender’s sole and absolute discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower shall cooperate with and provide access to Lender and any such person or entity designated by Lender.

Article 13 - INDEMNIFICATIONS

Section 13.1 GENERAL INDEMNIFICATION. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless Lender, its affiliates, and each of their officers, directors, employees, agents and advisors (the “Indemnified Parties) from and against any and all Losses (defined below) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (d) any failure of the Property to be in compliance with any Applicable Laws; (e) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; or (f) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Loan evidenced by the Note and secured by this Security Instrument. Any amounts payable to Lender by reason of the application of this Section 13.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid.

The term “Losses” shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to legal fees and other costs of defense).

Section 13.2 MORTGAGE AND/OR INTANGIBLE TAX. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note or any of the Other Security Documents.

Section 13.3 DUTY TO DEFEND, LEGAL FEES AND OTHER FEES AND EXPENSES. Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding. Upon demand, Borrower shall pay or, in the sole discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

Section 13.4 ENVIRONMENTAL INDEMNITY. Simultaneously with this Security Instrument, Borrower has executed and delivered that certain environmental indemnity agreement dated the date hereof to Lender (the “Environmental Indemnity”), which Environmental Indemnity is not secured by this Security Instrument.

Article 14 - WAIVERS

Section 14.1 WAIVER OF COUNTERCLAIM. Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Security Instrument, the Note, the Credit Agreement, any of the Other Security Documents, or the Obligations.

Section 14.2 MARSHALLING AND OTHER MATTERS. Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by Applicable Law.

Section 14.3 WAIVER OF NOTICE. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except (a) with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Lender to Borrower and (b) with respect to matters for which Lender is required by Applicable Law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 14.4 WAIVER OF STATUTE OF LIMITATIONS. Borrower hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debtor performance of its Other Obligations.

Section 14.5 SOLE DISCRETION OF LENDER. Wherever pursuant to this Security Instrument (a) Lender exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Lender, or (c) any other decision or determination is to be made by Lender, the decision to approve or disapprove all decisions that arrangements or terms arc satisfactory or not satisfactory, and all other decisions and determinations made by Lender, shall be in the sole discretion of Lender, except as may be otherwise expressly and specifically provided herein.

Section 14.6 WAIVER OF TRIAL BY JURY. BORROWER AND LENDER, BY ACCEPTANCE OF THIS SECURITY INSTRUMENT, HEREBY WAIVE, TO THE

FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE APPLICATION FOR THE LOAN, THE NOTE, THIS SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER OR BORROWER.

Section 14.7 WAIVER OF FORECLOSURE DEFENSE. Borrower hereby waives any defense Borrower might assert or have by reason of Lender’s failure to make any tenant or lessee of the Property a party defendant in any foreclosure proceeding or action instituted by Lender.

Article 15 – SPECIAL MINNESOTA PROVISIONS

Section 15.1 INCONSISTENCIES. In the event of any inconsistency between the terms and conditions of the other articles and provisions of this Security Instrument and this Article 15, the terms and conditions of this Article 15 shall control and be binding.

Section 15.2 POWER OF SALE. Upon the occurrence of an Event of Default, Borrower hereby authorizes Lender to sell, either by judicial process or advertisement, the Property either as one tract or otherwise at public action and convey the same to the purchaser, as provided by law. Borrower acknowledges that in such event, Borrower will remain liable for any deficiency to the extent permitted by law.

Section 15.3 REPRESENTATIONS, WARRANTIES AND COVENANTS. The following is hereby added to Section 5.2:

“(x) “(m) The Property is not agricultural property, property in agricultural use, nor the homestead of Borrower.”

Section 15.4 ASSIGNMENT OF LEASES. (i) The following two paragraphs are hereby added to Section 1.2 and 1.3 respectively:

“This Security Instrument constitutes an assignment of rents and profits within the meaning of Minnesota Statutes, §§ 559.17 and 576.01, and is intended to comply fully with the provisions thereof, and to afford Lender, to the fullest extent allowed by law, the right and remedies of a mortgage lender or secured lender pursuant thereto, including, without limitation, the right of a receiver to apply excess cash in the manner provided in such statutes from the date of appointment through the entire redemption period from any foreclosure sale. Lender may enter and take possession of the Property and manage and operate the same and take any action which, in Lender’s judgment, is necessary or proper to collect the Rents and to conserve the value of the Property. Lender may also take possession of and for these purposes use, any and all personal property. The expense (including any receiver’s fees, attorneys’ fees, costs and agent’s compensation) incurred pursuant to the powers herein contained shall be secured by this Security Instrument. Lender shall not be liable to account for any Rents actually received by Lender. Enforcement hereof shall not cause Lender to be deemed a mortgagee in possession unless Lender elects in writing to be a mortgagee in possession. Lender also shall have the right to enter and take possession of the Property and manage and operate the same in conformity with all applicable laws and take any action which, in Lender’s judgment, is necessary or proper to conserve the value of the Property.”

“This Security Instrument also constitutes a security agreement within the meaning of the Uniform Commercial Code as in effect in the State of Minnesota (the “UCC”), with respect to all property described herein as to which a security interest may be granted and/or perfected pursuant to the UCC, and in intended to afford Lender, to the fullest extent allowed by law, the rights and remedies of a secured party under the UCC, including, without limitation, the right of a receiver to apply excess cash in the manner provided in such statutes from the date of appointment through the entire redemption period from any foreclosure sale.”

Section 15.5 APPOINTMENT OF A RECEIVER OR TRUSTEE. Section 11.1(g) is hereby replaced with:

“Lender may apply for the appointment of a receiver to the district court for the county where the Property or any part thereof is located, by an action separate from any foreclosure of this Security instrument pursuant to Minnesota Statutes Chapter 580 or pursuant to Minnesota Statutes Chapter 581, or as a part of the foreclosure action under said Chapter 581 (it being agreed that the existence of a foreclosure pursuant to said Chapter 580 or a foreclosure action pursuant to said Chapter 581 is not a prerequisite to any action for a receiver hereunder). Lender shall be entitled to the appointment of a receiver without regard to waste, adequacy of the security or solvency of Borrower. The receiver, who shall be an experienced property manager, shall collect (until the obligations secured hereby are fully paid and satisfied and, in the case of a foreclosure sale, during the entire redemption period) the Rents, and shall manage the Property, execute leases within or beyond the period of the receivership if approved by the court and apply all rents, profits and other income collected by him in the following order:

(a) to the payment of all reasonable fees of the receiver, if any, approved by the court;

(b) to the repayment of tenant security deposits, with interest thereon, as required by Minnesota Statutes, Section 504B. 178;

(c) to the payment when due of delinquent or current real estate taxes or special assessments with respect to the Property, or the periodic escrow for the payment of the same;

(d) to the payment when due of premiums for insurance of the type required by this Security instrument, or the periodic escrow for the payment of the same;

(e) to the payment for the keeping of the covenants required of a lessor or licensor pursuant to Minnesota Statutes, Section 504B. 161;

(f) to the payment of all expenses for normal maintenance of the Property; and

(g) the balance to Lender (a) if received prior to the commencement of a foreclosure, to be applied to the obligations secured hereby, in such order as Lender may elect and (b) if received after the commencement of a foreclosure, to be applied to the amount required to be paid to effect a reinstatement prior to foreclosure sale, or, after a foreclosure sale to any deficiency and thereafter to the amount required to be paid to effect a redemption, all pursuant to Minnesota Statutes, Section 580.30, 580.23 and 581.10, with any excess to be paid to Borrower. Provided, that if this Security instrument is not reinstated nor the Property redeemed as provided by said Section 580.30, 580.23 or 581.10, the entire amount paid to Lender pursuant thereto shall be the property of Lender together with all or any part of the Property acquired through foreclosure.

Lender shall have the right, at any time and without limitation, as provided in Minnesota Statutes, Section 582.03, to advance money to the receiver to pay any part or all of the items which the receiver should otherwise pay if cash were available from the Property and sums so advanced, with interest at the Default Rate set forth in the Note, shall be secured hereby, or if advanced during the period of redemption shall be part of the sum required to be paid to redeem from the sale.”

Section 15.6 OTHER REMEDIES. The following is hereby added to Section 11.1(b):

“In the event of any sale of the Property pursuant to any judgment or decree of any court or at public auction or otherwise in connection with the enforcement of any of the terms of this Security Instrument, Lender, its successors or assigns, may become the purchaser, and for the purpose of making settlement for or payment of the purchase price, shall be entitled to deliver over and use the Note and any claims for interest accrued and unpaid thereon, together with all other sums with interest, advanced or secured hereby and unpaid hereunder, in order that there may be credited as paid on the purchase price the total amount of the obligations secured hereby then due, including principal and interest on the Note and all other sums, with interest, advanced or secured hereby and unpaid hereunder or under any of the other Loan Documents. Further, if following the occurrence of any Event of Default, the Property is sold at a foreclosure sale and Borrower subsequently exercises its right of redemption, an amount equal to the applicable Prepayment Fee and Yield Maintenance Amount specified in the Note, if any, shall be added to the redemption price.”

Section 15.7 MORTGAGE REGISTRY TAX. Borrower expressly agrees to pay the Mortgage Registry Tax under Minn. Stat. §287.05 (as the same may be amended or recodified) and any other tax or fee which is based on the amount secured by this mortgage or of which the payment is a prerequisite for the enforceability, effectiveness or primary priority of this Security Instrument, whether such amounts are due at the time of the making or filing for record of this Security Instrument or any time thereafter.

Section 15.8 MULTI-STATE MORTGAGE:

(a) This Mortgage is a “multistate mortgage” as defined in Minn. Stat. §287.05. This Mortgage also encumbers the real property located outside of the state of Miimesota described in Exhibit A-2 (the “Multistate Property”). Borrower has also executed and delivered to Lender additional mortgages of even date encumbering the Multistate Property (the “Multistate Instruments”). If Lender releases any of the Multistate Property from the lien of a Multistate

Instrument or delivers a satisfaction of a Multistate Instrument, the Multistate Property described in such release or satisfaction shall be automatically released from the lien of this Mortgage to the same extent as described in such release or satisfaction. The provisions of the foregoing sentence shall be self-operative and shall not require the filing of a release or satisfaction in the State of Minnesota. Borrower expressly acknowledges and agrees that any release or satisfaction of this Mortgage shall not operate to release any property outside of the State of Minnesota from the lien of any Multistate Instrument unless such release or satisfaction expressly describes such property as being released or such Multistate Instrument as being satisfied.

(b) To the extent that this Security Instrument secures future advances other than the advances evidenced by the Note, the amount of such advances is not currently known. The acceptance of this Security Instrument by Lender, however, constitutes an acknowledgement that Lender is aware of the provisions of Minnesota Statutes §287.05, Subd. 5, and intends to comply with the requirements contained therein.

(c) The representations contained in this Section are made solely for the benefit of county recording authorities in determining the mortgage registry tax payable as a prerequisite to the recording of this Security instrument. The Borrower acknowledges that such representations do not constitute or imply an agreement by the Lender to make any future advances to the Borrower.

(d) Notwithstanding any other provision of this Security Instrument or any of the Loan Documents to the contrary, any amounts as to which Registry Tax is payable shall not be secured by this Security Instrument unless and until the tax is paid.

Section 15.9 MATURITY. The obligations secured hereby shall mature on or before August 1, 2009.

Section 15.10 FIXTURE FINANCING STATEMENT. From the date of its recording, this Security Instrument shall be effective as a financing statement with respect to all goods and Personal Property constituting part of the Property which are or are to become fixtures related to the Land and Improvements described herein. For this purpose, the following information is set forth:

(a)	Name of Debtor:	Cybex International, Inc.

	Address of Debtor:	10 Trotter Drive Medway, Massachusetts 11779

	Debtor’s tax identification number:	11-1731581

	Name of Secured Party:	GMAC Commercial Finance LLC

	Address of Secured Party	210 Interstate North Parkway, Suite 315, Atlanta, Georgia 30339

(b) Description of the types (or items) of property covered by this Fixture Filing - see Section 1.1.

(c) Description of the Real Estate to which the property described above is attached or upon which it is located - see Exhibit A attached hereto.

(d) This document covers goods which are or are to become fixtures.

(e) The record owner of the Land is Borrower.

(f) Borrower is a corporation organized under the laws of the State of New York.

(g) Borrower’s organizational identification number is 23323.

Article 16 - NOTICES

Section 16.1 NOTICES. All notices or other written communications hereunder shall be given in accordance with the terms of the Credit Agreement.

Article 17 - CHOICE OR LAW/SUBMISSION TO JURISDICTION

Section 17.1 CHOICE OF LAW. This Security Instrument shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York, provided however, that with respect to the creation, perfection, priority and enforcement of the lien of this Security Instrument, and the determination of deficiency judgments, the laws of the state where the Property is located shall apply.

Section 17.2 PROVISIONS SUBJECT TO LAW. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable state or federal law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable state or federal law.

Section 17.3 SUBMISSION To JURISDICTION. With respect to any claim or action arising hereunder or under the Note, the Credit Agreement or the Other Security Documents, Borrower (a) irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in the City of New York, in the State of New York, and appellate courts from any thereof, (b) irrevocably waives any objection which it may have at any time to the laying on venue of any suit, action or proceeding arising out of or relating to this Security Instrument brought in any such court, and (c) irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing in this Security Instrument will be deemed to preclude Lender from bringing an action or proceeding with respect hereto in any other jurisdiction.

Article 18 - SECONDARY MARKET

Section 18.1 TRANSFER OF LOAN. Lender may, at any time, sell, transfer or assign the Note, the Credit Agreement, this Security Instrument and the Other Security Documents, and any or all servicing rights with respect thereto, or grant participations therein (the “Participations”) or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the “Securities”). Lender may forward to each purchaser, transferee, assignee, servicer, participant, or investor in such Participations or Securities (collectively, the “Investor”) or any Rating Agency rating such Securities, each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt, the Borrower or the Property, whether furnished by Borrower or otherwise, as Lender determines necessary or desirable, provided that such Investor, prospective Investor or Rating Agency is informed that such information is confidential and agrees to maintain its confidentiality and not to use such information other than to evaluate a potential purchase of an interest in the Loan (as such term is defined in the Credit Agreement). Borrower irrevocably waives any and all rights it may have under Applicable Laws to prohibit such disclosure, including but not limited to any right of privacy.

Section 18.2 COOPERATION. Borrower agrees to cooperate with Lender in connection with any transfer made or any Securities created pursuant to this Section, including, without limitation, the delivery of an estoppel certificate required in accordance with Section 7.4(c) hereof and such other documents as may be reasonably requested by Lender. Borrower shall also furnish and Borrower consents to Lender furnishing to such Investors or such prospective Investors or such Rating Agency any and all information concerning the Property, the Leases, the financial condition of Borrower as may be requested by Lender, any Investor, any prospective Investor or any Rating Agency in connection with any sale, transfer, Participations or Securities, provided that such Investor, prospective Investor or Rating Agency is informed that such information is confidential and agrees to maintain its confidentiality and not to use such information other than to evaluate a potential purchase of an interest in the Loan (as such term is defined in the Credit Agreement).

Section 18.3 RESERVES/ESCROWS. In the event that Securities are issued in connection with the Loan, all funds held by Lender in escrow or pursuant to reserves in accordance with this Security Instrument or the Other Security Documents shall be deposited in eligible accounts at eligible institutions as then defined and required by the Rating Agencies.

Article 19 - COSTS

Section 19.1 PERFORMANCE AT BORROWER’S EXPENSE. Borrower acknowledges and confirms that Lender shall impose certain administrative processing and/or commitment fees in connection with (a) the extension, renewal, modification, amendment and termination of the Loan, (b) the release or substitution of collateral therefor, (c) obtaining certain consents, waivers and approvals with respect to the Property, or (d) the review of any Lease or proposed Lease or the preparation or review of any subordination, non-disturbance agreement (the occurrence of any of the above shall be called an Event”). Borrower further acknowledges and confirms that it shall be responsible for the payment of all costs of reappraisal of the Property or any part thereof, required by law, regulation, Lender (upon the occurrence of an Event of Default or if the Property shall be destroyed in whole or in part) or any governmental or quasi-governmental authority. Borrower hereby acknowledges and agrees to pay, immediately, with or without demand, all such fees (as the same may be increased or decreased from time to time), and any additional fees of a similar type or nature which may be imposed by Lender from time to time, upon the occurrence of any Event or otherwise. Wherever it is provided for herein that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, all reasonable legal fees of Lender.

Section 19.2 LEGAL FEES FOR ENFORCEMENT. (a) Borrower shall pay all reasonable legal fees incurred by Lender in connection with (i) the preparation of the Note, the Credit Agreement, this Security Instrument and the Other Security Documents; and (ii) the items set forth in Section 19.1 above, and (b) Borrower shall pay to Lender on demand any and all expenses, including legal fees incurred or paid by Lender in protecting its interest in the Property or in collecting any amount payable under the Note, the Credit Agreement, this Security Instrument or the Other Security Documents, or in enforcing its rights hereunder with respect to the Property, whether or not any legal proceeding is commenced hereunder or thereunder, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by Borrower.

Article 20 - DEFINITIONS

Section 20.1 GENERAL DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the words “Applicable Laws” shall mean all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations and court orders and the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Lender” shall mean “Lender and any subsequent holder of the Note,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument,” the word “person” shall include an individual, corporation, limited liability company, partnership, trust, unincorporated association, government, governmental authority, and any other entity, the word “Property” shall include any portion of the Property and any interest therein, and the phrase “legal fees” and “counsel fees” shall include any and all reasonable counsel, attorney, paralegal and law clerk fees and disbursements, including, but not limited to fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder, whether with respect to retained firms, the reimbursement for the expenses of in-house staff or otherwise.

Section 20.2 HEADINGS, ETC. The headings and captions of various Articles and Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof

Article 21 - MISCELLANEOUS PROVISIONS

Section 21.1 No ORAL CHANGE. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 21.2 LIABILITY. This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

Section 21.3 INAPPLICABLE PROVISIONS. If any term, covenant or condition of the Note, the Credit Agreement, or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Note, the Credit Agreement and this Security Instrument shall be construed without such provision.

Section 21.4 DUPLICATE ORIGINALS; COUNTERPARTS. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

Section 21.5 NUMBER AND GENDER. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, this Security Instrument has been executed by Borrower the day and year first above written.

CYBEX INTERNATIONAL, INC.

By:
Name:	Arthur W. Hicks, Jr.
Title:	Vice President; Chief Financial Officer

ACKNOWLEDGMENT

STATE OF                                )

                                                    ) ss.

COUNTY OF                            )

The foregoing instrument was acknowledged before me this              day of July, 2004, by ARTHUR W. HICKS, JR. the Vice President; Chief Financial Officer of CYBEX INTERNATIONAL, INC., a corporation formed tinder the Jaws of the state of New York, on behalf of the corporation.

Notary Public

EXHIBIT A-1

(Description of Land located in Minnesota)

Real Property in the County of Steele, State of Minnesota, described as follows:

Lots 5 and 7, Block 2, Owatonna Interstate Industrial Park, recorded as Document No. 166333, and Lot 6, Block 2, Owatonna Interstate Industrial Park, recorded as Document No. 166333, except that pan of said Lot 6 lying Easterly of the following described line:

Commencing at the northeast corner of said Lot 6; thence South 55 degrees 00 minutes West, assumed bearing, 165.00 feet along the southeasterly line of said Lot 6 to the True Point of Beginning; thence North 28 degrees 38 minutes 43 seconds West 103.90 feet to the north line of said Lot 6, last said point being South 88 degrees 55 minutes 44 seconds West 185.00 feet from the northeast corner of said Lot 6, and there terminating; according to the recorded plat thereof Steele County, Minnesota.

Property Address: 151 25th Avenue

                              Owatonna, Minnesota

EXHIBIT A-2

(Description of Land located outside Minnesota)

A certain parcel of land situated on the northerly side of Alder Street in Medway, Norfolk County, Massachusetts, together with any buildings thereon, being shown as Lot I on a plan entitled “Plan of Land for Highway Purposes in Medway, Mass” prepared by Gerald T. Carey, recorded wit the Norfolk County Registry of Deeds in Plan Book 304, Plan 664, more particularly described as follows:

SOUTHERLY by said Alder Street in three courses, a total of 767.21 feet, according to said Plan;

WESTERLY by lands shown on said plan as of RIR Para Corp., and as Conservation Area, in four courses measuring, respectively, 40.00 +/- feet, 65.30 +/- feet, 93.50 +/- feet and 728.42 feet, according to said plan;

NORTHWESTERLY by lands shown on said plan as Conservation Area, as of the Town of Medway, as the end of a private way, as now or formerly of Pelkey and William, as the end of another private way, as of Carson, and as now or formerly of Hunter, in four courses, measuring respectively 91.49 feet, 465.80 feet, 275.56 feet and 183.89 feet according to said plan;

NORTHEASTERLY by land shown on said plan as of the Town of Medway, 188.93 feet, according to said plan; and

EASTERLY by Lot 2 as shown on said plan in four courses, measuring respectively 111.27 feet, 135.21 feet, 104.34 feet and 1,191.43 feet, according to said plan.

Said parcel is also shown as Lot 1R and Lot 2R on a plan entitled “Plan of Land, Medway, Massachusetts” dated May 25, 2001, owner-applicant, Cybex International. Prepared by GLM Engineering Consultants, Inc. to which plan reference is made for a more particular description.

Said plan is recorded at the Norfolk Registry of Deeds No. 385 of 2001 in Book 487.

EXHIBIT C

1.	Hot New Products, Inc. d/b/a Fitnesszone v. Trotter, Inc. and Cybex International, Inc., CV 98-JEO-1730-S, United States District Court for the Northern District of Alabama, Southern Division.

2.	Gary J. Colassi v. Cybex International, Inc., Civil Action 02-11909 RWZ, United States District Court for the District of Massachusetts.

3.	Free Motion Fitness, Inc. f/k/a Ground Zero Design Corporation v. Cybex International, Inc., 1:01CV00152 BSJ, United States District Court for the District of Utah.

4.	Gene Kirilla, II, et al v. Cybex International, Inc., et al, Civil Division G.D. No. 1997-1725, Court of Common Pleas of Mercer County, Pennsylvania.

5.	The Company in the ordinary course of business is subject to product liability and similar litigation, all of which the Company believes is covered by insurance.

6.	Additionally, the Company has received notice from Biosig Instruments, Inc. of allegations by Biosig that the heart rate monitors the Company uses in its treadmills infringe U.S. Patent 5,337,753 and Canadian Patent 2,033,014, both allegedly owned by Biosig. As the Company purchases these monitors from a third party supplier, the Company believes itself to be indemnified for any damages The Company has received an opinion on non-infringement from patent counsel and believes the allegations to be baseless.

EXHIBIT D

SUBSIDIARIES

EXHIBIT E

CYBEX INTERNATIONAL, INC.

REPORT OF CHIEF FINANCIAL OFFICER

CYBEX INTERNATIONAL, INC. (the “Borrower”) HEREBY CERTIFIES that:

This Report is furnished pursuant to Section 5.1(c) of the Credit Agreement dated as of July 13, 2004 by and between the Borrower and GMAC Commercial Finance LLC (the “Agreement”). Unless otherwise defined herein, the terms used in this Report have the meanings given to them in the Agreement.

As required by Section 5] (a) and (b) of the Agreement, consolidated financial statements of the Borrower and its Subsidiaries for the [year/quarter] ended                                   20         (the “Financial Statements”) prepared in accordance with generally accepted accounting principles consistently applied accompany this Report. The Financial Statements present fairly the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof and the consolidated results of operations of the Borrower and its Subsidiaries for the period covered thereby (subject only to normal recurring year-end adjustments).

The figures set forth in Schedule A for determining compliance by the Borrower with the financial covenants contained in the Agreement are true and complete as of the date hereof

The activities of the Borrower and its Subsidiaries during the period covered by the Financial Statements have been reviewed by the Chief Financial Officer or by employees or agents under his immediate supervision, Based on such review, to the best knowledge and belief of the Chief Financial Officer, and as of the date of this Report, no Default has occurred.*

WITNESS my hand this              day of                     , 20        .

CYBEX INTERNATIONAL, INC.

By:
Name:	Arthur W. Hicks, Jr.
Title:	Vice President; Chief Financial Officer

*	If a Default has occurred, this paragraph is to be modified with an appropriate statement as to the nature thereof, the period of existence thereof and what action the Borrower has taken, is taking, or proposes to take with respect thereto.

SCHEDULE A

to

EXHIBIT E

FINANCIAL COVENANTS

Fixed Charge Coverage Ratio (Section 5.9)

REQUIRED	> : 1.00

ACTUAL:

(i) EBITDA minus	$

(ii) Non-financed Capital Expenditures minus	$

(iii) Support Obligations	$

Subtotal:	$

(iv) Fixed Charges	$

(v) Result of lines (i), (ii) and (iii), divided by line (iv)	: 1.00

Leverage Ratio (Section 5.10)

REQUIRED:	< 5.0 : 1.00

ACTUAL:

(i) Funded Debt	$

(ii) EBITDA	$

(iii) Line (i) divided by line (ii)	: 1.00

WITNESS my hand this      day of                 , 20    .

CYBEX INTERNATIONAL, INC.

By:
Name:	Arthur W. Hicks, Jr.
Title:	Vice President; Chief Financial Officer

EXHIBIT F

FORM OF OPINION OF COUNSEL TO THE BORROWER

LAW OFFICES

A. JUSTIN

MCCARTHY, BC.

Liberty Park	A. Justin McCarthy
285 Littleton Road	Michele L. Granger
Westford, MA 01886
978-692-3211
978-692-5476 Fax
ajmccarthy@wcstfordlaw.com email

July     , 2004

GMAC Commercial Finance LLC

210 Interstate North Parkway Suite 315

Atlanta, GA 30339

Re:	Cybex International, Inc. (the “Borrower”)

Gentlemen/Madam:

This opinion is furnished to you in connection with certain loan documents, namely: Credit Agreement, Mortgage and UCC-1 Financing Statement (hereinafter referred to as “Loan Documents”), dated July 13, 2004; given by the Borrower, Cybex International, Inc., a Delaware Corporation, to GMAC Commercial Finance, LLC, a Delaware Limited Liability Company (“the Lender”), pursuant to which the Lender is extending credit to the Borrower in the original principal amount of$ 13,000,000.00, evidenced by two (2) Promissory Notes — one in the principal amount of $11,000,000.00 and the second in the principal amount of $2,000,000.00. Both Promissory Notes are being secured by the “Loan Documents” as hereinbefore stated.

I have acted as Massachusetts Counsel to the Lender in connection with certain transactions contemplated by the Loan Documents. In that regard, I have reviewed a copy or original counterpart in the above referenced Loan Documents.

In rendering the opinion herein I have assumed the genuiness of the signatures of each party, the authenticity of all documents provided to my firm and the authenticity of the individuals executing the Loan Documents by the Borrower, Cybex International Inc. In rendering the opinion expressed below, I have examined original or copies certified to my satisfaction of such other agreements, documents, certificates and other statements of government officials and corporate officers of the Borrower and I have made such investigation of law, as I have deemed necessary as a basis for my opinion.

Page – 2-

Re:   Cybex International Inc.

Based upon the foregoing assumptions and subject to the qualifications hereinafter set forth, it is my opinion that as of the date of this opinion:

1. When the Mortgage is duly recorded and indexed with the Registry of Deeds in Norfolk County, Commonwealth of Massachusetts (the “Recording Office”) and the Financing Statement associated therewith is duly filed and indexed in the Recording Office and the Office of the Massachusetts Secretary of State, such recordations and filings will be sufficient to give constructive notice to third parties of the mortgage of that portion of the Property including fixtures, that constitutes real property (the “Real Property”) and the security interest in that portion of the Property (the “Personal Property”) that is subject to the provisions of Article 9 of the Massachusetts Uniform Commercial Code (the “UCC”) and which may be perfected solely by recording or filing. No re-recording or re-filing of any said instruments nor any recording or filing of any other instruments will be necessary to continue the perfection and priority of such mortgage and security interest for so long as the Loans are outstanding, except that continuation statements under the UCC are required to be filed within six (6) months prior to the expiration of five (5) years from the date of filing of the Financing Statements.

2. The Mortgage is also in proper form under applicable laws to be accepted for recording by the Recording Office as a fixture filing. Upon due recordation with the Recording Office the Mortgage will create in favor of the Lender a valid and enforceable mortgage of record of the entire interest of the Borrower in the Real Property and a perfected interest in that portion of the Real Property that constitutes fixtures. The Mortgage creates a valid security interest in all of the Personal Property to the extent such security interest can be created by a security agreement under the UCC.

3. The Financing Statements complies with all applicable provisions of the UCC and is in proper form for filing with the Recording Office and the Massachusetts Secretary of State. Upon such filings (together with the filing of the Mortgage with the Recording Offices, as aforesaid, with respect to fixtures), the Lender’s security interest in the property described therein will be perfected.

4. The terms and provisions of the Mortgage, with respect to the performance of the Borrower’s obligations and the powers and remedies of the Lender there under, provide protection to the Lender in a manner that is customarily provided in mortgages of real properly and fixtures with respect to real property located in the Commonwealth of Massachusetts given to banks and financial institutions in transactions involving substantial amounts of credit.

5. There will be no transfer, documentary stamps mortgage, mortgage registry, mortgage recording or other taxes payable to any governmental authority in the Commonwealth of Massachusetts in connection with the execution, delivery, enforcement, recordation, filing or perfection of either of the Mortgage or the Financing Statements, except only customary per page or per document filing and recording fees payable upon the

Page – 3-

Re:   Cybex International Inc.

recordation or filing of either of the Mortgage or the Financing Statements arid court costs and fees that may be payable in connection with the enforcement of the Mortgage.

6. The internal law of the Commonwealth of Massachusetts will be applied by a court of competent jurisdiction (i) to determine the perfection or priority of the mortgage lies or security interest creased by the Mortgage and the Financing Statements on the Property, and (ii) in connection with the foreclosure or exercise of the power of sale or assent to a decree by the Lender with respect to the Mortgage.

7. No order, consent, approval, license or authorization of any governmental authority, or filing, recording or registration by the Lender, in the Commonwealth of Massachusetts is required solely in connections with the execution and delivery or acceptance by the Lender of the Loan Documents, or the consummation by the Lender of the transactions contemplated thereby. Lender will not be required solely by reason of the transactions contemplated thereby to qualify to do business in the Commonwealth of Massachusetts, and the execution and delivery of such documents and the consummation of such transactions do not otherwise violate any laws of the Commonwealth of Massachusetts.

8. The Loan, as made, will not violate any applicable usury laws of the Commonwealth of Massachusetts, or other applicable laws regulating the interest rate, fees and other charges that may be collected with respect to the Loan.

9. Assuming that the Mortgage has been fully authorized, executed and delivered by Cybex International Inc., the Mortgage constitutes the legal, valid, and binding contract of Cybex, is enforceable in accordance with its terms and provides adequate and customary remedies for the practical realization of the benefits and security afforded therein. It is my opinion that the Mortgage is enforceable in accordance with its terms and subject to the following qualifications:

a. Enforcement of the Mortgage may be limited by one (1) bankruptcy, insolvency, reorganization, fraudulent coverage or similar State or Federal debtor relief laws from time to time in effect and which may affect the enforcement of creditor’s rights in general, which laws will not mutually prevent realization of the benefit intended by the Mortgage and two (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law of in equity). In regard to certain covenants or provisions of the Mortgage where (a) the breach of such covenant or provisions imposes restrictions or burdens upon the Borrower including the acceleration of liability under such document, and it cannot be demonstrated that the enforcement of such restriction or burden is reasonably

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Re:   Cybex International Inc.

necessary for the protection of the Lender, or (b) the Lender’s enforcement of such covenant or provisions under the circumstances or in the manner selected by the Lender would violate implied covenants of good faith and fair dealing or would not be commercially reasonable.

b. Certain rights, remedies an waivers contained in the Mortgage maybe limited or rendered ineffective by applicable Massachusetts statutes or judicial decisions governing such provisions however such statutes and/or judicial decision do not render the Mortgage invalid as a whole and there exists in the Mortgage legally adequate remedies for a realization of the principal benefit and security intended to be provided by said Mortgage, including effecting a foreclosure in accordance with applicable law of the lien on and the mortgage or security interest in the Property created by the mortgage upon maturity or acceleration of the obligation of the Borrower to repay the principal, together with interest thereon(to the extent not deemed a penalty) as provided in the Financing Agreement.

I am qualified and licensed to practice law in the Commonwealth of Massachusetts and my opinion as to the enforceability of said Mortgage is limited to the current statutes in effect and the present case law, rules, regulations and other laws, for the Commonwealth of Massachusetts. This opinion letter is furnished only to the Lender and is solely for its benefit, the benefit of Lender’s successors and assigns (including participants in the Loan) and the benefit of Lender’s counsel in connection with this transaction contemplated by the Loan Documents. This opinion is not to be used, circulated, and quoted or otherwise relied upon by any other person or entity or for any other purpose without the prior written consent of the author.

Sincerely yours,

A. Justin McCarthy

AJM/cc

LEONARD, STREET AND DEINARD

PROFESSIONAL ASSOCIATION

July 13, 2004

GMAC Commercial Finance LLC

210 Interstate North Parkway, Suite 315

Atlanta, GA 30339

Re:	Mortgage loan (the “Loan”) to Cybex International, Inc. (the “Borrower”) made by GMAC Commercial Finance LLC (the “Lender”) in the amount of $13,000,000

Ladies and Gentlemen:

We have acted as special Minnesota counsel to the Borrower in connection with the above referenced Loan and in connection with the transactions contemplated thereby. In such capacity and in connection with the opinions set forth herein, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the documents listed on Exhibit A attached hereto (the “Loan Documents”), which evidence and secure the Loan. In rendering our opinion, we have also examined certificates of public officials, and such other records, certificates, documents and instruments, and we have made such investigations of law, as we have deemed necessary or appropriate for the purposes of rendering this opinion letter (this “Opinion”).

All capitalized terms not defined herein or in Exhibit A shall have the meanings assigned to them in the Mortgage described in said Exhibit A, The term “State” means the State of Minnesota. The term “UCC” means the Uniform Commercial Code as adopted in the State as of the date of this Opinion.

ASSUMPTIONS

For purposes of this Opinion, we have, with your permission, assumed without independent investigation that:

a. All signatures on all documents submitted to us are genuine; all natural persons who are materially involved in the Loan or are signatories to the Loan Documents have sufficient legal capacity to enter into the Loan and carry out their role in it; documents submitted to us as originals are authentic; all documents submitted to us as certified or photostatic copies conform to the original documents, which themselves are authentic; and the facts stated in all such documents (including any recitals contained in the Loan Documents) are true and correct. In rendering this Opinion, we have not made any independent investigation as to the accuracy or

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completeness of any facts or representations, warranties, data or other information, whether written or oral, that may have been made by or on behalf of the parties, except as specifically set forth herein.

b. Each of the Loan Documents completely and correctly sets forth the intent of the parties thereto. There has been no mutual mistake of fact, fraud, undue duress or influence, that would limit, expand or otherwise modify the respective rights and obligations of the parties as set forth iii the Loan Documents, or that would have an effect on the opinions expressed herein; and there has been no waiver of any of the provisions of the Loan Documents, by actions or conduct of the parties or otherwise.

c. Each party to any Loan Document has, as of the date hereof: (i) full power, authority and legal right under all applicable laws and its organizational documents to enter into the Loan and each of the Loan Documents to which it is a party; (ii) duly and validly authorized, executed and delivered the Loan Documents (which require such authorization, execution or delivery) to which it is a party.

d. The Borrower holds all of the appropriate right, title or interest in or to the real and personal property purported to be encumbered by the Loan Documents and is the owner of the landlord’s leasehold interest subject to the assignment of rents and leases provisions contained in the Mortgage.

e. The execution, delivery and performance of the Loan Documents by each party thereto will not result in any breach of or under any instrument, agreement, contract or other document to which any such party is a party or by which its properties are bound, and all consents necessary under any and all such instruments, agreements or consents have been obtained.

f. Such of the Loan Documents as require (i) recordation have been or shall have been duly recorded in the appropriate offices or (ii) filing have been or shall have been filed in the appropriate filing locations.

g. Any Property consisting of either (i) goods which are (or are to become) fixtures or (ii) as-extracted collateral (as defined in the UCC) or timber is (or will be) located on the Land.

h. To the extent that any licenses, franchises, leases, plans, specifications, operating agreements, service contracts, contract rights, accounts or general intangibles, require by their terms the consent or approval of another party for their assignment or encumbrance, such consents have been obtained.

i. The Mortgage gives the correct name and address of the Lender or of a representative of the Lender from whom information about the related security interest may be obtained.

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j. The Mortgage contains a legal description of the Land that (1) accurately describes the Land and (ii) describes all real property in the State that is intended to be collateral for the Loan.

k. There is full and adequate consideration given in exchange for the Borrower’s execution, delivery and performance of the Loan Documents.

OPINIONS

Based upon the foregoing Assumptions and subject to the Qualifications, Limitations and Comments stated herein, we are of the opinion that:

1.	The Mortgage is a legal, valid and binding instrument, enforceable against the Borrower in accordance with its terms, except as may be limited by (a) the Assumptions set forth in this Opinion and (b) the Qualifications, Limitations and Comments set forth in this Opinion.

The foregoing opinion as to enforceability of the Mortgage is also subject to the qualification that certain provisions contained in the Loan Documents may not be enforceable; provided, however (subject to the limitations set forth in clauses (a) and (b) in the paragraph immediately above), such unenforceability will not render the Mortgage invalid as a whole or substantially interfere with realization of the Principal Benefits and Security which are provided thereby. As used herein, the term “Principal Benefits and Security” means the customary (but not exclusive) remedies set forth in the Mortgage of: (w) judicial enforcement of the obligation of the Borrower to repay the principal, together with interest thereon as provided in the Notes or in the Credit Agreement; (x) acceleration of the obligation to repay such principal and interest upon a material default under the Loan Documents (assuming that such acceleration is a permitted remedy under the laws of the State of New York) ; (y) judicial foreclosure of the Mortgage (or, if applicable, non-judicial foreclosure under certain circumstances in accordance with applicable law of the State), upon failure to pay such principal and interest at maturity or upon acceleration pursuant to clause (x) immediately above; and (z) the judicial enforcement of the assignment of rents and leases provisions in the Mortgage upon acceleration pursuant to clause (x) immediately above for purposes of collecting rents accruing after the appointment of a receiver in an action to foreclose the Mortgage. The Mortgage does not omit material rights and remedies which a prudent lender would insist upon based on the particular laws of the State.

2.	Based solely on the Certificate of Good Standing for a non-Minnesota corporation issued by the Office of the Minnesota Secretary of State, a copy of which is attached hereto as Exhibit B, the Borrower is qualified to do business in the State.

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July 13, 2004

3.	The Mortgage is in proper form to be accepted for recording in either the office of the County Recorder or (to the extent that the Land is registered property under Chapter 508 of the Minnesota Statutes) the office of the Registrar of Titles of the county in which the Land is located (each being a “Recording Office”). The Mortgage is also in proper form under applicable laws of the State to be accepted for recording by the Recording Office as a fixture filing. Upon recording of the Mortgage in the appropriate Recording Office and payment of mortgage registry tax in the proper amount: (a) the Mortgage will create a valid and enforceable mortgage of record on the real property secured by the Mortgage, (b) the-Mortgage will impart constructive notice to third parties of its contents, and (c) the Mortgage will constitute a UCC filing with respect to Fixtures (as that term is defined in the UCC) and thereby create a perfected security interest in any Fixtures described in the Mortgage. No re-recording or re-filing of the Mortgage, nor any recording or filing of any other instruments, will be necessary to continue the perfection and priority of such Mortgage and security interest for so long as the Loan is outstanding, except that continuation statements under the UCC are required to be filed within six (6) months prior to the expiration of five (5) years from the date of filing of the Financing Statement.

4.	The provisions of the Mortgage granting the Lender a present, absolute assignment of the Rents and Leases are in proper form sufficient to create a valid lien on such Rents and Leases in favor of the Lender. The recordation or filing of the Mortgage is the only recordation, filing and registration necessary to perfect the lien on the Rents and Leases created by the Mortgage.

5.	Except for mortgage registry tax due pursuant to Chapter 287 of the Minnesota Statutes referred to in paragraph E(i) below, there are no other state or local taxes, recording charges, fees or other charges payable in connection with the execution, delivery, recordation, filing or enforcement of the Loan Documents other than nominal recording fees in the appropriate state or county offices.

6.	Protective advances made pursuant to the terms of the Mortgage and in accordance with Chapter 287 of the Minnesota Statutes are secured by the Mortgage.

7.	The provisions of the Mortgage create, in favor of the Lender, a security interest in all right, title and interest of the Borrower in the Property in which a security interest may be created under Article 9 of the UCC.

8.	Under the UCC, while a debtor is located in a jurisdiction, the local law of that jurisdiction governs perfection, the effect of perfection or nonperfection, and the priority of a security interest in collateral to the extent that such security interest may be perfected by filing a financing statement under the UCC. An entity organized under state law is deemed to be located in the state of organization pursuant to the UCC.

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July 13, 2004

9.	If the laws of the State were held to govern the Notes and/or the Credit Agreement, the interest and other payments to be received by the Lender pursuant to the Notes and the other Loan Documents would not violate the applicable State laws governing usury.

10.	The internal law of the State will be applied by a State court of competent jurisdiction (a) to determine the perfection or priority of the mortgage liens or security interests created by the Mortgage, and (b) in connection with the foreclosure of the Mortgage by advertisement or by action.

11.	No order, consent, approval, license or authorization of any governmental authority, or filing, recording or registration by the Lender, in the State is required solely in connection with the execution and delivery or acceptance by the Lender of the Mortgage and the Financing Statement. The following activities within the State, among others, do not constitute transacting business within the State and do not require the Lender to qualify to do business in the State as a foreign corporation or otherwise (assuming no other activities are conducted in the State by the Lender):

(a)	making loans or creating or acquiring evidences of debt, mortgages, or liens on real or personal property or recording same;

(b)	securing or collecting debts or enforcing any rights from property securing the same; or

(c)	owning, without more, real or personal property.

Except as expressly set forth in Opinion 14 below, we give no opinion as to whether the Lender may be subject to taxation under the laws of the State.

12.	The provisions in the Notes and the Credit Agreement in which the parties agree that such Loan Documents are to be governed by the laws of the State of New York are valid under the law of the State and will be enforced by the courts of the State, subject to any determination by such courts that the application of a law of a jurisdiction other than the State is against public policy. We express no opinion as to whether a federal or state court outside the State would give effect to the choice of law provided for in such Loan Documents.

The opinion set forth in the foregoing paragraph is also subject to the assumptions that (a) the state that the parties chose to govern in the applicable Loan Document has a substantial relationship to the parties or to the transaction described in the Loan Documents or there is some other reasonable basis for the choice, (b) application of the laws of the State of New York is not contrary to a fundamental policy of another state

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having a materially greater interest in the issue than the State if such other state would be the state of applicable law in the absence of a choice by the parties to the contrary and (c) the parties to the Loan Documents are acting in good faith and mutually agree to the choice of law provision.

13.	The Obligations (as defined in the Credit Agreement) are secured by the Mortgage and the Principal Benefits and Security which are provided thereby.

14.	The Lender will not incur any tax liability in the State solely as a result of its making of the Loan, the execution and delivery by the Borrower of the Credit Agreement, the Mortgage or the Financing Statements or acceptance thereof by the Lender, or the receipt of payments thereunder in accordance with the terms thereof.

QUALIFICATIONS, LIMITATIONS AND COMMENTS

The foregoing opinions are subject to the qualifications, limitations and comments set forth below.

A. Enforceability of the Loan Documents may be limited by applicable laws relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or transfer or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, including, but not limited to, judicially developed doctrines relevant to any of the foregoing laws.

B. Enforcement of a party’s rights and remedies under the Loan Documents may be limited by general principles of equity, regardless of whether such enforcement is considered in a proceeding inequity or at law. This limitation includes principles:

(i)	governing the availability of equitable remedies;

(ii)	affording equitable defenses (e.g., waiver, laches and estoppel);

(iii)	requiring good faith, fair dealing and reasonableness in the performance and enforcement of a contract;

(iv)	requiring consideration of the materiality of(a) the breach and (b) the consequences of the breach to the party seeking enforcement; and

(v)	requiring consideration of the impracticability or impossibility of performance at the time of attempted enforcement.

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July 13, 2004

C. We express no opinion as to (i) the enforceability of certain provisions of the Loan Documents purporting to give the Lender (or any receiver) the right to possession of or control over the property or rents encumbered by the Mortgage at times or in a manner not consistent with the provisions of Minn. Stat. §§ 559.17 or 576.01, or Chapters 580, 581 and 582 of the Minnesota Statutes, or (ii) certain provisions of the Loan Documents regarding foreclosure sales, deficiency judgments or the enforcement of rights and remedies following foreclosure sale, to the extent such provisions are inconsistent with the provisions of Chapters 580, 581 and 582 of the Minnesota Statutes.

With respect to the foregoing, enforcement of the Lender’s rights and remedies under the Mortgage is subject to the following:

(i)	The State’s law places significant restrictions upon the right of a mortgagee to gain possession of mortgaged property in the event of default. However, subject to the provisions of this Opinion (including this Paragraph C), the provisions in the Mortgage for appointment of a receiver of rents are valid and enforceable.

(ii)	Non-judicial foreclosure (foreclosure by advertisement) in the State is not available while another action or proceeding to recover the debt is pending. A judicial foreclosure (foreclosure by action), however, would not be subject to such a delay.

(iii)	In the case of foreclosure by advertisement, the amount received from foreclosure sale is full satisfaction of the mortgage debt.

(iv)	My provision of the Mortgage to the contrary notwithstanding, Chapters 580 and 581 of the Minnesota Statutes grant to mortgagors the right to cure defaults under and reinstate mortgage loans within the time and upon payment of the amounts provided by statute. In addition, mortgagors and junior secured creditors may redeem mortgaged property sold at a foreclosure sale within a specified period after such sale, by paying the amounts provided in Chapters 580 and 581 of the Minnesota Statute.

(v)	Under the State’s foreclosure statutes, separate parcels must be sold separately.

(vi)	Legal fees chargeable in case of foreclosure are limited by Chapter 582 of the Minnesota Statutes.

D. A party’s rights to commence the exercise of rights and remedies with respect to the Loan Documents may depend upon such party’s compliance with the filing and reporting requirements set forth in Minn. Stat. § 290.371. In general, Minn. Stat. § 290.371 requires a

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July 13, 2004

corporation (including, without limitation, a financial institution) to file a Minnesota Business Activity Report (Form M-4R) with the Minnesota Department of Revenue if it obtains any business from within the State as described in Minn. Stat. § 290.015, subd. 1, during a fiscal year.

If the Minnesota Business Activity Report is required and not filed, the party failing to so file would not have any cause of action upon which it may bring suit under the State’s law, except for issues related to its State tax liability. Furthermore, such a party would be prevented from using the courts in the State, in general. However, a court would be obligated to excuse a failure to file and restore a cause of action if such party “paid all taxes, interest, and civil penalties due the state for all periods, or provided for payment of them by adequate security or bond.” We express no opinion as to whether any party is obligated to file a Minnesota Business Activity Report, nor as to whether any of them is subject to State taxes, including the corporate franchise tax (i.e., state income tax), as a result of the present Loan.

E. Minnesota Statutes Section 290.015 provides that a person or entity is subject to the corporate franchise tax if; among other things, it (a) conducts a trade or business that has a place of business in Minnesota, (b) regularly has employees or independent contractors conducting business activities on its behalf in Minnesota, (c) operates or leases Minnesota real property or (d) “obtains or regularly solicits business” from within Minnesota. Under Minn §290.015, Subd. 2, a person or entity is rebuttably presumed to be obtaining or regularly soliciting business from Minnesota if(x) it obtains or solicits business from more than twenty or more persons in Minnesota in a tax year or (y) it is a financial institution (as defined in Minn. Stat. §290.04, subd. 4 - typically, banks, bank holding companies, savings and loan associations, and other similar regulated institutions) with assets and deposits attributable to sources located in Minnesota (including loans secured by real property or tangible personal property located in Minnesota) in excess of five million dollars.

F. We express no opinion as to:

(i)	the enforceability of the Mortgage if the proper amount of mortgage registry tax due pursuant to Chapter 287 of the Minnesota Statutes has not been paid or as to what the proper amount of mortgage registry tax should be. We note that such a tax is imposed based on “the debt or portion of a debt that is secured by any - recorded mortgage of real property located in this state. The person liable for the tax is the mortgagor.” Minn. Stat. § 287.035;

(ii)	the enforceability of any provisions of the Loan Documents by which the parties submit to the jurisdiction of particular courts or waive objections to venue or waive a jury trial;

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(iii)	the enforceability of any waivers contained in the Loan Documents, including, without limitation, any waivers of the right to trial by jury, any waivers of redemption rights, or any limitations on liability contained in the Loan Documents;

(iv)	the enforceability of any provision of the Loan Documents providing for late payment fees, default interest, liquidated damages or any other fees, charges or amounts which may be construed as a penalty under the laws of the State;

(v)	the enforceability of any of the Loan Documents against any parties other than the Borrower;

(vi)	the enforceability of provisions of the Mortgage purporting to give the Lender self-help remedies to the extent such self-help remedies are inconsistent with the provisions of Chapters 336.9, 559, 580, 581 and 582 of the Minnesota Statutes;

(vii)	any power of attorney or the enforceability of any provisions of the Loan Documents pursuant to which any party purports to act as attorney-in-fact for any other party;

(viii)	the provisions of other documents incorporated into the Loan Documents by reference, although we note that it is customary practice to incorporate by reference provisions of unrecorded documents, for limited purposes; provided the foregoing shall not be deemed to limit Opinion 1 set forth above;

(ix)	the effect of action taken in the State on the ability to exercise remedies in another state;

(x)	the provisions or enforceability of that certain Intercreditor Agreement dated as of the same date as the Mortgage by and among Lender, Borrower, and The CIT Group/Business Credit, Inc.; or

(xi)	except with respect to the limited opinions expressly set forth herein, the enforceability of the Notes or the Credit Agreement.

G. We have made no investigation as to any party’s rights in (except as to the Lender’s interest created by the Loan Documents as expressly set forth in the opinions above) or title to the Property and we express no opinion as to such rights in or title to such collateral.

H. We understand that, with respect to the priority of the lien created by the Mortgage, you will rely on a title insurance policy, and, accordingly, we express no opinion on such matter.

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I. Except as specifically set forth herein, we express no opinion as to the perfection or priority of any security interest in personal property or fixtures granted pursuant to any of the Loan Documents.

J. We have not reviewed and do not opine as to whether the Property complies with applicable zoning, health, safety, building, environmental, land use or subdivision laws, ordinances, codes, rules or regulations.

K. With respect to any opinions expressed regarding security interests in personal property, the opinions expressed herein are limited to collateral in which the creation, perfection and effect of a security interest are governed by the UCC.

L. We call to your attention that the security interest created by the Borrower in proceeds of the collateral and the perfection of such security interest is limited to the extent set forth in Minn. Stat. § 336.9-315. We do not express any opinion with respect to the perfection of a security interest in any Property that constitutes cash or cash equivalents, except to the extent that they constitute proceeds under Minn. Stat. § 336.9-3 15, during any period of time when they are not held by the Lender or its agent.

M. For purposes of this Opinion, we are acting solely as members of the bar of the State and render this Opinion only with respect to the law of the State. The opinions expressed herein are based only upon applicable Minnesota laws, statutes, rules, regulations and court decisions in existence on the date hereof. We express no opinion as to the enforceability of any of the provisions of the Loan Documents on property not located in the State. Except as expressly set forth herein, we express no opinion as to the effect of (i) the choice-of-law provisions of the Loan Documents or (ii) the choice-of-law rules of the State or any other jurisdiction.

N. The opinions expressed herein apply only to those facts arid circumstances that exist as of the date hereof; and we assume no obligation or responsibility to update or supplement this Opinion to reflect any facts or circumstances occurring after the date hereof that would alter the opinions contained herein.

This Opinion is limited to the matters set forth herein. No opinion may be inferred or implied beyond the matters expressly contained herein. This Opinion may be relied upon only by the addressee hereof, and by transferees of the Credit Agreement, including any participants in the Loan and each such parties respective attorneys. In addition, this Opinion may be relied upon by any person or entity acting as agent or trustee, or any rating agency in connection with a securitization of the Loan. This Opinion may be relied upon only as expressly provided above and may not be used, quoted from, referred to or relied upon by you or by any other person for any other purpose, nor may copies be delivered to any other person, without in each instance our express prior written consent; provided, however, you may deliver copies of this Opinion to: (i)

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the accountants, attorneys and other professional advisors acting on behalf of any person entitled to rely on this Opinion in connection with the Loan or the transactions contemplated thereby, (ii) governmental regulatory agencies having jurisdiction over you to the extent disclosure of this Opinion is required by applicable law or regulation, (iii) designated persons pursuant to order or legal process of any court or governmental agency or authority of competent jurisdiction or as may be required by law, (iv) to any ratings agency involved in the securitization of the Loan, and (v) anyone expressly entitled to rely on this Opinion.

Very truly yours,

LEONARD, STREET AND DEITNARD PROFESSIONAL ASSOCIATION

By

EXHIBIT A

LOAN DOCUMENTS

1. Credit Agreement (the “Credit Agreement”) dated July 13, 2004 by and between the Borrower and the Lender setting forth certain terms and conditions of the Loan.

2. A Promissory Note in the original principal amount of $11,000,000 and a Promissory Note in the original principal amount of $2,000,000 (each, a “Note” and together, the “Notes”), each dated July 13, 2004 and made by the Borrower in favor of the Lender, which together evidence the Loan

3. Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Mortgage”) dated July 13, 2004 made by the Borrower in favor of the Lender as security for the Notes and describing certain real estate located in Owatonna, Minnesota (the “Land”), improvements and fixtures located thereon and other personal property related thereto (together with the Land, collectively referred to as the “Property”).

4. UCC-I Financing Statement (the “Financing Statement”) naming the Borrower as Debtor and the Lender as Secured Party.

Documents 1 through 4 above are collectively referred to as the “Loan Documents.”

EXHIBIT B

Good Standing Certificate

EXHIBIT G

Permitted Exceptions